UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The Williams Companies, Inc.
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ERIKA B.
Operations Supervisor
Williams

2020 PROXY STATEMENT

The Williams Companies, Inc.

WE MAKE CLEAN ENERGY HAPPEN℠

OUR MISSION

Williams is committed to being the leader in providing infrastructure that safely delivers natural gas products to reliably fuel the clean energy economy.

OUR CORE VALUES

are engrained in how we do our work every day on behalf of our stakeholders.

AT WILLIAMS, WE ARE:

- AUTHENTIC
- SAFETY DRIVEN
- RELIABLE PERFORMERS
- RESPONSIBLE STEWARDS

Williams® WE MAKE CLEAN ENERGY HAPPEN℠

MARCH 19, 2020

DEAR FELLOW WILLIAMS STOCKHOLDER:

As Chairman of the Williams Board of Directors, I am pleased to extend to you the official notice of our 2020 Annual Meeting of Stockholders.

For more than a century, the Williams name has been associated with energy, innovation and trust. We have a track record of building and operating facilities that move safe, affordable, reliable natural gas to heat and fuel the nation's clean energy economy. We have been — and continue to be — committed to doing the right thing, and we welcome the market's enhanced focus on sustainability and ESG. In fact, this new lens will ultimately reward companies like Williams who strive to do right by all stakeholders — yesterday, today and tomorrow.

We had an outstanding 2019. Highlights include:

- Record adjusted EBITDA
- Record distributable cash flow
- Record gathered volumes
- Record contracted transmission capacity
- Improved credit metrics

On behalf of the Board, I hope you will join us for this year's meeting on April 28, 2020. You are invited to vote your shares and listen to a report from management on Williams' operations. There also will be an opportunity to ask questions.

The notice of the annual meeting and proxy statement accompanying this letter provide information about the matters to be considered and acted upon at the annual meeting, as well as voting.

I look forward to seeing you at this year's meeting.

Sincerely,

Stephen W. Bergstrom
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice of the 2020 Annual Meeting of Stockholders

Date, Time, and Place

Tuesday, April 28, 2020 at 2:00 p.m. CDT

Williams Resource Center Theater, One Williams Center, Tulsa, Oklahoma 74172

Record Date

Close of business on February 28, 2020. Stockholders of record at such time will be entitled to receive notice of and to vote at the annual meeting.

Agenda

At the annual meeting, you will be asked to:

1.	Elect the 11 director nominees identified in the proxy statement;
2.	Approve the amendment to The Williams Companies, Inc. 2007 Incentive Plan;
3.	Approve the amendment to The Williams Companies, Inc. 2007 Employee Stock Purchase Plan;
4.	Approve, on an advisory basis, the Company’s executive compensation;
5.	Ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2020; and
6.	Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The Board unanimously recommends that you vote FOR each of the director nominees and FOR each of proposals 2-5 above.

Voting

Even if you intend to be present at the annual meeting, please promptly vote by proxy in one of the following ways so that your shares of common stock may be represented and voted at the annual meeting:

•	Call the toll-free telephone number;
•	Vote via the Internet; or
•	If you received a printed version of the proxy materials, mark, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope.

For instructions on voting, please see the “Questions and Answers About the Annual Meeting and Voting” section of the proxy statement, refer to the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a printed version of the proxy materials by mail, on the enclosed proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 28, 2020: The proxy statement and our 2019 Annual Report, which includes a copy of our annual report on Form 10-K, are available at www.edocumentview.com/wmb.

Please refer to the proxy statement for the 2020 Annual Meeting of Stockholders for more information, including a detailed explanation of the matters being submitted to a vote of the stockholders.

By Order of the Board of Directors,

Robert E. Riley, Jr.

Corporate Secretary

March 19, 2020

The Williams Companies, Inc. – 2020 Proxy Statement

Proxy Statement

We are providing this proxy statement as part of a solicitation by the Board of Directors (the “Board”) for use at our 2020 Annual Meeting of Stockholders and at any adjournment or postponement thereof, which may be necessary due to a national emergency, or any other reason, that makes the Company unable to hold the meeting on the date or the place as planned. We will hold the meeting in the Williams Resource Center Theater, One Williams Center, Tulsa, Oklahoma 74172 on Tuesday, April 28, 2020, at 2:00 p.m., Central Daylight Time. We expect to mail to stockholders or otherwise make available this proxy statement and accompanying proxy card beginning on March 19, 2020.

Unless the context otherwise requires, all references in this proxy statement to “Williams,” the “Company,” “we,” “us,” and “our” refer to The Williams Companies, Inc. and its consolidated subsidiaries.

The Williams Companies, Inc. – 2020 Proxy Statement

PROXY STATEMENT SUMMARY

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. It does not contain all the information that you should consider. Please read this entire proxy statement carefully before voting.

Agenda and Voting Recommendations

	Proposal	Board Vote Recommendation	Page Reference
No. 1 –	Election of Directors	FOR	16
No. 2 –	Approval of the Amendment to The Williams Companies, Inc. 2007 Incentive Plan	FOR	66
No. 3 –	Approval of the Amendment to The Williams Companies, Inc. 2007 Employee Stock Purchase Plan	FOR	74
No. 4 –	Advisory Vote on Executive Compensation	FOR	78
No. 5 –	Ratification of the Appointment of Independent Auditors	FOR	79

Corporate Governance and Structure:

•	10 of 11 director nominees, including all Audit Committee and Compensation and Management Development Committee members, are independent;

•	The Chairman of the Board is independent of our Chief Executive Officer;

•	Non-employee directors meet in executive session at each regularly scheduled Board meeting; and

•	The Board conducts an annual strategy session to discuss long-term strategy, risks, and opportunities.

Environmental, Social, and Governance:

•	Our Sustainability Report is published on our website;

•	We have committed to the ONE Future 2025 methane intensity goals for industry sectors of 0.08% for Gathering and Boosting, 0.11% for Processing, and 0.31% for Transmission and Storage;

•	Our Environmental, Health, and Safety Policy provides a safety framework for integrating safety performance into our core business activities; and

•	Our Code of Business Conduct is a comprehensive resource governing our ethical concerns and other matters.

Compensation:

•	We pay for performance: at target, at least 80% of our named executive officers’ (“NEOs”) compensation is variable based on the Company’s performance;

•	At target, 87% of our Chief Executive Officer’s compensation is at risk;

•	Our compensation programs are designed to reward officers and employees for strong operational and financial results aligned with our Company’s strategy; and

•	Annual equity awards provide the most significant differentiation in pay and performance.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance and Board Matters

Corporate Governance

General

Our Board believes that strong corporate governance is critical to achieving our performance goals and to maintaining the trust and confidence of investors, employees, customers, business partners, regulatory agencies, and other stakeholders.

Corporate Governance Guidelines

Our Corporate Governance Guidelines provide a framework for the governance of Williams and address the operation, structure, and practice of the Board and its committees. The Corporate Governance Guidelines can be found in the Governance section of our website. The Nominating and Governance Committee reviews these guidelines at least annually and recommends changes to the Board as necessary.

Strategic Planning

During the year, the Board meets with management to discuss and approve strategic plans, financial goals, capital spending, and other factors critical to successful performance. The Board also reviews the Company’s long-term strategic planning at least annually and monitors the implementation of the Company’s strategic plan throughout the year. During Board meetings, directors review key issues and financial performance. In 2019, the Board met privately with the CEO and met in executive session at each regular Board meeting and additionally as required. Further, the CEO regularly communicates with the Board regarding the implementation of the Company’s strategic and financial plans.

Board/Committee/Director Evaluations

The Board and each of its committees conduct annual evaluations and self-assessments. The process is reviewed annually by the Nominating and Governance Committee which considers general trends and feedback regarding the prior year’s evaluations. In addition, the Corporate Governance Guidelines and the Nominating and Governance Committee Charter provide that individual directors will be evaluated as necessary.

Chief Executive Officer Evaluation and Management Succession

The Board and the CEO annually discuss and collaborate to set the CEO’s performance goals and objectives. The Board annually meets in executive session to assess the CEO’s performance. The Board, in conjunction with the Compensation and Management Development Committee, maintains a process for planning orderly succession for the CEO and other executive officer positions and oversees executive officer development.

Board Leadership Structure

Pursuant to our By-laws and Corporate Governance Guidelines, the positions of Chairman of the Board and CEO may be held by the same or different persons. At this time, the Board believes that having an independent Chairman of the Board is the most appropriate Board leadership structure. However, the Board has the flexibility to revise this structure based upon its periodic assessment and review of the Company’s needs and leadership. In this regard, Alan S. Armstrong currently serves as our President and CEO, and Stephen W. Bergstrom serves as our Chairman of the Board. The Board believes that having an independent Chairman aids in the Board’s oversight of management and promotes communications among the Board, the CEO, and other members of senior management. In addition, having a separate Chairman of the Board and CEO allows Mr. Armstrong to focus on his responsibilities in managing the Company.

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CORPORATE GOVERNANCE AND BOARD MATTERS

The responsibilities of the Chairman of the Board include:

•	presiding over meetings of the Board and executive sessions of the independent directors;

•	overseeing the planning of the annual Board calendar and, in consultation with the CEO, scheduling and setting the agendas for meetings of the Board and its committees;

•	overseeing the appropriate flow of information to the Board;

•	acting as liaison between the independent directors and management;

•	assisting the Chairs of the various Board committees in preparing agendas for committee meetings;

•	chairing the Company’s annual meeting of stockholders; and

•	performing other functions and responsibilities referred to in the Corporate Governance Guidelines or requested by the Board from time to time.

Board Oversight of Williams’ Risk Management Processes

The Board has oversight responsibility regarding the assessment of the major risks inherent in our business. Accordingly, the Board reviews management’s efforts to address and mitigate risks, including strategic, regulatory, compliance, operational, financial, reputational, and cybersecurity risks, among others. The Board reviews risk in the context of discussions, question and answer sessions, and management reports at each regular Board meeting. The Board also evaluates the risks inherent in significant transactions. While the Board is ultimately responsible for risk oversight, the committees of the Board assist it in fulfilling its oversight responsibilities. The Board’s committees do so by considering the risks within their respective areas of expertise. For example:

•

The Audit Committee oversees risks involving financial reporting and related internal controls. As part of this process, the Audit Committee meets periodically with management to review, discuss, and provide oversight with respect to our processes and controls, including controls to assess, monitor, manage, and mitigate potential significant risk exposures relating to the integrity of the Company’s financial statements and related compliance with legal and regulatory requirements. In providing such oversight, the Audit Committee may also discuss such processes and controls with our internal and independent auditors.

•

The Compensation and Management Development Committee oversees risks associated with compensation program design including by reviewing whether there are risks that are reasonably likely to have a material adverse effect on us. Such committee also addresses risks relating to management development and retention.

•

The Environmental, Health, and Safety Committee oversees risk management relating to environmental, health, and safety matters, including oversight of management’s safety-related policies and procedures.

•

The Nominating and Governance Committee considers structural governance and composition matters including recommending to the Board the allocation of oversight responsibilities to the Board committees.

At each regular Board meeting, the Board receives reports on significant committee activities. Certain risks, such as cybersecurity, are deemed to be of such importance to the Company that oversight is addressed by the full Board. In addition, risk management is incorporated in the Company’s strategic planning process, which is periodically reviewed by the Board.

Management also plays an important role in implementing the processes and procedures designed to mitigate risk and assisting the Board in the exercise of its oversight function. For example, we use a risk-based prioritization system, involving risk ranking and risk reduction estimates, in evaluating opportunities. This risk prioritization, as well as cost and other inputs, inform the proposed selection of opportunities proposed to the Board to be executed within a budget year. We also have a Chief Ethics and Compliance Officer who oversees our corporate ethics and compliance program (including Federal Energy Regulatory Commission compliance), our Code of Business Conduct training, and compliance with Company policies, standards, and procedures. Our Chief Ethics and Compliance Officer, or his delegee, and the General Counsel report, on an as needed basis, to the Audit Committee regarding Code of Business Conduct matters and calls to our ethics hotline related to accounting and

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auditing concerns. Such officers also report throughout the year to the Nominating and Governance Committee regarding all other Code of Business Conduct concerns and calls to our ethics hotline. At least annually, our Chief Ethics and Compliance Officer, or his delegee, and our General Counsel meet with the Nominating and Governance Committee to review the effectiveness of our corporate ethics and compliance program.

Management also periodically engages in a review of the critical risks to the Company and establishes and implements policies and procedures to address and mitigate such risks. For instance, we have a Chief Information Officer who assesses our information security and oversees our enterprise-wide cybersecurity risk management program. Such program includes, among other elements, mandatory cybersecurity training for our employees and third-parties who may have access to our systems, the maintaining of industrial control systems which meet or exceed industry cybersecurity standards, the ongoing evaluation of the threat landscape and, as needed, the engagement of independent, third-party experts. The Chief Information Officer also, at least annually, meets with the Board to present a cybersecurity update, including an analysis of our cybersecurity risk management program’s strengths, weaknesses, opportunities, and cyber threats to the Company.

Executive Sessions of Non-Employee Directors

Non-employee directors meet without management present at each regularly scheduled Board meeting. Additional meetings may be called by the Chairman of the Board in his discretion or at the request of the Board.

Director Independence

Our Corporate Governance Guidelines require that all members of the Board, except our CEO, be “independent” directors as defined by the rules of the New York Stock Exchange (“NYSE”). Our Corporate Governance Guidelines also require that the Board annually determine whether our directors are independent. In evaluating independence, the NYSE’s rules require that the Board affirmatively determine that a director has no material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Certain relationship and transactional standards, including specified dollar and percentage threshold amounts, are also set forth in the NYSE’s independence rules which, if exceeded, would disqualify a director from being independent. Prior to making a recommendation to the Board, our Nominating and Governance Committee considers relationships, which, while not constituting related party transactions in which a director had a direct or indirect material interest, nonetheless involved transactions between the Company and a company with which a director is affiliated, whether through employment status or by virtue of serving as a director. Included in the Nominating and Governance Committee’s review were the following transactions, which occurred in the ordinary course of business. All matters described below fall below the relevant thresholds for independence as set forth in the NYSE’s rules:

Director	Matters Considered
Stephen W. Bergstrom	Ordinary course business transactions with Third Coast Midstream, LLC (f/k/a American Midstream Partners, LP)
Nancy K. Buese	Ordinary course business transactions with Newmont Mining Corporation
Charles I. Cogut	Ordinary course business transactions with Air Products & Chemicals, Inc.
Kathleen B. Cooper	Ordinary course business transactions with Deutsche Bank Trust Corporation
Vicki L. Fuller	Ordinary course business transactions with Fidelity Investments, Inc.
Peter A. Ragauss	Ordinary course business transactions with Apache Corp.
William H. Spence	Ordinary course business transactions with PPL Corporation

Based on the evaluations performed and recommendations made by the Nominating and Governance Committee, in January 2020, the Board affirmatively determined that each of Mr. Bergstrom, Ms. Buese, Mr. Chazen, Mr. Cogut, Mr. Creel, Ms. Fuller, Mr. Ragauss, Mr. Sheffield, Mr. Smith, and Mr. Spence are independent as defined by the NYSE’s rules. Dr. Cooper, a current director who has reached the Board’s mandatory retirement

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age and will not be standing for reelection at the 2020 Annual Meeting of Stockholders, was also determined by the Board to be independent. Mr. Armstrong, our President and CEO, as well as a director, is not independent because of his role as an executive officer of the Company.

In addition to the NYSE’s independence requirements generally applicable to directors, all members of our Audit Committee and Compensation and Management Development Committee must meet heightened independence standards imposed by the NYSE and the Securities and Exchange Commission (“SEC”). Based on evaluations performed and recommendations made by the Nominating and Governance Committee, in January 2020, the Board determined that all members of our Audit Committee and Compensation and Management Development Committee satisfy the heightened independence requirements imposed by the NYSE and the SEC applicable to members of such committees.

Transactions with Related Persons

The Board has adopted written policies and procedures with respect to related person transactions. Any proposed related person transaction involving a director must be reviewed and approved by the full Board. The Nominating and Governance Committee reviews proposed transactions with any other related persons, promoters, and certain control persons that would otherwise be required to be disclosed in our SEC filings. If convening a Nominating and Governance Committee meeting before a related person transaction occurs is impractical, the committee Chair may review the transaction alone.

No director may participate in any review, consideration, or approval of any related person transaction with respect to which such director or any of his or her immediate family members is the related person. The Nominating and Governance Committee or its Chair, or the Board, as the case may be, may approve, in good faith, only those related person transactions that are in, or not inconsistent with, the Company’s best interests and the best interests of our stockholders. In conducting a review of whether a transaction is in, or is not inconsistent with the Company’s best interest and its stockholders, the Nominating and Governance Committee or its Chair, or the Board, as the case may be, will consider, among other things, the benefits of the transaction to the Company, the availability of other sources for comparable products or services, the terms of the transaction, the terms available to unrelated third-parties and to employees generally, and the nature of the relationship between the Company and the related party. There were no transactions that required review or approval by the Nominating and Governance Committee, its Chair, or the full Board in 2019.

Outside Board Service

Our Corporate Governance Guidelines limit the service of our directors on publicly held company boards and investment company boards to no more than four, including our Board, provided that our CEO is limited to service on one non-affiliated public company board.

Majority Vote Standard

The Board has a majority vote standard for the election of directors in uncontested elections. Each of our directors executed an irrevocable resignation that will become effective if he or she fails to receive a majority of the votes cast in an uncontested election and the Board accepts such resignation. If a director fails to receive the required votes for election, the Nominating and Governance Committee will act on an expedited basis to determine whether to recommend acceptance of the resignation. The Nominating and Governance Committee will then submit its recommendation for consideration by the Board. The Board will act on the recommendation, and publicly disclose its decision, within 90 days from the certification date of the election results. The Board expects the director whose tendered resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to make such recommendation or to accept a director’s tendered resignation. If the Board accepts a director’s resignation, the Nominating and Governance Committee will recommend to the Board whether to fill such vacancy or reduce the size of the Board.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Director Attendance at Annual Meeting of Stockholders

We have a policy that all directors are expected to attend our annual meeting of stockholders. All Board members attended the 2019 Annual Meeting of Stockholders.

Stockholder Engagement

We are committed to ongoing, constructive, and meaningful engagement with our stockholders. During 2019, members of our executive management team attended 15 investor conferences, engaged in two non-deal roadshows where they met with existing and potential stockholders, and hosted our annual analyst day. Presentations from these meetings and conferences are usually posted on the Investor page of our website. Our Board also periodically invites representatives of our large investors to present at our Board meetings where such representatives may share their perspectives on the Company and our industry. Investors occasionally travel to our headquarters and meet with our management. We also regularly engage with investors concerning environmental, social, and governance (“ESG”) matters. These various engagements allow us to receive in-person feedback concerning our operational, financial, and strategic results, as well as ESG matters important to stockholders.

In addition, we host a quarterly earnings call during which our executive management team responds to analyst questions regarding both historical results and forward-looking information. Transcripts of our quarterly earnings calls, including the question and answer sessions, are posted to our website. In addition to the required reports which we file with the SEC, we make available on our website earnings analyst packages, investor presentations, and other reports with supplementary financial and operational information, including our Sustainability Report which contains ESG-related information. In addition to having a dedicated Investor Relations group which receives and responds to stockholder telephone calls and other communications, we also provide a means for stockholders to communicate directly with our Board, as provided under “Communications with Directors” below.

Communications with Directors

Any stockholder or other interested party may communicate with our directors, individually or as a group, by contacting our Corporate Secretary or our Chairman of the Board. The contact information is maintained through the Investors page of our website at www.williams.com.

The current contact information is as follows:

The Williams Companies, Inc.	The Williams Companies, Inc.
One Williams Center, MD 49	One Williams Center, MD 47
Tulsa, Oklahoma 74172	Tulsa, Oklahoma 74172
Attn: Chairman of the Board	Attn: Corporate Secretary

Communications will be forwarded to the relevant director(s) except for solicitations or other matters not related to the Company.

Code of Ethics

Our Code of Business Conduct is applicable to all employees, including our CEO, Chief Financial Officer, and Chief Accounting Officer, as well as our directors.

How to Obtain Copies of our Governance-Related Documents

The following documents are available through the Investors page of our website at www.williams.com:

•	Corporate Governance Guidelines;

•	Williams Code of Business Conduct; and

•	Charters for the Audit Committee, the Compensation and Management Development Committee, the Nominating and Governance Committee, and the Environmental, Health and Safety Committee.

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CORPORATE GOVERNANCE AND BOARD MATTERS

If you prefer to receive printed copies of these documents, please send a written request to our Corporate Secretary at The Williams Companies, Inc., One Williams Center, MD 47, Tulsa, Oklahoma 74172.

Prohibition on Employee, Officer and Director Hedging

As part of our Williams Policy on Securities Trading, we prohibit employees (including officers) and directors (“Covered Persons”) (i) from engaging in short sales of any Williams securities, or (ii) from engaging in hedging transactions or speculative transactions involving any Williams securities, including but not limited to option contracts, puts, calls, straddles, collars, hedges, swaps, forward contracts, exchange funds, or any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of any Williams securities. Williams securities include, without limitation, common stock, debt, options for common stock, and any other derivative or non-derivative securities that Williams may issue from time to time, as well as derivative securities relating to the stock of Williams that are not issued by Williams or a subsidiary, such as exchange-traded put or call options, or swaps. Williams securities also include equity awards or stock options granted as compensation under any of Williams’ compensation or benefit plans. The restrictions in our Williams Policy on Securities Trading applicable to Covered Persons also apply to Covered Persons’ family members, others living in Covered Persons’ households, and entities that are directed by or subject to Covered Persons’ influence or control.

Environmental, Social, and Governance (ESG) Matters

During the last several years, we have significantly enhanced our ESG policies and practices including voluntarily increasing public disclosure of our environmental impact through our Sustainability Report, which we published in June 2019, and filing with the CDP (formerly the Carbon Disclosure Project). We have also recently hired a leader who will be dedicated to coordinating ESG activities and overseeing our internal ESG reporting teams. Oversight for the Company’s ESG efforts resides with the Board and its committees. In particular, the Nominating and Governance Committee has oversight and guidance responsibility for ensuring that the Board, its respective committees, and management are devoting adequate attention to ESG matters. It accomplishes this task through assigning directors to committees where their experience can be most effectively utilized, by reviewing and developing committee charters, through Board and committee evaluations, and by receiving periodic management reports on ESG topics. The Nominating and Governance Committee also recommends to the Board which committees should have oversight of specific responsibilities and other matters. In turn, the Board committees execute oversight for the Company’s ESG program based upon their respective areas of expertise and responsibility. These responsibilities are described in detail below and elsewhere in this proxy statement, but examples include the following: the Environmental, Health and Safety Committee has oversight for environmental and safety matters, and ensuring the proper focus and resources are being devoted by management to these areas; the Compensation and Management Development Committee addresses social issues such as management diversity and ensuring the Company has a pay for performance culture; and the Nominating and Governance Committee has direct responsibility for governance matters, such as director selection, in addition to its broader ESG oversight responsibility.

Our ESG philosophy is to focus our efforts in areas that are significant to the long-term sustainability of our business. We believe this focus best serves all stakeholders, including stockholders, employees, and the communities where we do business. For example, we previously engaged an outside vendor to assist us with an enterprise-wide materiality assessment to determine which ESG topics have the most impact to the Company. The Company then focused its’ efforts to address such ESG topics. During 2019, we utilized internal steering and execution teams to focus on sustainability reporting regarding such ESG topics. Those teams developed an ongoing reporting process which enhances our transparency to stakeholders. The result of such teams’ efforts was the creation of our Sustainability Report which is available on our website. We expect to annually review and issue updated sustainability reports. Among other matters, our Sustainability Report addresses matters relating to environmental stewardship (including climate change, methane reduction initiatives, and greenhouse gas emissions), safety, community engagement, and ethics and integrity. As discussed below and elsewhere in this

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CORPORATE GOVERNANCE AND BOARD MATTERS

proxy statement, we already have many standards, structures, and initiatives that address ESG matters. Accordingly, we view the preparation of our Sustainability Report to be an evolution of the initiatives we previously undertook and an opportunity to continue to identify areas for further focus. A description of certain facets of our ESG-related initiatives, programs, and actions follows on the next page.

Jennifer H., Project Analyst II, Tulsa, Okla.

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CORPORATE GOVERNANCE AND BOARD MATTERS

“Sustainability grounded in sensibility is nothing new at Williams. We’ve worked to create value responsibly since our humble beginnings more than 100 years ago.”

Alan Armstrong

President and CEO, Williams

Environmental, Health & Safety

•  Our Board-level Environmental, Health and Safety (“EH&S”) Committee is charged with oversight of EH&S matters and is committed to keeping Williams operating safely, reliably, and in a way that avoids, minimizes, and helps mitigate environmental impact.

•  Our EH&S Policy requires not only that we meet or exceed applicable EH&S laws and regulations, but also facilitates a full and open discussion to address responsible standards and practices where laws and regulations do not exist.

•  We developed the Williams Integrated Management System which defines how we manage and reduce physical risk to our assets, the environment, and people.

•  We have a Pipeline Integrity Management Plan that identifies additional safety procedures that we implement on liquid and gas transmission pipelines where a pipeline spill might have significant adverse impacts.

•  We are a member of Our Nation’s Energy Future Coalition, Inc. (“ONE Future”) which has a collective membership target to reduce methane emissions in the natural gas supply chain to 1% by 2025. Williams has committed to the ONE Future 2025 methane intensity goals for industry sectors of 0.08% for Gathering and Boosting, 0.11% for Processing, and 0.31% for Transmission and Storage.

•  While designing, constructing, and operating our pipeline system, we demonstrate our commitment to protecting environmentally and culturally sensitive areas by:

–  Conducting environmental assessments and archaeological surveys;

–  Using environmentally sensitive construction techniques;

–  Siting pipelines along existing rights of way, roadways, or utility corridors if feasible;

–  Maintaining an open dialogue with neighboring communities; and

–  Conducting our operations in a manner that protects human health and the environment.

Social

•  We position ourselves as an employer of choice by offering industry competitive compensation, including a comprehensive benefits package to provide for the health and welfare and retirement needs of our employees.

•  We have policies and standards demonstrating respect for the dignity of the individual:

–  Our Code of Business Conduct provides a comprehensive resource governing ethical concerns, employee privacy and workplace matters, legal compliance, and other matters.

–  Our Equal Employment Opportunity Policy commits us to fairly treating all employees and candidates, without regard to characteristics having no bearing on job performance.

–  Our Prohibition of Workplace Discrimination and Harassment Policy addresses many forms of unwanted attention, including sexual harassment.

–  Our Human Rights Policy Statement commits us to respect principles aimed at promoting, protecting, and supporting all internationally recognized human rights and to avoid complicity in human rights abuses.

•  We capture critical metrics regarding workplace/human capital management, as well as other metrics and investments, in the Performance Data Table included in our Sustainability Report available on our website.

•  Our Community Relations Team implements our community giving strategy including our matching gifts program, which matches employee, board member, and retiree contributions to eligible non-profit organizations, and the homegrown giving grants program, in which grants are made to any eligible non-profit organization in communities where Williams employees are involved.

Governance We fervently believe in good corporate governance. Please see our disclosures in “Corporate Governance and Board Matters – Corporate Governance” above.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board and Committee Structure and Meetings

Board Meetings

Directors actively participate in Board and committee meetings. Meeting materials are distributed in advance of each regular Board meeting so that directors can prepare for meeting discussions.

The full Board met seven times in 2019. Each director attended at least 75 percent of the aggregate of the Board and applicable committee meetings held in 2019.

Board Committees

The Board has four standing committees: Audit, Compensation and Management Development, Nominating and Governance, and Environmental, Health and Safety. Each standing committee has a charter adopted by the Board. Each committee chair gives a committee report to the full Board at each regular Board meeting. The Board elects each committee’s members and chair annually. Each committee has authority to retain, approve fees for, and terminate advisors as it deems necessary to assist in the fulfillment of its responsibilities. The chart below shows the current composition of the committees and the number of committee meetings held in 2019.

Director	Audit	Compensation and Management Development	Nominating and Governance	Environmental, Health, and Safety

Alan S. Armstrong

Stephen W. Bergstrom (Chairman of the Board)

Nancy K. Buese

Stephen I. Chazen

Charles I. Cogut

Kathleen B. Cooper*

Michael A. Creel

Vicki L. Fuller

Peter A. Ragauss

Scott D. Sheffield

Murray D. Smith

William H. Spence

Number of meetings in 2019	8	4	4	4

    Committee Chair

      Committee Member

*	Dr. Cooper has reached the Board’s mandatory retirement age and will not be standing for reelection at the 2020 Annual Meeting of Stockholders.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Responsibilities
The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee:

•  appoints, evaluates, and approves the compensation of our independent registered public accounting firm;

•  assists the Board in fulfilling its responsibilities for generally overseeing Williams’ financial reporting processes and the audit of Williams’ financial statements, including the integrity of Williams’ financial statements, Williams’ compliance with legal and regulatory requirements, and risk assessment and risk management;

•  reviews the qualifications and independence of the independent registered public accounting firm;

•  reviews the performance of Williams’ internal audit function and the independent registered public accounting firm;

•  reviews Williams’ earnings releases;

•  oversees investigations into complaints concerning financial matters;

•  reviews with the General Counsel, and/or the Chief Ethics & Compliance Officer as needed, any actual and alleged violations of the Code of Business Conduct;

•  reviews annually its charter and performance; and

•  prepares the Report of the Audit Committee for inclusion in the annual proxy statement.

Independence Requirements

The Board has determined that Stephen I. Chazen, Charles I. Cogut, Michael A. Creel, Vicki L. Fuller, Peter A. Ragauss, and William H. Spence, comprising all current members of the Audit Committee, meet the heightened independence requirements under the NYSE’s rules for persons serving on audit committees.

Financial Literacy, Experts

The Board has determined that:

•  all the members of the Audit Committee are “financially literate” as defined by the NYSE rules;

•  all members of the Audit Committee, except for Charles I. Cogut, qualify as audit committee financial experts as defined by the SEC.

No member of the Audit Committee may serve on more than three public company audit committees, including the Company’s Audit Committee, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve. As of the date of this proxy statement, no member of the Audit Committee is serving on more than three public company audit committees.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Responsibilities

The Environmental, Health and Safety Committee:

•  oversees, considers, and evaluates EH&S matters and engages directly with management and its advisors, who from time-to-time provide reports, analyses, and other information as may be requested by the Committee;

•  provides oversight for the Company’s EH&S processes including ensuring compliance with applicable legal and regulatory requirements and evaluation of ways to address EH&S matters as part of the Company’s business operations and strategy;

•  oversees management’s monitoring and enforcement of the Company’s policies to protect the health and safety of employees, contractors, customers, the public, and the environment;

•  reviews, monitors, and reports to the Board on the Company’s performance and activities related to EH&S matters;

•  to the extent deemed advisable by the Committee, engages independent advisors to serve the Committee’s needs;

•  makes recommendations to the Board regarding actions to be taken with respect to EH&S matters; and

•  reviews annually its charter and performance.

David C., Operations Technician III, Rocky Mountain Midstream, Longmont, Colo.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Responsibilities

The Compensation and Management Development Committee:

•  approves executive compensation philosophy, policies, and programs that align the interests of our executive officers with those of our stockholders;

•  oversees the material risks associated with compensation structure, policies, and programs;

•  assesses the results of the advisory votes on executive compensation;

•  recommends to the Board equity-based compensation plans;

•  recommends to the Board cash-based incentive compensation plans for the NEOs and other executives;

•  sets corporate goals and objectives for compensation for the NEOs and other executives;

•  evaluates the NEOs’ and certain other executives’ performance in light of those goals and objectives;

•  approves the NEOs’ and certain other executives’ compensation, including salary, incentive compensation, equity-based compensation, and any other remuneration;

•  reviews annually succession plans relating to the CEO and other executive officer positions, including plans to develop diverse candidates for leadership roles;

•  approves, amends, modifies, or terminates, in its settlor (non-fiduciary) capacity, the terms of any benefit plan that does not require stockholder approval;

•  reviews and discusses with management and, based on the review and discussions, recommends to the Board the Compensation Discussion and Analysis required by the SEC for inclusion in the annual proxy statement and annual report on Form 10-K;

•  reviews annually and recommends to the Board the appropriate compensation of non-employee directors;

•  develops, reviews, and recommends for Board approval, and then monitors the directors’ and executive officers’ compliance with, Williams’ stock ownership policy;

•  reviews and recommends for Board approval the terms of Williams’ change-in-control program;

•  assesses any potential conflicts of interest raised by the compensation consultants retained by management or the Committee and assesses the independence of any Compensation and Management Development Committee advisor; and

•  reviews annually its charter and performance.

Independence Requirements

The Board has determined that all members of the Compensation and Management Development Committee meet the heightened independence requirements under the NYSE’s rules for persons serving on compensation committees.

Independent Executive Compensation Advisor

The Compensation and Management Development Committee has selected and retained Frederic W. Cook & Co., an independent executive compensation consulting firm, to provide competitive market data and advice related to the CEO’s compensation level and incentive design; review and evaluate management-developed market data and recommendations on compensation levels, incentive mix, and incentive design for NEOs and certain other executives (excluding the CEO); develop the selection criteria and recommend comparator companies for executive compensation and performance comparisons; provide information on executive compensation trends and their implications to Williams; and provide competitive market data and advice on non-employee director compensation.

The Compensation and Management Development Committee evaluates the independence of Frederic W. Cook & Co., including consideration of the factors specified in Rule 10C-1 under the Exchange Act and the NYSE’s rules, to ensure that the advisors maintain objectivity and independence when rendering advice to the Committee. Frederic W. Cook & Co. does not provide any additional services to Williams. The compensation consultant reports to the Compensation and Management Development Committee and is independent of management. The Compensation and Management Development Committee has determined that the services Frederic W. Cook & Co. provides to the Committee do not create a conflict of interest.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Responsibilities
The Nominating and Governance Committee:

•  develops and recommends director qualifications to the Board;

•  identifies and recommends director candidates to the Board;

•  reviews candidates recommended or nominated by stockholders;

•  recommends to the Board the individual, or individuals, to be the Chairman of the Board and the CEO;

•  reviews the CEO’s recommendations for individuals to be officers;

•  monitors significant developments in the regulation and practice of corporate governance;

•  provides oversight and guidance with regard to ESG matters;

•  reviews the size, structure, and composition of the Board and its committees and recommends any changes to the Board;

•  conducts a preliminary review of director independence and the financial literacy and expertise of the Audit Committee members;

•  recommends assignments to the Board committees;

•  oversees and assists the Board in the review of the Board’s performance and reviews its own performance;

•  reviews annually each standing committee’s charter, the Corporate Governance Guidelines, and the Williams Code of Business Conduct;

•  oversees and reviews risks relating to Williams’ ethics and compliance programs and annually reviews Williams’ policies and procedures regarding compliance with the Code of Business Conduct;

•  reviews annually the implementation and effectiveness of the Company’s ethics and compliance program with the General Counsel and/or the Chief Ethics & Compliance Officer, as applicable;

•  reviews transactions between Williams and related parties;

•  reviews stockholder proposals and correspondence and recommends responses to such proposals or correspondence when necessary;

•  reviews our directors’ current service and requests to serve on boards of other companies; and

•  reviews the performance of individual directors as necessary.

Consideration of Nominees

The Nominating and Governance Committee is responsible for developing and recommending to the Board qualifications and criteria for identifying and assessing Board membership candidates. The process for selecting a director nominee starts with a preliminary assessment of each candidate based upon his or her resume and other biographical and background information, and his or her willingness to serve. The Nominating and Governance Committee considers prior performance and contributions of any director nominee who has served as a member of the Board. A candidate’s qualifications are then evaluated against the criteria set forth in “Proposal 1 — Election of Directors,” as well as the specific needs of the Company at the time. Qualified new candidates are interviewed by the Chairman of the Board and the Chair of the Nominating and Governance Committee. Candidates may then meet with other directors and senior management. At the conclusion of this process, the Nominating and Governance Committee may recommend, and the Board act, to appoint the candidate to the Board and recommend him or her for election by our stockholders at the next annual meeting. The Nominating and Governance Committee may source candidates through outside search firms when necessary and uses the same process to evaluate all candidates regardless of the source of the nomination.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Director Recommendations and Nominations

The Nominating and Governance Committee will consider written recommendations from stockholders for director nominations. If you wish to recommend a candidate for consideration by the Nominating and Governance Committee, please forward the candidate’s name and a detailed description of the candidate’s qualifications, a document indicating the candidate’s willingness to serve, and evidence that you own Williams stock to: The Williams Companies, Inc., One Williams Center, MD 47, Tulsa, Oklahoma 74172, Attn: Corporate Secretary.

In addition to being able to recommend candidates for nomination by our Board, our By-laws provide that stockholders may nominate candidates for election at an annual meeting of stockholders. To do so, the stockholder must be a stockholder of record when notice to the Company is given and on the record date for the determination of the stockholders entitled to vote at such annual meeting of stockholders. The stockholder must also satisfy the procedures provided in our By-laws, including the notice procedures described below.

The notice of a stockholder nomination for the election of a director must be in proper written form as specified in our By-laws. The notice must be received by our corporate secretary at our principal executive offices not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, prior to the anniversary of the date of the immediately preceding annual meeting of stockholders. Accordingly, to be timely for our 2021 Annual Meeting of Stockholders, such notice must be received by our corporate secretary not earlier than December 29, 2020 and not later than January 28, 2021.

In addition to the above method for stockholders to make director nominations at a meeting of stockholders, our By-laws contain a “proxy access” provision. Pursuant to such provision, a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years as of the date of the stockholder notice, may nominate and include in our proxy materials director candidates constituting up to two directors or 20% of the Board, whichever is greater, provided that the stockholder(s) continue to own such amount of shares through the annual meeting of stockholders. The stockholder(s) and the nominee(s) must also satisfy all other requirements specified in our By-laws, including providing certain securities schedules to be filed with the SEC.

Under the proxy access option, the notice must be received by our corporate secretary at our principal executive offices not later than the close of business on the 120th calendar day, nor earlier than the close of business on the 150th calendar day, prior to the anniversary of the date (as stated in our proxy materials) the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders. Accordingly, to be timely for our 2021 Annual Meeting of Stockholders, such notice must be received by our corporate secretary not earlier than October 20, 2020 and not later than November 19, 2020.

In both options described above, to be an eligible nominee for election as a director, a nominee will have to satisfy the requirements specified in our By-laws, including the timely delivery of the following: a written representation and agreement, a completed and executed director questionnaire, and certain additional information specified in our By-laws.

The above described notices and procedures are summaries and do not purport to be complete. For further information, please refer to our By-laws which are included as an exhibit to our annual report on Form 10-K filed with the SEC and which are also available on our website at www.williams.com. For information concerning submitting a proposal regarding matters other than the election of directors, please see “May I submit a proposal for consideration at the 2021 Annual Meeting of Stockholders?”

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PROPOSAL 1

PROPOSAL 1        ELECTION OF DIRECTORS

The Board unanimously recommends a vote “FOR” the election of the director nominees named in Proposal 1.

Our restated certificate of incorporation provides that the Board must consist of between five and 17 members, with the actual number of directors at any time to be determined by the Board. Our Board is declassified; therefore, each director nominee is considered for a term expiring at the Company’s next annual meeting of stockholders. Unless otherwise instructed, the individuals designated by the Board as proxies intend to vote to elect Messrs. Armstrong, Bergstrom, Chazen, Cogut, Creel, Ragauss, Sheffield, Smith, and Spence, and Mmes. Buese and Fuller. Should any of these nominees become unable for any reason to stand for election as a director, the designated proxies will vote to elect another nominee recommended by the Nominating and Governance Committee. Alternatively, the Board may choose to reduce its size.

Director Nominee Experience and Qualifications

At each of its regularly scheduled meetings, in satisfaction of our Corporate Governance Guidelines, the Nominating and Governance Committee evaluates the composition of the Board to assess the director skills and experience that are currently represented, as well as the skills and experience that, given the Company’s current situation and strategic plans, the Board may find valuable in the future. While the Nominating and Governance Committee does not have a formal diversity policy, it seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the Board’s diversity in such areas as geography, race, gender, ethnicity, and age. The Nominating and Governance Committee annually assesses the Board’s diversity as part of the director selection and nomination process. This assessment enables the Board to update, if necessary, the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve. For Board membership, the Nominating and Governance Committee considers the appropriate balance of experience, skills, and attributes that best suits the needs of the Company and our stockholders. Such committee also develops long-term Board succession plans to ensure that an appropriate balance of skills and experience is maintained.

The minimum qualifications and attributes that the Nominating and Governance Committee believes a director nominee must possess include:

•	an understanding of business and financial affairs and the complexities of a business organization;

•	genuine interest in Williams and in representing all our stockholders;

•	a willingness and ability to spend the time required to function effectively as a director;

•	an open-minded approach and the resolve to make independent decisions on matters presented for consideration;

•	a reputation for honesty and integrity beyond question;

•	independence as defined by the NYSE and qualifications otherwise required in accordance with applicable law or regulation;

•	strong intellectual capital, performance enhancing ideas, and strong networks that contribute to stockholder value;

•	ability to enhance the decision-making process by bringing relevant knowledge, an understanding of rigorous analysis, and a desire for constructive engagement; and

•	demonstrated, seasoned judgment for decisions involving broad and multi-faceted issues.

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PROPOSAL 1

In evaluating the director nominees and in reviewing the qualifications and experience of the directors continuing in office, the Nominating and Governance Committee considered a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the Company’s needs. For incumbent directors, the factors also include past performance on the Board. Among other things, the Board has determined that it is important to have individuals on the Board with the skills, experiences, and attributes in the areas or with the attributes listed below:

• Energy Industry	• Financial and Accounting

• Executive Leadership	• Securities and Capital Markets

• Engineering and Construction	• Diversity

• Strategy Development and Risk Management	• Information Technology (including cybersecurity)

• Operating	• Corporate Governance

• Environmental	• Legal

• Marketplace Knowledge	• Public Policy and Government

Set forth below and on the following pages is certain information related to the director nominees, individually and in the aggregate.

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PROPOSAL 1

Director Nominee Matrix: Skills, Experience, and Attributes

Each director nominee is individually qualified to make unique and substantial contributions to our Board. Collectively, their diverse viewpoints and independent-mindedness enhance the quality and effectiveness of Board deliberations and decision making that will contribute to the effective oversight of the Company. This blend of skills, experience, and attributes is summarized below.

Armstrong Bergstrom Buese Chazen Cogut Creel Fuller Ragauss Sheffield Smith Spence Energy Industry Executive Leadership Engineering and Construction Strategy Development and Risk Management Operating Environmental Marketplace Knowledge Financial and Accounting Securities and Capital Markets Diversity Information Technology Corporate Governance Legal Public Policy and Government

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PROPOSAL 1

ALAN S. ARMSTRONG Director since 2011 President and Chief Executive Officer

Alan S. Armstrong, 57, has served as a director and President and Chief Executive Officer of the Company since 2011. During his tenure, Williams has expanded its reach, currently touching about 30 percent of all U.S. natural gas volumes, through gathering, processing, transportation, and storage services. In addition, Mr. Armstrong served as Chairman of the Board and Chief Executive Officer of the general partner of Williams Partners L.P. (“WPZ”), the master limited partnership that, prior to its 2018 merger with Williams, owned most of Williams’ gas pipeline and domestic midstream assets. Prior to being named as Williams’ CEO, Mr. Armstrong led the Company’s North American midstream and olefins businesses through a period of growth and expansion as Senior Vice President – Midstream. Previously, Mr. Armstrong served as Vice President of Gathering and Processing from 1999 to 2002; Vice President of Commercial Development from 1998 to 1999; Vice President of Retail Energy Services from 1997 to 1998; and Director of Commercial Operations for the Company’s midstream business in the Gulf Coast region from 1995 to 1997. He joined Williams in 1986 as an engineer. Mr. Armstrong serves on the board of directors of BOK Financial Corporation. He also serves on the board of directors of the American Petroleum Institute, and is a member of the National Petroleum Council, currently serving as the chair of the National Petroleum Council’s Energy Infrastructure Study on Changing Dynamics of Oil & Gas Infrastructure. He is past president of the GPA Midstream Association. He is also a former board member of Access Midstream Partners, GP, LLC. Mr. Armstrong serves on the boards of several education-focused organizations, including as a member of the Board of Trustees of the University of Oklahoma Foundation and Junior Achievement, USA. Mr. Armstrong is also a member of the boards of The Williams Foundation and Gilcrease Museum. Mr. Armstrong graduated from the University of Oklahoma in 1985 with a bachelor’s degree in civil engineering.

As Chief Executive Officer and President of Williams, former Chairman of the Board and Chief Executive Officer of the general partner of WPZ, and due to his various senior leadership roles at Williams, Mr. Armstrong’s skills, experience, and attributes include: energy industry, executive leadership, engineering and construction, strategy development and risk management, operating, environmental, and marketplace knowledge.

STEPHEN W. BERGSTROM Director since 2016 Chairman of the Board Committees Compensation and Management Development Nominating and Governance

Stephen W. Bergstrom, 62, has served as a director of the Company since 2016. Mr. Bergstrom has 40 years of experience in the energy and utility sectors. He was a director on the board of American Midstream Partners GP, LLC, a natural gas gathering, processing, and transporting company until they merged with ArcLight Capital Partners, LLC in July 2019. From 2013 to 2015, he served as President and Chief Executive Officer and Executive Chairman of the board of directors of American Midstream Partners’ general partner. Mr. Bergstrom acted as an exclusive consultant to ArcLight Capital Partners, an energy-focused investment firm, from 2003 to 2015, assisting ArcLight in connection with its energy investments. From 1986 to 2002, Mr. Bergstrom served in several leadership roles for Natural Gas Clearinghouse, which became Dynegy Inc., a major electric utility company. Mr. Bergstrom acted in various capacities at Dynegy, ultimately serving as President and Chief Operating Officer. Mr. Bergstrom began his career with Transco Energy Company, Inc. in 1980. Mr. Bergstrom earned a Bachelor of Science in Industrial Administration from Iowa State University.

As former President and Chief Executive Officer of the American Midstream Partners general partner, former exclusive consultant to ArcLight Capital Partners, and due to his various leadership roles for Natural Gas Clearinghouse, Mr. Bergstrom’s skills, experience, and attributes include: energy industry, executive leadership, engineering and construction, strategy development and risk management, operating, environmental, and marketplace knowledge.

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PROPOSAL 1

NANCY K. BUESE Director since 2018 Committees Compensation and Management Development Environmental, Health and Safety

Nancy K. Buese, 50, has served as a director of the Company since 2018. Ms. Buese came to the Company with more than 25 years of experience in finance leadership roles. Ms. Buese currently serves as Executive Vice President and Chief Financial Officer of Newmont Mining Corporation, the world’s largest gold producer with assets or operations on four continents. Before joining Newmont in 2016, Ms. Buese served as Executive Vice President and Chief Financial Officer of MPLX, a publicly traded energy company formed by Marathon Petroleum Corporation. Prior to MPLX’s acquisition of MarkWest Energy Partners in 2015, Ms. Buese served for eleven years as Executive Vice President and Chief Financial Officer of MarkWest Energy Partners. Prior to that, Ms. Buese worked in public accounting for twelve years, and is a former Partner with Ernst & Young. From 2009 through 2017, Ms. Buese served on the board of directors of UMB Financial Corporation. Ms. Buese earned her degree in Accounting and Business Administration from University of Kansas and is a Certified Public Accountant.

Bringing decades of accounting, financial, and executive experience to the Williams Board, and having held senior financial positions at Newmont Mining Corporation, MPLX, and MarkWest Energy Partners. Ms. Buese’s skills, experience, and attributes include: energy industry, executive leadership, financial and accounting, securities and capital markets, marketplace knowledge, diversity and information technology.

STEPHEN I. CHAZEN Director since 2016 Committees Audit Nominating and Governance

Stephen I. Chazen, 73, has served as a director of the Company since 2016. Currently, he is the President, Chief Executive Officer, and Chairman of Magnolia Oil and Gas Corporation. Mr. Chazen retired as Chief Executive Officer of Occidental Petroleum in April 2016. Mr. Chazen began his career at Occidental in 1994 as Executive Vice President Corporate Development. He was named Chief Financial Officer in 1999 and served as Chief Financial Officer until 2010. Mr. Chazen was appointed President of Occidental in 2007. He was then named Chief Operating Officer in 2010 before being appointed Chief Executive Officer in May 2011. He was elected to the board of directors in 2010. Before joining Occidental, Mr. Chazen was Managing Director in Corporate Finance and Mergers and Acquisitions at Merrill Lynch. He worked as Director of Project Evaluation and Reservoir Engineering at Columbia Gas Development Corporation from 1977 to 1982. He began his career with Northrop Corporation in 1973 as a Laboratory Manager at the Johnson Space Center. Mr. Chazen is a former Chairman of the Board of the American Petroleum Institute and the Catalina Island Conservancy. Mr. Chazen was appointed to the University of Houston System Board of Regents in 2018 and serves on the Advisory Board at Rice University’s Baker Institute for Public Policy. He is a Director of Houston Methodist Institute for Academic Medicine and the National Park Foundation. Mr. Chazen holds a Ph.D. in Geology from Michigan State University, a master’s degree in Finance from the University of Houston, and a bachelor’s degree in Geology from Rutgers College.

Mr. Chazen brings to the Williams Board decades of executive leadership experience in the oil and gas industry, as well as significant mergers and acquisition and valuation expertise. Mr. Chazen’s skills, experience, and attributes include: energy industry, executive leadership, financial and accounting, securities and capital markets, strategy development and risk management, operating, environmental, and marketplace knowledge.

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PROPOSAL 1

CHARLES I. COGUT Director since 2016 Committees Audit Nominating and Governance

Charles I. Cogut, 73, has served as a director of the Company since 2016. Mr. Cogut is a retired partner at Simpson Thacher & Bartlett LLP (“STB”), where for many years he led the firm’s mergers and acquisitions and private equity practices, with a specialty in domestic, international and cross-border mergers and acquisitions, the representation of special committees of boards of directors, and buyouts and other corporate transactions. Mr. Cogut regularly advised boards of directors with respect to corporate governance matters and fiduciary responsibilities. Mr. Cogut joined STB in 1973; served as a partner from 1980 through 2012; and served as senior mergers and acquisitions counsel from 2013 through 2016. Mr. Cogut has been a member of the board of directors of Air Products and Chemicals, Inc. since 2015 and was a member of the board of directors of Patheon N.V. in 2017 prior to its sale. Mr. Cogut received his J.D. in 1973 from the University of Pennsylvania Law School after graduating summa cum laude from Lehigh University in 1969. He is a member of the Board of Overseers of the University of Pennsylvania Law School. He also serves as a vice chairman of the Board of Trustees and is a member of the Executive Committee of Cold Spring Harbor Laboratory, a private, not-for-profit research institution primarily focused on molecular biology.

Mr. Cogut brings to the Williams Board decades of legal and corporate experience, as well as significant mergers and acquisition and valuation expertise. Mr. Cogut’s skills, experience, and attributes include: corporate governance, securities and capital markets, and legal.

MICHAEL A. CREEL Director since 2016 Committees Audit Environmental, Health and Safety

Michael A. Creel, 66, has served as a director of the Company since 2016. Mr. Creel is an executive with 40 years of energy experience, including 15 years on large public company boards. Mr. Creel previously served as a director and Chief Executive Officer of Enterprise Products Partners L.P. from 2010 until his retirement in 2015. Earlier, he served in positions of increasing responsibility with the company since 1999. He was also group vice chairman at EPCO, Inc., and Executive Vice President and Chief Financial Officer at Duncan Energy Partners L.P., a company engaged in natural gas liquids transportation, fractionation, marketing and storage, and petrochemical product transportation, gathering, and marketing. He was also President and Chief Executive Officer at the general partner of Enterprise GP Holdings L.P. and held a number of executive management positions with Shell affiliate Tejas Energy and NorAm Energy Corp. Mr. Creel is a director and member of the Audit Committee of Lucid Energy Group LLC, a diversified energy company. Mr. Creel is a graduate of McNeese State University in Lake Charles, Louisiana, where he earned a bachelor’s degree in accounting, and is a Certified Public Accountant and a Chartered Global Management Accountant.

Mr. Creel brings to the Williams Board decades of executive leadership experience in the energy industry, as well as significant financial expertise. Mr. Creel’s skills, experience, and attributes include: energy industry, executive leadership, financial and accounting, securities and capital markets, strategy development and risk management, and marketplace knowledge.

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PROPOSAL 1

VICKI L. FULLER Director since 2018 Committees Audit Nominating and Governance

Vicki L. Fuller, 62, has served as a director of the Company since 2018. Ms. Fuller joined the Williams Board after retirement from the New York State Common Retirement Fund (“NYSCRF”) where she served as Chief Investment Officer beginning in August 2012. The fund is the third largest public pension fund in the nation and holds and invests the assets of the New York State and Local Retirement System on behalf of more than one million state and local government employees and retirees and their beneficiaries. Prior to joining NYSCRF, Ms. Fuller spent 27 years in leadership positions at AllianceBernstein Holding L.P., which has approximately $500 billion in assets under management. She joined the company in 1993 from the Equitable Capital Management Corporation, which was acquired by Alliance Capital Management LP (in 2000, the company became AllianceBernstein LP after the company acquired Sanford C. Bernstein). In December 2019, Ms. Fuller was appointed to the board of directors of Treliant, LLC, an international multi-industry consulting firm specializing in regulatory requirements. In 2018, Ms. Fuller was appointed to the Board of Trustees for Fidelity Equity and High Income Funds. Ms. Fuller, who was inducted into the National Association of Securities Professionals Wall Street Hall of Fame, was named to Chief Investment Officer Magazine’s “Power 100” and received the Urban Technology Center’s Corporate Leadership Award. She has also been named one of the most powerful African Americans on Wall Street by Black Enterprise.

Ms. Fuller brings significant executive leadership, investment, and corporate experience to the Williams Board. Ms. Fuller’s skills, experience, and attributes include: executive leadership, public policy and government, securities and capital markets, financial and accounting, and diversity.

PETER A. RAGAUSS Director since 2016 Committees Audit (Chair) Nominating and Governance

Peter A. Ragauss, 62, has served as a director of the Company since 2016. Mr. Ragauss retired from Baker Hughes, an oilfield services company, in November 2014, after serving eight years as Senior Vice President and Chief Financial Officer. Mr. Ragauss currently serves as a director of Skulte LNG, a private oil and gas company in Latvia. He joined the board of directors of Apache Corporation in December 2014. From 2003 to 2006, prior to joining Baker Hughes, Mr. Ragauss was Controller, Refining and Marketing, for BP Plc. From 2000 to 2003, he was Chief Executive Officer for Air BP. From 1998 to 2000, he was assistant to group chief executive for BP Amoco. He was Vice President of Finance and Portfolio Management for Amoco Energy International when Amoco Corporation merged with BP in 1998. Earlier in his career, from 1996 to 1998, Mr. Ragauss served as Vice President of Finance for El Paso Energy International. He held positions of increasing responsibility at Tenneco Inc. from 1993 to 1996 and Kidder, Peabody & Co. Incorporated from 1987 to 1993. Mr. Ragauss holds a master’s degree from Harvard Business School and bachelor’s degree in Mechanical Engineering from Michigan State University.

Bringing a wealth of accounting, financial, and executive experience to the Williams Board, and having held senior positions including Chief Executive Officer, Chief Financial Officer, Controller, and Vice President of Finance, Mr. Ragauss’ skills, experience, and attributes include: energy industry, executive leadership, financial and accounting, securities and capital markets, information technology, and marketplace knowledge.

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PROPOSAL 1

SCOTT D. SHEFFIELD Director since 2016 Committees Compensation and Management Development (Chair) Environmental, Health, and Safety

Scott D. Sheffield, 67, has served as a director of the Company since 2016. Since February 2019, Mr. Sheffield has served as Chief Executive Officer of Pioneer Natural Resources Company, a large domestic upstream oil and gas company. Mr. Sheffield also served as Chief Executive Officer of the company from August 1997 through December 2016. From August 1999 until February 2019, Mr. Sheffield served as Pioneer Natural Resources’ Chairman of the Board of Directors. He was President of the company from August 1997 to November 2004. Mr. Sheffield was the Chairman of the Board of Directors and Chief Executive Officer of Parker & Parsley Petroleum Company, a predecessor company of Pioneer Natural Resources Company, from January 1989 until August 1997. Mr. Sheffield joined Parker & Parsley as a petroleum engineer in 1979; was promoted to Vice President of Engineering in 1981; was elected President and a director in 1985; and became Parker & Parsley’s Chairman of the Board and Chief Executive Officer in 1989. Mr. Sheffield served as a director of Santos Limited, an Australian exploration and production company, from 2014 through 2017. He previously served as a director from 1996 to 2004 on the board of Evergreen Resources, Inc., an independent natural gas energy company. Mr. Sheffield is a distinguished graduate of The University of Texas with a Bachelor of Science degree in Petroleum Engineering.

With more than 40 years of experience in the energy industry, including his position as Chief Executive Officer and Chairman of the Board of Pioneer Natural Resources and his former service as a director of Santos Limited, Mr. Sheffield’s skills, experience, and attributes include: energy industry, executive leadership, engineering and construction, strategic development and risk management, operating, environmental, and marketplace knowledge.

MURRAY D. SMITH Director since 2012 Committees Compensation and Management Development Environmental, Health, and Safety (Chair)

Murray D. Smith, 70, has served as a director of the Company since 2012. Mr. Smith is currently president of Murray D. Smith and Associates, an energy consulting firm. Previously, he held various positions in the Canadian government. As an elected member of the Legislative Assembly of Alberta, Canada, Mr. Smith served in four different Cabinet portfolios between 1993 and 2004. As Minister of Energy of Alberta from 2001 to 2004, Mr. Smith oversaw the transformation of the electricity sector into a competitive wholesale generation market and initiated the largest industrial tax reduction in the Province’s history. Mr. Smith served as Representative of the Province of Alberta to the United States of America in Washington, D.C., from 2005 to 2007. Prior to becoming an elected official, Mr. Smith was an independent businessman, owning a number of Alberta-based energy services companies. Currently, he is a director of Surge Energy Inc., a publicly-traded oil and gas company with operations throughout Alberta and Saskatchewan.

As a former member of the Legislative Assembly of Alberta, Canada, diplomat, and now an energy consultant, Mr. Smith’s skills, experience, and attributes include: energy industry, public policy and government, and marketplace knowledge.

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PROPOSAL 1

WILLIAM H. SPENCE Director since 2016 Committees Audit Environmental, Health, and Safety

William H. Spence, 63, has served as a director of the Company since 2016. Mr. Spence is Chairman and Chief Executive Officer of PPL Corporation, one of the largest investor-owned utility companies in the United States. Mr. Spence has announced that, as of June 1, 2020, he will be retiring as PPL’s Chief Executive Officer. However, he will remain as the non-executive Chairman of PPL’s board of directors. The PPL family of companies, with assets of more than $40 billion, delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom. Mr. Spence was named President and Chief Executive Officer in 2011 and Chairman in 2012. Previously, he had 19 years of service with Pepco Holdings, Inc., where he held a number of senior management positions. Mr. Spence serves on the boards of numerous industry organizations, including those dealing with research, cyber and physical security, the environment, and electric reliability. He also serves on several non-profit community organizations that focus on community education, health, and human services. Mr. Spence earned a bachelor’s degree in petroleum and natural gas engineering from Pennsylvania State University and a master’s degree in business administration from Bentley College. Mr. Spence also is a graduate of the Executive Development Program at the University of Pennsylvania’s Wharton School and the Nuclear Technology Program of the Massachusetts Institute of Technology.

As Chairman, President, and Chief Executive Officer of PPL Corporation, former Executive Vice President and Chief Operating Officer of PPL Corporation, and due to his several senior management positions with Pepco Holdings, Inc., Mr. Spence’s skills, experience, and attributes include: energy industry, executive leadership, engineering and construction, financial and accounting, strategy development and risk management, operating, environmental, information technology, and marketplace knowledge.

Jerrod S. (left) and Marlin N. (right), Pipeline Control, Houston, Texas

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us concerning beneficial owners of more than five percent of our common stock. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the shares listed.

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percent of Class (4)
Common Stock	BlackRock, Inc. (1) 55 East 52nd Street New York, New York 10055	132,996,632	11.0%
Common Stock	The Vanguard Group (2) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	100,719,986	8.3%
Common Stock	State Street Corporation (3) One Lincoln Street Boston, Massachusetts 02111	62,187,670	5.13%

(1)

According to a Schedule 13G/A filed with the SEC on February 10, 2020, BlackRock, Inc., an investment management corporation, may beneficially own the shares of common stock listed in the table above. The 13G/A indicates that BlackRock, Inc. may have sole voting power over 132,996,632 shares of our common stock and sole dispositive power over 122,318,043 shares of our common stock.

(2)

According to a Schedule 13G/A filed with the SEC on February 12, 2020, The Vanguard Group, an investment advisor, may beneficially own the shares of common stock listed in the table above. The Vanguard 13G/A indicates that The Vanguard Group may have sole voting power over 2,141,041 shares of our common stock, sole dispositive power over 98,453,378 shares of our common stock, shared voting power over 575,711 shares of our common stock, and shared dispositive power over 2,266,608 shares of our common stock.

(3)

According to a Schedule 13G filed with the SEC on February 14, 2020, State Street Corporation, an investment management corporation, may beneficially own the shares of common stock listed in the table above. The 13G indicates that State Street Corporation may have shared voting power over 527,735,512 shares of our common stock and shared dispositive power over 62,178,599 shares of our common stock.

(4)	Ownership percentage is reported based on 1,213,099,608 shares of common stock outstanding on February 26, 2020.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 26, 2020, the number of shares of our common stock beneficially owned by each of our directors and nominees for directors, by the NEOs, and by all directors and executive officers as a group.

Name of Beneficial Owner	Shares of Williams Common Stock Owned Directly or Indirectly	Williams Shares Underlying Stock Options (1)	Williams Shares Underlying RSUs (2)	Total Shares Beneficially Owned	Percent of Class (3)

Alan S. Armstrong (4)	509,352	1,231,830	252,740	1,993,922	*

Stephen W. Bergstrom	27,750	—	48,231	75,981	*

Nancy K. Buese	—	—	13,145	13,145	*

Stephen I. Chazen	43,428	—	19,593	63,021	*

Charles I. Cogut	1,000	—	22,177	23,177	*

Kathleen B. Cooper	26,090	—	19,593	45,683	*

Michael A. Creel (5)	67,225	—	19,593	86,818	*

Vicki L. Fuller	—	—	12,391	12,391	*

Peter A. Ragauss	3,428	—	19,593	23,021	*

Scott D. Sheffield	4,144	—	19,593	23,737	*

Murray D. Smith (6)	19,998	—	39,500	59,498	*

William H. Spence	—	—	24,479	24,479	*

John D. Chandler (7)	20,112	53,352	—	73,464	*

Micheal G. Dunn	19,524	189,866	144,713	354,103	*

John E. Poarch (8)	23,297	44,494	—	67,791	*

Chad J. Zamarin	2,500	53,352	—	55,852	*

All directors and executive officers as a group (21 persons)	866,128	1,788,907	655,340	3,310,375	*

*	Less than 1%
(1)

The SEC deems a person to have beneficial ownership of all shares that the person has the right to acquire within 60 days. Amounts reflect shares that may be acquired upon the exercise of stock options granted under Williams’ equity plan that are currently exercisable, will become exercisable, or would become exercisable upon the voluntary retirement of such person, within 60 days of February 26, 2020.

(2)

The SEC deems a person to have beneficial ownership of all shares that the person has the right to acquire within 60 days. Amounts reflect shares that would be acquired upon the vesting of restricted stock units (“RSUs”) granted under Williams current or previous equity plans that will vest or that would vest upon the voluntary retirement of such person, within 60 days of February 26, 2020. RSUs have no voting or investment power.

(3)

Ownership percentage is reported based on 1,213,099,608 shares of common stock outstanding on February 26, 2020, plus, as to the holder thereof only and no other person, the number of shares (if any) that the person has the right to acquire as of February 26, 2020, or within 60 days from that date, through the exercise of all options and other rights.

(4)	Includes 34,264 shares held in the Alan and Shelly Armstrong Family Foundation dated December 16, 2015, Alan S. and Shelly S. Armstrong, Trustees.
(5)	Includes 52,500 shares held in the B and B Living Trust dated February 2, 2012, Michael A. and Kathy R. Creel, Trustees.
(6)	Includes 10,150 shares held by Murray D. Smith and Associates Limited.
(7)	Includes 20,000 shares held by John D. Chandler Family Investments dated September 30, 2016, John D. and Barbara A. Chandler, Trustees.
(8)	Mr. Poarch resigned effective February 28, 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (“CD&A”) provides a detailed description of the objectives and principles of Williams’ executive compensation programs. It explains how compensation decisions are linked to performance as compared to the Company’s strategic goals and stockholder interests. Generally, Williams’ executive compensation programs apply to all officers; however, this CD&A focuses on the named executive officers (NEOs) for the Company for the 2019 fiscal year. The Company’s NEOs for the 2019 fiscal year are Mr. Armstrong, Mr. Dunn, Mr. Zamarin, Mr. Chandler, and Mr. Poarch:

We seek stockholder support on our executive compensation pay programs annually. In 2019, our stockholders supported our programs with 97.07 percent “for” votes. In considering this positive response, along with our analysis of the competitive market, we have not made any material changes to the overall structure of our executive compensation program.

Our Commitment to Pay for Performance

Pay for Performance

We design our compensation programs to support our commitment to performance. In 2019, at target, 80 percent or more of a NEO’s annual compensation is variable based on our company performance.

Pay for Performance Equity Annual Incentive Program Performance-based RSUs Time-based RSUs Cash At target, 80 percent or more of NEO compensation is linked to performance

The Summary Compensation Table provides SEC required disclosures for the 2017, 2018, and 2019 calendar years. These disclosures require the reporting of accounting-based grant date fair values for all stock-based compensation. These values remain fixed in Summary Compensation Table disclosures and are not adjusted to reflect how the Company’s business and/or stock price performance actually impact the value of stock awards earned by our NEOs. To supplement the SEC required disclosure, the following chart compares the accounting

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COMPENSATION DISCUSSION AND ANALYSIS

grant date fair value of stock-based awards for Mr. Armstrong in 2015, 2016, and 2017 which vested in 2018, 2019, and 2020 respectively. The table shows the grant values which were included in the Summary Compensation Table in relation to the realizable value as of the vesting and distribution date of the restricted stock unit (“RSU”) awards. The stock options are valued based on their intrinsic value as of December 31, 2019 at a stock price of $23.72. The realizable value shown for time-based RSU awards includes accrued cash dividend equivalents which were paid upon the distribution of the award. It’s important to note that the 2015 performance-based awards, which would have vested in 2018, did not earn a payout and were cancelled. The 2016 performance-based awards, which vested in 2019, distributed 31.8 percent of the targeted number of RSUs awarded. The 2017 performance-based award, which vested in February 2020, distributed 44.4 percent of the targeted number of RSUs awarded.

As shown in the chart, Mr. Armstrong’s realizable equity pay for awards that vested during 2018, 2019, and 2020 is, in aggregate, 35 percent of what was targeted for his long-term incentive pay. The Compensation and Management Development Committee (“Committee”) believes it is important to demonstrate this correlation between executive pay and stock price performance.

CEO Target Equity Pay Compared to Realizable Equity Pay

Year of Grant 2015 2016 2017 Year of Vesting 2018 2019 2020 Performance-Based Awards $2,632,389 $0 $3,830,750 $1,185,385 $4,026,872 $1,243,576 Time-Based Awards $1,437,490 $996,445 $1,437,499 $1,730,408 $1,499,999 $1,330,099 Stock Option Awards $1,165,677 $0 $1,150,003 $0 $1,248,860 $0 Total Equity Pay $5,235,556 $996,445 $6,418,252 $2,915,793 $6,775,731 $2,573,675 Percent Difference Between Realizable Equity Pay and Target Equity Pay (81.0%) (54.6%) (62.0%)

Note: Target Equity Pay includes the grant date value of the equity awards as valued in the Summary Compensation Table.

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COMPENSATION DISCUSSION AND ANALYSIS

Long-term Incentives

Annual equity awards provide the most significant differentiation in pay and performance in our executive compensation program. We use equity awards to align compensation with the long-term interests of our stockholders. Equity awards in 2019 consist of performance-based RSUs and time-based RSUs. Stock options were removed from the equity mix in 2019. The largest component of our CEO’s long-term incentive award is performance-based RSUs. The 2016 performance-based RSU award, which vested and distributed in 2019, utilized both relative and absolute Total Shareholder Return (“TSR”) to determine the actual number of units that would be distributed to a NEO upon vesting. The 2017 performance-based RSU awards utilized relative TSR to determine performance and the actual number of units that would vest. In 2018 and 2019, the performance-based RSU awards utilize both relative TSR and return on capital employed (“ROCE”) to measure performance and the actual number of units that will vest.

At the time of the 2019 annual equity award, the five NEOs received an incremental performance-based equity award. This award measures 2021 Adjusted Earnings Per Share (“EPS”) against preestablished targets. While the performance period ends on December 31, 2021, any earned award would vest in 50 percent increments three and four years from the date of the award, on February 19, 2022 and February 19, 2023 respectively. While the award is performance-based, the extended vesting period was added for retentive purposes. Prior to the 2019 award, four of the five NEOs had been an executive officer with the Company for less than two years. Considering the progress associated with the reconstituted leadership group, the Committee sought to provide a common performance-based award across the group while also building in more significant retention.

Annual Incentive Program

Our performance-based cash compensation is paid under our Annual Incentive Program (“AIP”) which is based on the Company’s business and safety performance and the NEO’s individual performance. Under this program, cash compensation reflects annual business performance in 2019 and is based on weighted measures of adjusted EBITDA, controllable costs, and safety performance. The Company transitioned to adjusted EBITDA in 2019 following the 2018 acquisition of our master limited partnership WPZ. The Committee believes adjusted EBITDA better aligns to our corporate structure. For the third consecutive year, Williams has produced strong operational and financial results which produced above target AIP awards.

2019 Business Overview

As noted above, in 2019, the Company again delivered strong operational and financial results. Net income from continuing operations attributable to Williams available to common stockholders was $862 million, up $1 billion over 2018, and $0.71 per share on a diluted basis versus a loss of $0.16 per share in 2018. The following table further highlights this strong performance by detailing financial results and three-year compound annual growth rates (“CAGR”) for Adjusted EBITDA, Distributable Cash Flow and Adjusted Earnings Per Share. Additionally, we provide our three-year CAGR for Operating Margin % and ROCE %. Three-year improvement in Total Recordable Incident Rate, a safety metric, is also provided. This is intended to highlight the strong financial performance and growth the Company has delivered during this time frame. Additionally, the Company has exceeded the midpoint of our guidance to the market for Adjusted EBITDA in each of the three most recently completed calendar years.

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COMPENSATION DISCUSSION AND ANALYSIS

Growing Our Key Financial and Operational Metrics While Also Improving Leverage

Adjusted EBITDA 2017 $4.53 B 2018 $4.64 B 2019 $5.02 B 2017-2019 CAGR4 5% Distributable Cash Flow 2017 $2.58 B 2018 $2.87 B 2019 $3.30 B 2017-2019 CAGR4 13% Adjusted Earnings per Share 2017 $0.63 2018 $0.79 2019 $0.99 2017-2019 CAGR4 25% Operating Margin %1 2017-2019 CAGR4 4% Improvement ROCE%2(Return on Capital Employed) 2017-2019 CAGR4 ~13% Improvement Total Recordable Incident Rate3 2017-2019 ~50% Improvement

Note: This table contains non-GAAP measures. A reconciliation of these non-GAAP financial measures to their nearest comparable GAAP financial measure is included in Appendix C.

1)	Operating margin ratio = operating margin/gross margin: Excludes depreciation, amortization expense, impairment charges, and other expenses not associated with operating the business.
2)

Return on Capital Employed (ROCE) is Adjusted EBITDA, less included depreciation and amortization, divided by the sum of the average balances of Investments, Property, plant, and equipment – net, and Intangible assets – net.

3)	Total Recordable Incident Rate (TRIR) = Total number of recordable injuries and/or illnesses x 200,000/number of work hours.
4)	CAGR is compound annual growth rate.

Additionally, the items below detail select key accomplishments in 2019.

On March 18, 2019, Williams signed and closed the acquisition of the remaining 38 percent interest in Utica East Ohio Midstream (“UEOM”). UEOM is involved primarily in the processing and fractionation of natural gas and natural gas liquids in the Utica Shale play in eastern Ohio.

Concurrent with the UEOM acquisition, Williams executed an agreement whereby we contributed our consolidated interests in UEOM and our Ohio Valley midstream business to a newly formed partnership. In June 2019, our partner invested approximately $1.33 billion for a 35 percent ownership interest, and we retained 65 percent ownership of, as well as operate and consolidate, the Northeast JV business.

In April 2019, Williams sold 50 percent interest in Jackalope Gas Gathering Services, L.L.C. for $485 million in cash, resulting in a gain on the disposition of $122 million. The transaction also enabled us to avoid approximately $90 million in capital spending.

On August 31, 2018, Transco filed a general rate case with the FERC for an overall increase in rates. In October 2019, Williams reached an agreement on the terms of a settlement with the participants that would resolve all issues in the rate case without the need for a hearing, and on December 31, 2019, we filed a formal stipulation and agreement with the FERC setting forth such terms of settlement. We anticipate FERC approval of the stipulation and agreement in the second quarter of 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

Significant expansion project updates, including projects placed into service are described below.

Northeast G&P

Ohio River Supply Hub Expansion

Williams agreed to expand services for certain customers to provide additional rich gas processing capacity in the Marcellus and Upper Devonian Shale in West Virginia and Pennsylvania. Associated with these agreements, we expanded the inlet processing capacity of our Oak Grove facility to 400 MMdf/d. We also constructed a new NGL pipeline from Moundsville to the Harrison Hub fractionation facility to provide an additional outlet for NGLs. These expansions are supported by long-term, fee-based agreements and volumetric commitments.

Susquehanna Supply Hub Expansion

In November 2019, Williams completed a 500 MMcf/d expansion of the gathering system in the Susquehanna Supply Hub to bring the capacity to approximately 4.3 Bcf/d.

Atlantic-Gulf

Rivervale South to Market

In August 2018, Williams received approval from the FERC to expand Transco’s existing natural gas transmission system to provide incremental firm transportation capacity from the existing Rivervale interconnection with Tennessee Gas Pipeline on Transco’s North New Jersey Extension to other existing Transco locations within New Jersey. The project was placed into partial service on July 2019. The remaining portion of the project was placed into service on September 2019. The full project increased capacity by 190 Mdth/d.

Norphlet Project

In March 2016, Williams announced an agreement to provide deepwater gas gathering services to the Appomattox development in the Gulf of Mexico. We completed modifications to install an alternate delivery route to our Main Pass 261 Platform, as well as modifications to our onshore Mobile Bay processing facility. The project went in service early in July 2019, at which time we also purchased a 54-mile-long, 16-inch-diameter pipeline (the Norphlet Pipeline) for $200 million. This pipeline transports gas from the Appomattox development to our Main Pass 261 Platform.

Gateway

In December 2018, Williams received approval from the FERC to expand Transco’s existing natural gas transmission system to provide incremental firm transportation capacity from PennEast Pipeline Company’s proposed interconnection with Transco’s mainline south of Station 205 in New Jersey to other existing Transco meter stations within New Jersey. The project was placed into service in December 2019 and increased capacity by 65 Mdth/d.

Gulf Connector

In January 2019, the Gulf Connector project was placed into service. This project expanded Transco’s existing natural gas transmission system to provide incremental firm transportation capacity from Station 65 in Louisiana to delivery points in Wharton and San Patricio Counties, Texas. The project increased capacity by 475 Mdth/d.

West

North Seattle Lateral Upgrade

In July 2018, Williams received approval from the FERC to expand delivery capabilities on Northwest Pipeline’s North Seattle Lateral. The project consists of the removal and replacement of approximately 5.9 miles of 8-inch diameter pipeline with new 20-inch diameter pipeline. The project was placed into service in November 2019. The project increased delivery capacity by approximately 159 Mdth/d.

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COMPENSATION DISCUSSION AND ANALYSIS

Wamsutter Expansion

Williams expanded gathering and processing infrastructure in the Wamsutter region of Wyoming in order to meet our customers’ production plans. We have completed construction of new compressor stations and modifications to our processing facilities, which were placed into service throughout 2019. The expansion added approximately 20 miles of gathering pipelines and approximately 15,000 horsepower of compression.

The accompanying chart compares Williams’ cumulative TSR on our common stock (assuming reinvestment of dividends) to the cumulative total return of the S&P 500 Stock Index, the Arca Natural Gas Index, and the median of the comparator companies used to measure relative TSR performance in our 2019 performance-based RSU awards. For more details on our comparator company group, see the CD&A section titled “Determining Our Comparator Group.” The graph below assumes an initial investment of $100 at the beginning of the period on December 31, 2016.

The Williams Companies, Inc. $100.00 $102.04 $77.68 $88.72 S&P 500 Index $100.00 $121.82 $116.47 $153.14 2019 Comparator Company Group Median $100.00 $95.23 $79.41 $111.91 Arca Natural Gas Index $100.00 $85.34 $58.27 $57.55

Compensation Summary

Objective of Our Compensation Programs

The role of compensation is to attract and retain the talent needed to increase stockholder value and to help our businesses meet or exceed financial and operational performance goals. Our compensation programs’ objectives are to reward our NEOs and employees for successfully implementing our strategy to grow our business and create long-term stockholder value. To that end, in 2019 we used relative TSR and ROCE to measure long-term performance and we used adjusted EBITDA, controllable costs, and safety metrics to measure annual performance. We believe using separate long-term and annual metrics to incent and pay NEOs helps ensure that we make business decisions aligned with the long-term interests of our stockholders.

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COMPENSATION DISCUSSION AND ANALYSIS

Our Pay Philosophy

Our pay philosophy throughout the entire organization is to pay for performance, be competitive in the marketplace, and consider the value a job provides to the Company. Our compensation programs reward NEOs not just for accomplishing goals, but also for how those goals are pursued. The principles of our pay philosophy influence the design and administration of our pay programs. Decisions about how we pay NEOs are based on these principles. The Committee uses several types of pay that are linked to both our long-term and short-term performance in the executive compensation programs. Included are long-term incentives, annual cash incentives, base pay, and benefits. The chart below illustrates the linkage between the types of pay we use and our pay principles.

Pay Principles	Long-term Incentives	Annual Cash Incentives	Base Pay	Benefits

Pay should reinforce business objectives and values.	🌑	🌑	🌑
A significant portion of a NEO’s total pay should be variable based on performance.	🌑	🌑
Incentive pay should balance long-term, intermediate, and short-term performance.	🌑	🌑
Incentives should align interest of NEOs with stockholders.	🌑	🌑
Pay should foster a culture of collaboration with shared focus and commitment to our Company.	🌑	🌑
Incentives should enforce the value of safety within our Company.		🌑
Pay opportunities should be competitive.	🌑	🌑	🌑	🌑
A portion of pay should be provided to compensate for the core activities required for performing in the role.			🌑	🌑

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COMPENSATION DISCUSSION AND ANALYSIS

Our Commitment to Pay for Performance

Role of Board of Directors Reviews CEO performance [evaluations, CEO self-assessment, and company performance] Approves Board of Directors pay Role of Committee Determines CEO and NEO pay Recommends Board of Directors Pay Seeks input from independent consultant Engages independent consultant on comparator groups and Board of Director and CEO pay Role of CEO Reviews NEO performance Reviews competitive market information Recommends NEO pay, including base pay adjustments, AIP, LTI and any other compensation No role in setting compensation for his/her role Role of Independent Consultant Assists Committee in discussions and decisions regarding NEO compensation Provides competitive market data for CEO Develops comparator group, with input from Committee and Management Role of Management Human Resources provides CEO with data from comparator group proxies Human Resources provides CEO with pay information from various compensation surveys

2019 Comparator Group

Determining Our Comparator Group

Companies in our executive compensation benchmarking comparator group have a range of revenues, assets, market capitalization, and enterprise value. Business consolidation and unique operating models create some challenges in identifying comparator companies. Accordingly, we take a broad view of comparability to include organizations that are similar to Williams. This results in compensation that is appropriately scaled and reflects comparable complexities in business operations. We typically aim for a comparator group of 15 to 20 companies so our comparisons will be valid. The 2019 comparator group includes 16 companies which comprise a mix of both direct business competitors and companies with whom we compete for talent. Since 2017, the Committee also established a smaller targeted comparator company group for the purposes of measuring relative TSR related to our performance-based RSU awards. While not perfectly aligned to our natural gas strategy, these selected companies are more similar to our specific segment of the energy industry.

How We Use Our Comparator Group

We refer to publicly available information to analyze our comparator companies’ practices including how pay is divided among long-term incentives, annual incentives, base pay, and other forms of compensation. This allows the Committee to ensure competitiveness and appropriateness of proposed compensation packages. When setting pay, the Committee uses market median information of our comparator group, as opposed to market averages, to ensure that the impact of any unusual events that may occur at one or two companies during any particular year is diminished from the analysis. If an event is particularly unusual and surrounded by unique circumstances, the data is completely removed from the assessment. The smaller targeted comparator company group is used solely for the purposes of measuring relative TSR related to our 2017, 2018, 2019, and 2020 performance-based RSU awards.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table shows the range of our 2019 executive compensation benchmarking comparator companies’ assets, market capitalization, and enterprise value as originally reported for 2018 (dollars in millions):

Comparator Company	Ticker	Total Assets		Market Capitalization		Enterprise Value
CenterPoint Energy Inc.	CNP		$27,009		$14,149		$20,319
Cheniere Energy Inc.	LNG		$31,987		$15,212		$45,161
Devon Energy Corp	DVN		$19,566		$10,143		$13,676
Dominion Energy Inc.	D		$77,914		$48,664		$85,512
Enbridge (in U.S. dollars)	ENB		$122,508		$62,943		$118,583
Enterprise Products	EPD		$56,970		$53,726		$80,135
EOG Resources	EOG		$33,935		$50,584		$55,111
Magellan Midstream Partners, L.P.	MMP		$7,748		$13,021		$17,073
Marathon Petroleum Corp	MPC		$92,940		$40,127		$75,842
ONEOK Inc.	OKE		$18,232		$22,202		$31,571
Phillips 66	PSX		$54,302		$39,299		$49,940
Pioneer Natural Resources	PXD		$17,903		$22,293		$23,309
Sempra Energy Corp.	SRE		$60,638		$29,644		$59,129
Southern Co.	SO		$116,914		$43,876		$93,936
Targa Resources Corp.	TRGP		$16,938		$8,349		$16,140
TC Energy Corp. (in U.S. dollars)	TRP		$72,607		$32,848		$73,534
75th percentile		$73,934		$45,073		$76,915
50th percentile		$44,118		$31,246		$52,526
25th percentile		$19,232		$14,946		$22,561
Williams	WMB		$45,302		$26,681		$50,299
Percent rank		50%		44%		47%

The Committee determined the same 16 companies listed in the table above will be used to benchmark compensation practices and pay decisions in 2020.

A separate comparator company group is used to specifically measure relative TSR as it pertains to performance-based RSU awards since 2017:

• Enbridge	• Kinder Morgan, Inc.	• Targa Resources Corp.
• Energy Transfer	• ONEOK Inc.	• TC Energy Corp.
• Enterprise Products	• Plains All-American Pipeline	• Western Midstream Partners

Our Pay Setting Process

During the first quarter of the year, the Committee completes a review to ensure we are paying competitively, equitably, and in a way that encourages and rewards performance.

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COMPENSATION DISCUSSION AND ANALYSIS

The compensation data of our comparator group, disclosed primarily in proxy statements, is the primary market data we use when benchmarking the competitive pay of our NEOs. Aggregate market data obtained from recognized third-party executive compensation survey companies is used to supplement and validate comparator group market data.

Although the Committee reviews relevant data as it determines compensation packages, other considerations are taken into account. Because market data alone does not reflect the strategic competitive value of various roles within our Company, internal pay equity is also considered when making pay decisions. Other considerations when making pay decisions for the NEOs include individual experience, sustained performance, historical pay, realized and realizable pay over three years, tally sheets that include annual pay and benefit amounts, wealth accumulated over the past five years, and the total aggregate value of the NEOs’ equity awards and holdings.

Multiple internal and external factors are considered when determining NEO compensation packages

When setting pay, we determine an annual target pay mix (distribution of pay among base pay, short-term incentives, annual long-term incentives, and other forms of compensation) for the NEOs. Consistent with our pay-for-performance philosophy, the actual amounts paid, excluding benefits, are determined based on Company and individual performance. Because performance is a factor, the target versus actual pay mix will vary, specifically as it relates to the annual cash incentives and long-term incentives.

CEO 2019 Total Compensation at Target Pay Mix	NEO (Excluding CEO) 2019 Total Compensation at Target Pay Mix

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COMPENSATION DISCUSSION AND ANALYSIS

How We Determine the Amount for Each Type of Pay

Base pay, annual cash incentives, and long-term incentives accomplish different objectives. The table below illustrates a summary of the primary objectives associated with each component of pay listed in the order of most significant to the NEO’s total compensation. The table is followed by specific details regarding each pay component.

Type of Pay & Form Performance Period (years) Objectives Fixed Base pay (cash) 1 Compensates for carrying out the duties of the job Recognizes individual experiences, skills, and sustained performance Provides attraction and retention At Risk Short-term incentive: Annual cash incentive 1 Incents the accomplishment of annual business goals Aligns interests of executives to our stockholders Provides attraction and retention Long-term incentive: Performance-based RSUs 3 Long-term incentive: Time-based RSUs 3 Incents the accomplishment of long-term sustainable business goals Aligns interests of executives to our stockholders Prmotes ownership in the Company Provides attraction and retention

Base Pay

Base pay compensates the NEOs for carrying out the duties of their jobs and serves as the foundation of our pay program. Most other major components of pay are set based on a relationship to base pay, including long-term and annual incentives, as well as retirement benefits.

Base pay for the NEOs, including the CEO, is set considering the market median, with potential individual variation from the median due to experience, skills, and sustained performance of the individual as part of our pay-for-performance philosophy. Performance is measured in two ways. First, through the achieved results associated with attaining their annual goals, operational and/or functional area strategies, and personal development plans. Second, we also evaluate the NEOs’ observable skills and behaviors related to how they achieved their goals based on our defined competencies that contribute to workplace effectiveness and career success.

Annual Cash Incentives

As previously mentioned in the “Our Commitment to Pay for Performance” section, we pay annual cash incentives to encourage and reward our NEOs for making decisions that improve our annual operating performance through our AIP. The objectives of our AIP are to:

•	Offer sufficient incentive compensation to motivate management to put forth extra effort, take prudent risks, and make effective decisions to maximize stockholder value;

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COMPENSATION DISCUSSION AND ANALYSIS

•	Motivate and incent management to choose strategies and investments that maximize long-term stockholder value;
•	Provide sufficient total compensation to retain management; and
•	Limit the cost of compensation to levels that will maximize the return of current stockholders without compromising the other objectives.

NEOs’ AIP business performance is based on enterprise results of these business metrics in relation to established targets. We only use enterprise-level performance metrics for our NEOs in order to promote teamwork and collaboration by creating a shared goal for the overall Company performance. Our business performance targets are established utilizing the annual financial plan. Goals related to ROCE growth and operating margin improvement are considered when establishing the financial plan. Our incentive program allows the Committee to make adjustments to these business performance metrics to reflect certain business events. When determining which adjustments are appropriate, we are guided by the principle that incentive payments should not result in unearned windfalls or impose undue penalties. In other words, we make adjustments to ensure NEOs are not rewarded for positive results they did not facilitate nor are they penalized for certain unusual circumstances outside their control. Adjustments applied in 2019 served to reduce Adjusted EBITDA and Controllable Cost performance results, each by less than one percent of the original 2019 financial result.

Management reviews with the Committee a supplemental scorecard reflecting Adjusted EBITDA, maintenance capital expenditures, distributable cash flow, Adjusted EPS, ROCE, and Williams stock price performance to provide an update regarding the Company’s performance as well as to ensure alignment between these measures and the AIP’s business performance metrics. This scorecard provides the Committee with additional data to assist in determining final AIP awards.

The Committee’s independent compensation consultant annually compares our relative performance on various measures, including TSR and earnings per share with our comparator group of companies. The Committee also uses this analysis to validate the reasonableness of our AIP results.

How We Set the 2019 AIP Goals.

CEO, CFO, and NEOs Establish business and financial goals Operational/Functional Leaders Create specific business and financial goals Corporate Planning Consolidate into enterprise business and financial goals CEO, CFO, and NEOs Finalize enterprise business and financial plan Establish AIP goals and recommend to the Committee Committee Reviews and makes any necessary adjustments to set AIP goals Monitors progress through the year

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COMPENSATION DISCUSSION AND ANALYSIS

The AIP Calculation. The 2019 AIP is based on the weighted measures of Adjusted EBITDA, controllable costs, and safety metrics. Each metric is directly aligned with our business strategy to operationally grow the business, operate safely in everything we do, and continue to align with our dividend growth strategy.

Business Performance Metric & Weighting 50% Adjusted EBITDA 40% Controllable Costs 10% Safety Measuring Profit Metric Operating & Maintenance ("O&M") and General & Administrative ("G&A") Costs Near Miss to Incident Ratio Late Post Startup Deliverables Importance Transition from WPZ Distributable Cash Flow recognizing current C-Corp structure following the acquisition of WPZ Encourages cost management discipline with achieving our growth strategy Emphasizes the importance of safety leadership Drive frontline employee action and continue to influence safety culture

The attainment percentage of AIP goals results in payment of annual cash incentives along a continuum between threshold and stretch levels, which corresponds to zero percent through 200 percent of the NEOs’ annual cash incentive target.

2019 NEO AIP Targets. The starting point to determine annual cash incentive targets (expressed as a percentage of base pay) is competitive market information referencing the market median, which provides an idea of what other companies target to pay in annual cash incentives for similar jobs. We also consider the internal value of each job (i.e., how important the job is to executing our strategy compared to other jobs in the Company) before the target is set for the year. The annual cash incentive targets as a percentage of base pay for the NEOs in 2019 were as follows:

Position	Target
President and Chief Executive Officer	130%
EVP, Chief Operating Officer	100%
SVP, Corporate Strategic Development	75%
SVP, Chief Financial Officer	80%
SVP, Project Execution	70%

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COMPENSATION DISCUSSION AND ANALYSIS

Determining 2019 AIP Awards. To determine the funding of the annual cash incentive, we use the following calculation for each NEO:

2019 Base Pay Received X 2019 Incentive Target % X 2019 Business Performance Metrics = Adjusted EBITDA (50%) Controllable Costs (40%) Safety (10%) 2019 AIP Result

Based on business performance relative to the established goals, the Committee certified business performance results as follows and the 2019 AIP award payout, at 117 percent of target, was paid in March 2020.

THRESHOLD TARGET STRETCH ADJUSTED EBITDA $5,056 MM Target vs. $4,965 MM Actual=0.74x Payout 98% target; 74% payout CONTROLLABLE COSTS $(2,050) MM Target vs. $(1,933) MM Actual=1.59x Payout 106% target; 159% payout SAFETY: NEAR MISS TO INCIDENT RATIO >9:1<10:1 Target vs. 13.98:1 Actual= 1.50x Payout 150% payout SAFETY: LATE POST STARTUP DELIVERABLES >3% 4% Target vs. <1% Actual=1.75x Payout 175% payout

Metrics	Weighting	Threshold	Target	Stretch @ 200%	Actual	Result	Payout %

Adjusted EBITDA	50%	$4,706	$ 5,056	$5,406	$4,965	74%	37%

Controllable Costs	40%	$(2,250)	$(2,050)	$(1,850)	$(1,933)	159%	63%

Safety: Near Miss to Incident Ratio	5%	< 4:1	>9:1 ≤10:1	>15:1	13.98:1	150%	8%

Safety: Late Post Startup Deliverables	5%	>10%	>3% ≤4%	0%	<1%	175%	9%

2019 AIP Business Performance %							117%

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COMPENSATION DISCUSSION AND ANALYSIS

We calculate (a) Adjusted EBITDA as: Gross margin less operating and maintenance expenses, less selling, general, and administrative expenses, less other (income) and expense, plus proportionate EBITDA of joint venture partnerships; and (b) Controllable Costs as: operating and maintenance costs and selling, general and administrative costs that are under the responsibility of a cost center manager, less certain expenses that are considered less controllable (such as pension and postretirement benefit costs) or have no net impact on financial performance (such as costs that are passed directly to customers). Operating and maintenance costs, selling, general, and administrative costs, and total service revenues include our proportional ownership share of such items recognized by certain equity method investees.

While the controllable cost target was established at a level above 2018 actual results, this is primarily due to two items: (a) an accounting classification change made by a non-operated joint venture; and (b) incremental costs of operating assets associated with growth projects completed during 2018 which were operated during the full year of 2019.

For 2019, the safety metrics were Near Miss to Incident Ratio and Late Post Startup Deliverables. Near Miss to Incident Ratio was also a metric in 2018 and emphasizes our safety focus on hazard recognition and reinforces the importance of incident prevention. The Management of Change Quality Late Post Startup Deliverables metric was new in 2019 and places an emphasis on the importance of completing all post startup deliverables associated with newly completed projects. Each safety metric defines a minimum performance threshold and a maximum performance stretch threshold. Payout tiers are established, in 25 percent increments, from the threshold to stretch payout opportunity.

Individual performance, such as success toward our strategic objectives and individual goals, and successful demonstration of the Company’s leadership competencies which exceeded expectations may be recognized through adjustments. Payments may also be adjusted downward if performance warrants. The Committee chose to apply an adjustment to certain NEOs. In total, the adjustments applied to NEO awards were less than one percent of the original calculated awards. Mr. Poarch did not receive a 2019 AIP award as he resigned from the Company effective February 28, 2020 prior to the payment date of the award.

2020 AIP Design. In the 2020 AIP, Adjusted EBITDA and Controllable Costs will continue to be weighted at 50 percent and 40 percent respectively. A Safety Performance Metric, High Potential Near Miss to Incident Ratio, and an Environmental Performance Metric, Loss of Primary Containment (“LOPC”), will each be weighted at five percent. The Environmental Performance Metric is new in 2020 and continues our focus on environmental performance, the reduction of greenhouse gasses, and is aligned with our core value of being responsible stewards around the environment and the products we transport. The LOPC metric is considered a leading indicator to more significant process safety incidents and is directly related to reducing greenhouse gas emissions.

2020 AIP Metrics	Weight
Adjusted EBITDA	50%
Controllable Costs	40%
Environmental and Safety (10%)
Environmental Performance Metric	5%
Safety Performance Metric	5%

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentives

To determine the value for long-term incentives granted to a NEO each year, we consider the following factors:

•	The proportion of long-term incentives relative to base pay;
•	The NEO’s impact on Company performance and ability to create value;
•	Long-term business objectives;
•	The market median and specific awards made to executives in similar positions within our comparator group of companies;
•	The market demand for the NEO’s particular skills and experience;
•	The amount granted to other NEOs in comparable positions at the Company;
•	The NEO’s demonstrated historical performance; and
•	The NEO’s leadership performance.

A summary of the long-term incentive program details for 2019 are shown in the following table. The long-term incentive mix for the CEO differs from the mix for the other NEOs. Since the CEO has more opportunity to influence our financial results, the Committee considers it appropriate that a greater percentage of his long-term incentives are directly tied to the performance of the Company’s stock price.

	Performance-based RSUs	Time-based RSUs
CEO Equity Mix	60%	40%
NEO Equity Mix	50%	50%
Term	Three years	Three years
Frequency	Granted annually	Granted annually
Performance Criteria	Relative TSR and ROCE	Retention
Vesting	Cliff vesting after three years	Cliff vesting after three years
Payout	Upon vesting, shares are distributed based on performance certification (0% – 200%)	Upon vesting, shares are distributed
Dividends	No dividends	Dividend equivalents accrued and paid in cash upon vesting

In 2019, we did not include stock options in our annual equity award. The performance-based RSU award increased to 60 percent and 50 percent of our CEO’s and NEO’s equity mix respectively. The long-term incentive mix remained the same in 2020.

Performance-based RSUs. Performance-based RSU awards are only earned if we attain specific pre-determined performance results. In 2016, we measured both relative TSR and absolute TSR as interdependent measures in determining the attainment level of our performance-based awards. The 2017 performance-based RSU awards utilized relative TSR while the 2018 and 2019 performance-based RSU awards utilize both relative TSR and ROCE to determine performance and the actual number of units that will vest.

2016 Performance-based RSUs. The performance cycle for our 2016 performance-based RSUs was completed at the end of 2018 and vested in February 2019. Our relative TSR performance was in the top quartile of our comparator company group. Because we delivered an annualized absolute TSR performance of 5.8 percent, less

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COMPENSATION DISCUSSION AND ANALYSIS

than the threshold annualized TSR target of at least 7.5 percent, the earned payout was limited to 31.8 percent of the number of performance-based RSUs originally granted. This resulted in 68.2 percent of the original RSUs awarded being cancelled.

Relative TSR TSR performance increases relative to our comparator companies 100 Percentile 60% 100% 125% 150% 175% 200% 75 Percentile 30% 75% 100% 125% 150% 175% 50 Percentile 0% 50% 75% 100% 125% 150% 25 Percentile 0% 25% 50% 75% 100% 125% <25 Percentile 0% 0% 0% 30% 60% 100% <7.5% 7.5% Threshold 10% 12.5% Target 15% 18% Stretch Annualized Absolute TSR Stockholders receive increased return on their investment

2017 Performance-based RSUs. The performance cycle for our 2017 performance-based RSUs was completed at the end of 2019 and vested in February 2020. The 2017 award measured our TSR performance relative to our established peer group. The design provides for up to a 200 percent payout if our relative TSR performance is at the top of our peer group and there will be no payout if our relative TSR performance is at the bottom of the peer group. The payout curve is linear between zero percent and 200 percent based on our placement within the peer group of companies. An award is limited to 100 percent if our actual TSR is negative. Williams’ TSR during this period placed Williams eighth among our peer companies resulting in an earned payout of 44.4 percent of the number of performance-based RSUs originally granted. This resulted in 55.6 percent of the original RSUs awarded being cancelled.

2018 and 2019 Performance-based RSUs. The 2018 and 2019 performance-based RSUs utilize two equally weighted metrics to measure performance and can result in a payout range from zero percent to 200 percent of target. Relative TSR is weighted at 50 percent and ROCE is weighted at 50 percent. Relative TSR, consistent with the 2017 award described above, provides up to a 200 percent payout if our relative TSR performance is at the top of our peer group and there will be no payout if our relative TSR performance is at the bottom of the peer group. The payout curve is linear between zero percent and 200 percent based on our placement within the peer group of companies, unless the TSR result is negative and the metric would be limited to 100 percent. The ROCE performance will be measured against pre-determined targets and is on a linear payout curve from 50 percent to 200 percent. The focus for this metric is on creating annual ROCE improvement.

2019 Performance-based RSU Metric	Weighting	Threshold	Target	Stretch
2021 ROCE	50%	7.30%	8.20%	8.70%

This ROCE target represents approximately an eight percent compound annual growth rate from 2018 results and is aligned with the financial plan approved by the Board.

2019 Special Performance-based RSU award. At the time of the 2019 annual equity award, the five NEOs received an incremental performance-based equity award. This award measures 2021 Adjusted EPS against preestablished targets. While the performance period ends on December 31, 2021, any earned award would vest in 50 percent increments three and four years from the date of the award, on February 19, 2022 and February 19, 2023

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COMPENSATION DISCUSSION AND ANALYSIS

respectively. While the award is performance-based, the extended vesting period was added for retentive purposes. Prior to the 2019 award, four of the five NEOs had been an executive officer with the Company for less than two years. Considering the progress associated with the reconstituted leadership group, the Committee sought to provide a common performance-based award across the group while also building in more significant retention. The adjusted EPS performance will be measured against pre-determined targets and is on a linear payout curve from 50 percent to 200 percent.

2019 Special Performance-based RSU Metric	Weighting	Threshold	Target	Stretch
2021 Adjusted EPS	100%	$0.99	$1.07	$1.23

This Adjusted EPS target represents approximately a 35 percent total growth rate from 2018 Adjusted EPS results.

2020 Performance-based RSU awards. The 2020 performance-based RSU awards, granted on February 24, 2020, utilize two equally weighted metrics to measure performance and can result in a payout range from zero percent to 200 percent of target. ROCE is weighted at 50 percent and Debt to EBITDA Ratio is weighted at 50 percent and both are measured against preestablished targets. Additionally, the calculated result from these weighted financial metrics may be increased or decreased by 25 percent of the calculated result utilizing a relative TSR metric. If our TSR relative to our peer company group is in the top three companies, the calculated result will be increased by 25 percent while the calculated result will be decreased by 25 percent if our TSR relative to our peer company group is in the bottom three companies. However, under no circumstance can the calculated award exceed 200 percent of target.

Time-based RSU Awards. We grant time-based RSUs to retain executives and to facilitate stock ownership. The use of time-based RSUs is also consistent with the practices of our comparator group of companies. Time-based RSUs accrue dividend equivalents which are paid in cash only upon vesting and distribution of the award.

Stock Option Awards. For recipients, stock options have value only to the extent the price of our common stock is higher on the date the options are exercised than it was on the date the options were granted. Stock options are no longer part of our annual equity award mix and were not granted beginning in 2019.

Grant Practices. The Committee typically approves our annual equity grant in February of each year, shortly after the annual earnings release to ensure the market has time to absorb material information disclosed in the earnings release and reflect that information in the stock price. The grant date for off-cycle grants for individuals who are not NEOs, for reasons such as retention or new hires, is generally the first business day of the month following the approval of the grant. By using this consistent approach, we remove grant timing from the influence of the release of material information.

Mr. Chandler, Mr. Dunn, and Mr. Zamarin were each hired after our 2017 annual equity awards were granted. Mr. Dunn received performance-based RSUs, time-based RSUs, and stock options considering the proximity of his hire date to the annual grant. Mr. Chandler and Mr. Zamarin received time-based RSUs. Mr. Zamarin’s award, and other elements of his pay package including a $500,000 deferred cash award paid in 2019, were intended to address the meaningful retention that was in place with his previous employer.

Stock Ownership Guidelines. Our program provides stock ownership guidelines for each of our NEOs and our Board of Directors as shown in the table below:

Position	Ownership Multiple	As a Multiple of	Holding / Retention Requirement
CEO	6x	Base Pay	50%, after taxes, until guidelines are met
NEO	3x	Base Pay	50%, after taxes, until guidelines are met
Board of Directors	5x	Annual Cash Retainer	60% until guidelines are met

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COMPENSATION DISCUSSION AND ANALYSIS

The Committee annually reviews the guidelines for competitiveness and alignment with best practices and monitors the NEOs’ progress toward compliance. WMB shares owned outright and outstanding time-based RSUs count as owned for purposes of the program. Stock options and performance-based equity are not included as owned for purposes of the program. NEOs must retain 50 percent of any vested equity awards, net of taxes, until their ownership guidelines are met. Board members must retain 60 percent of distributed vested equity awards until their ownership guidelines are met. At Williams, NEOs must hold at least 50  percent of any equity transaction if they have not met their ownership guideline regardless of their time in the role.

Benefits

Consistent with our philosophy to emphasize pay for performance, our NEOs receive very few perquisites or supplemental benefits. They are as follows:

•

Retirement Restoration Benefits. NEOs participate in our qualified retirement program on the same terms as our other employees. We offer a retirement restoration plan to maintain a proportional level of pension benefits to our NEOs as provided to other employees. The Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), limits qualified pension benefits based on an annual compensation limit. For 2019, the limit was $280,000. Any limitation in a NEO’s pension benefit in the tax-qualified pension plan due to this limit is made up for (subject to a cap) in the unfunded retirement restoration plan. Benefits for NEOs are not enhanced and are calculated using the same benefit formula as that used to calculate benefits for employees in the qualified pension plan. The compensation included in the retirement restoration benefit is consistent with pay considered for employees in the qualified pension plan. Equity compensation, including RSUs and stock options, is not considered. Additionally, we do not provide a nonqualified benefit related to our qualified 401(k) defined contribution retirement plan.

•

Financial Planning Allowance. We offer financial planning to provide expertise on current tax laws to assist NEOs with personal financial planning and preparations for contingencies such as death and disability. Covered services include estate planning, tax planning, tax return preparation, wealth accumulation planning, and other personal financial planning services. In addition, by working with a financial planner, NEOs gain a better understanding of and appreciation for the programs the Company provides, which helps to maximize the retention and engagement aspects of the dollars the Company spends on these programs.

•

Personal Use of Company Aircraft. The CEO is allowed, but not required, to use the Company’s private aircraft for personal travel. Our policy for all other executive officers is to discourage personal use of the aircraft, but the CEO retains discretion to permit its use when deemed appropriate, such as when the destination is not well served by commercial airlines, personal emergencies, and the aircraft is not being used for business purposes. To the extent that NEOs use the Company’s private aircraft for personal travel, imputed income will be applied to the NEO, in compliance with Internal Revenue Code requirements.

•

Executive Physicals. The Committee requires annual physicals for the NEOs. Such physicals align with our wellness initiative as well as assist in mitigating risk. NEO physicals are intended to identify any health risks and medical conditions as early as possible in an effort to achieve more effective treatment and outcomes.

•

Event Center. We have a suite and club seats at certain event centers that were purchased for business purposes. If they are not being used for business purposes, we make them available to all employees, including our NEOs. This is not considered a perquisite to our NEOs because it is available to all employees.

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COMPENSATION DISCUSSION AND ANALYSIS

Additional Components of our Executive Compensation Program

In addition to establishing the pay elements described above, we have adopted a number of policies to further the goals of the executive compensation program, particularly with respect to strengthening the alignment of our NEOs’ interests with stockholder long-term interests.

Employment Agreements. We do not have employment agreements with our NEOs.

Termination and Severance Arrangements. The Executive Severance Pay Plan includes senior executive officers, which includes NEOs other than the CEO, in order to define a consistent approach of treatment in the event of a severance event. Under the plan, NEOs are eligible to receive a discretionary payment of 1.5 to 2.0 times the sum of the NEO’s base salary and target annual bonus. Any severance payment is discretionary. Considerations include the NEO’s term of employment, past accomplishments, reasons for separation from the Company, and competitive market practice. The NEO can elect coverage under the Company’s medical benefits plans for 18 months from the termination in the same manner and at the same cost as similarly situated active employees for up to the first 12 months. Outplacement services are provided up to a maximum amount of $25,000.

Change in Control Agreements. Williams’ change in control agreements, in conjunction with the NEOs’ equity award agreements, provide separation benefits for our NEOs. The program includes a double trigger for benefits and equity vesting. This means there must be a Company change in control and the NEO must experience a qualifying termination of employment prior to receiving benefits under the agreement. This practice creates security for the NEOs but does not provide an incentive for the NEO to leave the Company. Our program is designed to encourage the NEOs to focus on the best interests of stockholders by alleviating their concerns about a possible detrimental impact to their compensation and benefits under a potential change in control, not to provide compensation advantages to NEOs for executing a transaction.

The Committee reviews our change in control benefits periodically to ensure they are consistent with competitive practice and aligned with our compensation philosophy. As part of the review, calculations are performed to determine the overall program cost to the Company if a change in control event were to occur and all covered NEOs were terminated as a result. An assessment of competitive norms, including the reasonableness of the elements of compensation received, is used to validate benefit levels for a change in control. We do not offer a tax gross-up provision in our change in control agreements but instead include a ‘best net’ provision providing our NEOs with the better of their after-tax benefit capped at the safe harbor amount or their benefit paid in full, subjecting them to possible excise tax payments. The Committee continues to believe that offering a change in control program is appropriate and critical to attracting and retaining executive talent and keeping them aligned with stockholder interests in the event of a change in control.

On February 1, 2018, our NEOs, as well as other officers with a Change in Control Agreement (“Agreement”), received a one-year notice informing the recipient that their current Agreement would terminate on February 1, 2019. This one-year notice of termination was required under the Agreement. A revised agreement was provided, and each officer signed the Agreement which was effective February 2019. Among other changes to the language, the new Agreement removed the Retirement Restoration Plan component from the cash severance calculation. Additionally, the new Agreement changed the COBRA coverage benefit to a cash benefit.

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COMPENSATION DISCUSSION AND ANALYSIS

The following chart details the benefits received if a NEO were to be terminated or resigned for a defined good reason following a change in control as well as an analysis of those benefits as it relates to the Company, stockholders, and the NEO:

Change in Control Benefit	What does the benefit provide to the Company and stockholders?	What does the benefit provide to the NEO?
Multiple of 3x base pay plus annual cash incentive at target	Encourages NEOs to remain engaged and stay focused on successfully closing the transaction.	Financial security for the NEO equivalent to three-years of continued employment.
Accelerated vesting of stock awards	An incentive to stay during and after a change in control. If there is risk of forfeiture, NEOs may be less inclined to stay or to support the transaction.	The NEOs are kept whole if they have a separation from service following a change in control.
The value of 36 months of group medical, dental, and/or prescription drug plan benefits	This is a minimal cost to the Company that creates a competitive benefit.	Access to health coverage.

Reimbursement of legal fees to enforce benefit	Keeps NEOs focused on the Company and not concerned about whether the acquiring company will honor contractual commitments after a change in control.	Security during an unstable period of time.
Outplacement assistance	Keeps NEOs focused on supporting the transaction and less concerned about trying to secure another position.	Assistance in finding a comparable executive position.
‘Best Net’ provision	Enables the change in control benefits to be delivered in as close a manner to the intended value of the benefits as possible.	Provides NEOs with the better of their after-tax benefit capped at the safe harbor amount or their benefit paid in full, which would subject them to possible excise tax payments.

Derivative Transactions. Our policy on securities trading applies to transactions in positions or interests whose value is based on the performance or price of our common stock. Because of the inherent potential for abuse, Williams prohibits officers, directors, and certain other employees from entering into short sales or using equivalent derivative securities in connection with Williams’ or its affiliates’ securities. Our policy on securities trading also prohibits holding Williams’ or its affiliates’ securities in a margin account or pledging them as collateral for a loan.

Mitigating Risk

Although no compensation-related risk was identified as a top risk, the approach to determine if there were adverse compensation risks was similar to the process detailed in the “Corporate Governance and Board Matters – Corporate Governance – Board Oversight of Williams’ Risk Management Process” section of this proxy statement. After this review and analysis, it was determined we do not have material adverse compensation-related risks. Our compensation plans are effectively designed and functioning to reward positive performance and motivate NEOs and employees to behave in a manner consistent with our stockholder interests, business strategies and objectives, ethical standards, and prudent business practices, along with our Core Values which are the foundation

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COMPENSATION DISCUSSION AND ANALYSIS

on which we conduct business. Our Core Values can be found on our website at www.williams.com from the Our Company tab. In fact, many elements of our executive pay program serve to mitigate excessive risk taking. For example:

Target Pay Mix. The target pay mix weighting of long-term incentives, annual cash incentives, and base pay is consistent with comparator company practices and avoids placing too much value on any one element of compensation, particularly the annual cash incentive. The mix of our pay program is intended to motivate NEOs to consider the impact of decisions on stockholders in the long-, intermediate-, and short-terms.

Annual Cash Incentive. Our annual cash incentive program does not allow for unlimited payouts. Calculated cash incentive payments for NEOs cannot exceed 200 percent of target levels.

Performance-based Awards.

•

Our annual cash incentive and long-term incentive programs include performance-based awards. The entire annual cash incentive award is measured against performance targets, while a significant portion of the long-term equity awards provided to NEOs is in the form of performance-based RSUs. Performance-based RSUs have no value unless we achieve pre-determined performance target thresholds.

•

To drive a long-term perspective, all 2019 RSU awards vest no earlier than three years from the date of grant rather than vesting ratably on an annual basis. Additionally, any earned cash dividend equivalents on time-based RSUs are not paid until the officer meets the vesting requirements and the award is distributed. Cash dividend equivalents are not provided on performance-based RSU awards.

•	NEOs’ incentive compensation performance is measured at the enterprise level rather than on a business unit level to ensure a focus on the overall success of the Company.

Stock Ownership Guidelines. As discussed previously in the CD&A, all NEOs, consistent with their responsibilities to stockholders, must hold an equity interest in the Company equal to a stated multiple of their base pay.

Recoupment Policy. In the event that financial results of the Company are restated due to fraud or intentional misconduct, the Board will review any performance-based incentive payments, including payments under the AIP and performance-based RSUs, paid to executive officers, who are found by the Board to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement and will, to the extent permitted by applicable law, seek recoupment from all executive officers of any amounts paid in excess of the amounts that would have been paid based on the restated financial results. In addition, the Company will take action to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 should the SEC determine and implement final rules.

Insider Trading Policy. Our insider trading policy prohibits NEOs and directors, directly or through family members or other persons or entities, from buying or selling Williams’ securities or engaging in any other action to take personal advantage of material nonpublic information. In addition, if during the course of working for the Company, the NEO or director learns of material nonpublic information about a competitor or a company with which Williams or an affiliate of Williams does or anticipates doing business with, he/she may not trade in that company’s securities until the information becomes public or is no longer material.

Accounting and Tax Treatment

We consider the impact of accounting and tax treatment when designing all aspects of pay, but the primary driver of our program design is to support our business objectives. Prior to 2018 and the implications of the tax reform legislation in late 2017, stock options and performance-based RSUs were intended to satisfy the requirements for performance-based compensation as defined in Section 162(m) of the Internal Revenue Code and are therefore considered a tax-deductible expense. Time-based RSUs did not qualify as performance-based and may not be fully deductible.

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COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation and Management Development Committee Report on Executive Compensation

We have reviewed and discussed the foregoing CD&A with management. Based on our review and discussions with management, we recommend to the Board that the CD&A be included in this proxy statement.

By the members of the Committee of the Board as of March 19, 2020:

•	Stephen W. Bergstrom
•	Nancy K. Buese
•	Kathleen B. Cooper
•	Scott D. Sheffield
•	Murray D. Smith

The Committee Report on Executive Compensation is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Williams under the Securities Act or the Exchange Act, except to the extent that Williams specifically incorporates such information by reference.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Compensation and Management Development Committee Interlocks and Insider Participation

During fiscal year 2019, Stephen W. Bergstrom, Nancy K. Buese, Kathleen B. Cooper, Scott D. Sheffield, and Murray D. Smith served on the Compensation and Management Development Committee. None of these Committee members has ever been an officer or employee of the Company or any of our subsidiaries, and none has an interlocking relationship requiring disclosure under applicable SEC rules.

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EXECUTIVE COMPENSATION & OTHER INFORMATION

Executive Compensation and Other Information

2019 Summary Compensation Table

The following table sets forth certain information with respect to the compensation of the NEOs earned during fiscal years 2019, 2018, and 2017:

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(5)	All Other Compensation (6)	Total
Alan S. Armstrong President and Chief Executive Officer	2019	$1,218,943	$-	$10,251,117	$-	$1,854,012	$2,241,482	$24,785	$15,590,338
	2018	1,184,615	-	6,180,144	1,270,144	2,028,654	-	27,818	10,691,376
	2017	1,149,615	-	5,526,871	1,248,860	1,853,755	816,898	24,237	10,620,236
Micheal G. Dunn EVP, Chief Operating Officer	2019	670,673	-	4,691,701	-	780,000	426,174	42,761	6,611,309
	2018	642,308	-	2,821,494	599,124	830,000	168,870	36,277	5,098,072
	2017	496,154	-	2,288,233	533,665	600,000	97,761	59,111	4,074,924
Chad J. Zamarin SVP, Corporate Strategic Development	2019	552,404	500,000	3,420,247	-	485,000	292,790	18,216	5,268,657
	2018	537,692	-	2,069,118	439,359	590,000	54,786	24,574	3,715,530
	2017	262,500	600,000	2,250,013	-	254,000	-	133,532	3,500,045
John D. Chandler SVP, Chief Financial Officer	2019	556,539	-	3,323,615	-	540,000	328,699	23,216	4,772,069
	2018	537,692	-	2,069,118	439,359	590,000	41,212	17,916	3,695,298
	2017	159,519	-	500,008	-	165,000	42,212	10,117	876,856
John E. Poarch SVP, Project Execution	2019	413,231	-	2,830,904	-	-	194,857	16,857	3,455,849
	2018	-	-	-	-	-	-	-	-
	2017	-	-	-	-	-	-	-	-

(1)

Bonus. As part of Mr. Zamarin’s pay package to join the Company, he received a sign-on bonus in 2017 and a deferred cash payment in 2019. These awards, and other elements of his pay package, were intended to address the significant retention that was in place and forfeited with his previous employer.

(2)

Stock Awards. Awards were granted under the terms of The Williams Companies, Inc. 2007 Incentive Plan (the “2007 Incentive Plan”) and include time-based and performance-based RSUs. Amounts shown are the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The assumptions used to value the stock awards can be found in our Annual Report on Form 10-K for the year-ended December 31, 2019. Mr. Poarch resigned from the Company effective February 28, 2020 and forfeited all 2019 stock awards.

The potential maximum values of the performance-based RSUs, subject to changes in performance outcomes, are as follows:

2019 Performance-based RSU Maximum Potential
Alan S. Armstrong	$15,302,249
Micheal G. Dunn	6,583,382
Chad J. Zamarin	4,840,480
John D. Chandler	4,647,215
John E. Poarch	4,161,824

(3)

Option Awards. Stock options were not granted in 2019. Prior to 2019, awards were granted under the terms of the 2007 Incentive Plan and included non-qualified stock options. Amounts shown are the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The assumptions used to value the option awards can be found in our Annual Report on Form 10-K for the year-ended December 31, 2019.

(4)

Non-Equity Incentive Plan. The maximum annual incentive pool funding for NEOs is 200 percent of target. Mr. Poarch resigned from the Company effective February 28, 2020 and forfeited the 2019 AIP award.

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EXECUTIVE COMPENSATION & OTHER INFORMATION

(5)

Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amount shown is the aggregate change from December 31, 2018 to December 31, 2019 in the actuarial present value of the accrued benefit under the qualified pension and non-qualified plan. A portion of the increase in the change in present value is due to the lower discount rate used to measure these benefits at the end of 2019. The underlying design of these programs for our NEOs did not change from 2018 to 2019. Please refer to the “Pension Benefits” table for further details of the present value of the accrued benefit.

(6)

All Other Compensation. Amounts shown represent payments made on behalf of the NEOs and include life insurance premiums, a 401(k) matching contribution, relocation benefits, and perquisites (if applicable). Perquisites may include financial planning services, mandated annual physical exams, and personal use of the Company aircraft. If the NEO used the Company aircraft, the incremental cost method is used to calculate the value of the personal use of the Company aircraft. The incremental cost calculation includes items such as fuel, maintenance, weather and airport services, pilot meals, pilot overnight expenses, aircraft telephone, and catering. Amounts do not include arrangements that are generally available to our employees and do not discriminate in scope, terms or operations in favor of our NEOs, such as medical, dental, and disability programs.

•

Mr. Armstrong received 401(k) matching contributions in the amount of $16,800; reimbursement related to a mandated annual physical exam; personal usage of the Company aircraft in the amount of $3,503; and life insurance premiums.

•

Mr. Dunn received 401(k) matching contributions in the amount of $16,800; reimbursement related to a mandated annual physical exam in the amount of $10,534; relocation benefits in the amount of $14,011; and life insurance premiums.

•	Mr. Zamarin received 401(k) matching contributions in the amount of $16,800 and life insurance premiums.
•	Mr. Chandler received 401(k) matching contributions in the amount of $16,800; reimbursement of financial planning services; and life insurance premiums.
•	Mr. Poarch received 401(k) matching contributions; reimbursement related to a mandated annual physical exam; relocation benefits; and life insurance premiums.

The Committee considers the compensation of CEOs from comparator companies when setting Mr. Armstrong’s pay. It is the competitive norm for CEOs to be paid more than other NEOs. In addition, the Committee believes the difference in pay between the CEO and other NEOs is consistent with our compensation philosophy (summarized in the CD&A), which considers the external market and internal value of each job to the Company along with the incumbent’s experience and performance of the job in setting pay. The CEO’s job is different from the other NEOs because the CEO has ultimate responsibility for performance results and is accountable to the Board and stockholders. Consequently, the Committee believes it is appropriate for the CEO’s pay to be higher.

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EXECUTIVE COMPENSATION & OTHER INFORMATION

Grants of Plan Based Awards

The following table sets forth certain information with respect to the grant of stock options, RSUs, and awards payable under the Company’s annual cash incentive plan during the last fiscal year to the NEOs:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2) (3)			All Other Stock Awards: Number of Shares of Stock or Units (4)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Armstrong	2/19/2019	$-	$1,584,626	$3,169,252							$-
	2/19/2019				-	134,817	269,634				3,785,661
	2/19/2019							94,821			2,599,992
	2/19/2019					170,206	340,412				3,865,463
Dunn	2/19/2019	-	670,673	1,341,346							-
	2/19/2019				-	48,396	96,792				1,358,960
	2/19/2019							51,058			1,400,010
	2/19/2019					85,103	170,206				1,932,731
Zamarin	2/19/2019	-	414,303	828,606							-
	2/19/2019				-	34,569	69,138				970,698
	2/19/2019							36,470			1,000,007
	2/19/2019					63,827	127,654				1,449,542
Chandler	2/19/2019	-	445,231	890,462							-
	2/19/2019				-	34,569	69,138				970,698
	2/19/2019							36,470			1,000,007
	2/19/2019					59,572	119,144				1,352,910
Poarch (5)	2/19/2019	-	289,262	578,524							-
	2/19/2019				-	25,926	51,852				728,002
	2/19/2019							27,352			749,992
	2/19/2019					59,572	119,144				1,352,910

Note: Information provided is as of the close of market on December 31, 2019.

(1)	Non-Equity Incentive Awards. Awards from the 2019 AIP are shown.
•	Threshold: At threshold, the 2019 AIP awards are zero.
•	Target: The amount shown is based upon a business performance attainment of 100 percent.
•	Maximum: The maximum amount the NEOs can receive is 200 percent of their AIP target.
(2)

Represents performance-based RSUs granted in February 2019 under the 2007 Incentive Plan. Performance-based RSUs can be earned over a three year period only if the established performance target is met and the NEO is employed on the certification date, subject to certain exceptions such as the executive’s death, disability or retirement. Under any circumstances, these shares will be distributed no earlier than the third anniversary of the grant other than due to a termination upon a change in control. If performance plan goals are exceeded, the NEO can receive up to 200 percent of target. If plan threshold goals are not met, the NEO’s awards are cancelled in their entirety.

(3)

An incremental 2019 performance-based RSU award was granted to select executive officers and measures adjusted earnings per share against predetermined targets. This award has a three-year performance period and can be earned only if the established performance target is met and the NEO is employed on the vesting and distribution date, subject to certain exceptions such as the executive’s death, disability, or retirement. Under any circumstances, in fifty percent increments any earned shares will be distributed no earlier than the third and fourth anniversaries of the grant date other than due to termination upon a change in control. If performance plan goals are exceeded, the NEO can receive up to 200 percent of target. If plan threshold goals are not met, the NEO’s awards are cancelled in their entirety.

(4)	Represents time-based RSUs granted under the 2007 Incentive Plan. Time-based units vest 36 months from the respective grant date.
(5)	Mr. Poarch resigned from the Company effective February 28, 2020 and forfeited all 2019 awards.

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EXECUTIVE COMPENSATION & OTHER INFORMATION

Outstanding Equity Awards

The following table sets forth certain information with respect to the outstanding equity awards held by the NEOs at the end of 2019:

	Option Awards						Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units of Stock or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (5)

Armstrong	2/20/2018	77,118	154,238	-	$29.09	2/20/2028	2/19/2019 (2)	-	-	94,821	$2,249,154
	2/21/2017	125,956	62,979	-	28.87	2/21/2027	2/19/2019 (3)	-	-	134,817	3,197,859
	8/4/2016	145,570	-	-	24.98	8/4/2026	2/19/2019 (4)	-	-	170,206	4,037,286
	2/23/2015	153,177	-	-	49.15	2/23/2025	2/20/2018 (2)	-	-	54,658	1,296,488
	2/24/2014	133,080	-	-	41.77	2/24/2024	2/20/2018 (3)	-	-	139,011	3,297,341
	2/25/2013	147,545	-	-	33.57	2/25/2023	2/21/2017 (2)	-	-	51,957	1,232,420
	2/27/2012	159,681	-	-	29.11	2/27/2022	2/21/2017 (3)	-	-	130,151	3,087,182
	2/24/2011	72,486	-	-	24.21	2/24/2021
	2/23/2010	60,646	-	-	17.28	2/23/2020

Dunn	2/20/2018	36,376	72,754	-	29.09	2/20/2028	2/19/2019 (2)	-	-	51,058	1,211,096
	2/27/2017	53,824	26,912	-	28.15	2/27/2027	2/19/2019 (3)	-	-	48,396	1,147,953
							2/19/2019 (4)	-	-	85,103	2,018,643
							2/20/2018 (2)	-	-	36,095	856,173
							2/20/2018 (3)	-	-	53,649	1,272,554
							2/27/2017 (2)	-	-	31,083	737,289
							2/27/2017 (3)	-	-	45,677	1,083,458

Zamarin	2/20/2018	26,676	53,353	-	29.09	2/20/2028	2/19/2019 (2)	-	-	36,470	865,068
							2/19/2019 (3)	-	-	34,569	819,977
							2/19/2019 (4)	-	-	63,827	1,513,976
							2/20/2018 (2)	-	-	26,470	627,868
							2/20/2018 (3)	-	-	39,343	933,216
							6/27/2017 (2)	-	-	77,667	1,842,261

Chandler	2/20/2018	26,676	53,353	-	29.09	2/20/2028	2/19/2019 (2)	-	-	36,470	865,068
							2/19/2019 (3)	-	-	34,569	819,977
							2/19/2019 (4)	-	-	59,572	1,413,048
							2/20/2018 (2)	-	-	26,470	627,868
							2/20/2018 (3)	-	-	39,343	933,216
							9/5/2017 (2)	-	-	16,584	393,372

Poarch (6)	2/20/2018	14,550	29,102	-	29.09	2/20/2028	2/19/2019 (2)	-	-	27,352	648,789
	2/21/2017	3,674	1,837	-	28.87	2/21/2027	2/19/2019 (3)	-	-	25,926	614,965
	8/4/2016	4,051	-	-	24.98	8/4/2026	2/19/2019 (4)	-	-	59,572	1,413,048
	2/23/2015	5,831	-	-	49.15	2/23/2025	2/20/2018 (2)	-	-	14,438	342,469
							2/20/2018 (3)	-	-	21,460	509,031
							4/3/2017 (2)	-	-	2,346	55,647
							2/21/2017 (2)	-	-	2,425	57,521
							2/21/2017 (3)	-	-	2,761	65,491

Note: Information provided is as of the close of market on December 31, 2019.

Option Awards

(1)

The following table reflects the vesting schedules for associated stock option grant dates for awards that were not 100 percent vested as of December 31, 2019. These awards vest in one-third increments as noted in the table.

Grant Date	Vesting Dates

2/20/2018	2/20/2019, 2/20/2020, 2/20/2021

2/21/2017	2/21/2018, 2/21/2019, 2/21/2020

Mr. Dunn’s February 27, 2017 stock option award vests in one-third increments on February 27, 2018, February 27, 2019, and February 27, 2020.

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EXECUTIVE COMPENSATION & OTHER INFORMATION

Stock Awards

(2)	The following table reflects the vesting dates for associated time-based RSU award grant dates:

Grant Date	Vesting Dates
2/19/2019	2/19/2022
2/20/2018	2/20/2021
2/21/2017	2/21/2020

Mr. Dunn’s February 27, 2017 time-based RSU award will fully vest in three years on February 27, 2020.

Mr. Zamarin’s June 26, 2017 time-based RSU award will fully vest in three years on June 26, 2020.

Mr. Chandler’s September 5, 2017 time-based RSU award will fully vest in three years on September 5, 2020.

Mr. Poarch’s April 3, 2017 time-based RSU award would fully vest in three years on April 3, 2020. This award was cancelled due to his February 28, 2020 resignation.

(3)

Performance-based RSUs are subject to attainment of performance targets established by the Committee. If earned, these awards generally vest three years from the date of grant. The awards included on the table are outstanding as of December 31, 2019. While the full award for the 2017 performance-based RSUs are shown on the table, these awards did not meet established target level performance requirements and 44.4 percent of the granted awards vested and were distributed in 2020. The unearned RSUs were cancelled and returned to the Plan.

(4)

An incremental 2019 performance-based RSU award was granted to select executive officers and is subject to attainment of performance targets established by the Committee. This performance-based RSU award measures adjusted earnings per share against predetermined targets. If earned, these awards vest in one-half increments on the third and fourth anniversary of the award, February 19, 2022 and February 19, 2023.

(5)	Values are based on a closing stock price of $23.72 on December 31, 2019.

(6)	Mr. Poarch resigned from the Company effective February 28, 2020 and forfeited all unvested outstanding awards.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to options exercised by the NEO and stock that vested during fiscal year 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Alan S. Armstrong	98,587	$1,800,199	101,271	$2,745,457
Micheal G. Dunn	-	-	-	-
Chad J. Zamarin	-	-	-	-
John D. Chandler	-	-	-	-
John E. Poarch	-	-	3,447	93,448

Retirement Plan

The retirement plan for the Company’s executives consists of two plans: the pension plan and the retirement restoration plan as described below. Together these plans generally provide the same level of benefits to our executives as the pension plan provides to the majority of other employees of the Company. The retirement restoration plan was implemented to address the annual compensation limit of the Internal Revenue Code.

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EXECUTIVE COMPENSATION & OTHER INFORMATION

Pension Plan

Each of our NEOs have completed one year of service and participate in our pension plan. Our pension plan is a noncontributory, tax qualified defined benefit plan (with a cash balance design) subject to the Employee Retirement Income Security Act of 1974, as amended.

Each year, participants in the plan earn compensation credits that are posted to their cash balance account. The annual compensation credits are equal to the sum of a percentage of eligible pay (base pay and certain bonuses) and a percentage of eligible pay greater than the social security wage base. The percentage credited is based upon the participant’s age as shown in the following table:

Age	Percentage of Eligible Pay		Percent of Eligible Pay Greater than the Social Security Wage Base
Less than 30	4.5%	+	From 1% to 1.2%
30-39	6%	+	2%
40-49	8%	+	3%
50 or over	10%	+	5%

For participants who were active employees and participants under the plan on March 31, 1998 and April 1, 1998, the percentage of eligible pay is increased by 0.3 percent multiplied by the participant’s total years of benefit service earned as of March 31, 1998.

In addition, interest is credited to account balances quarterly at a rate determined annually in accordance with the terms of the plan.

While a lump-sum benefit is also available, the monthly annuity available to those who take normal retirement is based on the participant’s account balance as of the date of retirement. Normal retirement age is 65. Early retirement eligibility begins at age 55. At retirement, participants may choose to receive a single-life annuity (for single participants), a qualified joint and survivor annuity (for married participants), or they may choose one of several other forms of payment having an actuarial value equal to that of the relevant annuity.

Retirement Restoration Plan

The Internal Revenue Code limits pension benefits, based on the annual compensation limit, which can be accrued in tax-qualified defined benefit plans, such as our pension plan. The annual compensation limit in 2019 was $280,000. Any reduction in an executive’s pension benefit accrual due to these limits will be compensated, subject to a cap, under an unfunded top hat plan – our retirement restoration plan.

The elements of compensation that are included in applying the payment and benefit formula for the retirement restoration plan are the same elements that are used, except for application of a cap, in the base pension plan for all employees. The elements of pay included in that definition are total base pay, including any overtime, base pay-reduction amounts, and cash bonus awards, if paid (unless specifically excluded under a written bonus or incentive-pay arrangement). Specifically excluded from the definition are severance pay, cost-of-living pay, housing pay, relocation pay (including mortgage interest differential), taxable and non-taxable fringe benefits, and all other extraordinary pay, including any amounts received from equity compensation awards.

With respect to bonuses, annual cash incentives are considered in determining eligible pay under the pension plan. Long-term equity compensation incentives are not considered.

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EXECUTIVE COMPENSATION & OTHER INFORMATION

Pension Benefits

The following table sets forth certain information with respect to the actuarial present value of the accrued benefit as of December 31, 2019 under the qualified pension plan and retirement restoration plan. All NEOs are fully vested in the benefits.

Name	Plan Name	Number of Years Credited Services	Present Value of Accrued Benefit (1)	Payments During Last Fiscal Year
Alan S. Armstrong	Pension Plan	34	$1,137,319	-
	Retirement Restoration Plan	34	6,081,806	-
Micheal G. Dunn (2)	Pension Plan	17	276,813	-
	Retirement Restoration Plan	17	523,374	-
Chad J. Zamarin	Pension Plan	3	92,580	-
	Retirement Restoration Plan	3	362,487	-
John D. Chandler (2)	Pension Plan	8	270,086	-
	Retirement Restoration Plan	8	273,021	-
John E. Poarch	Pension Plan	11	193,790	-
	Retirement Restoration Plan	11	190,443	-

(1)

The primary actuarial assumptions used to determine the present values include an annual interest credit to normal retirement age equal to 3.50 percent and a discount rate equal to 3.24 percent for the pension plan and a discount rate equal to 2.80 percent for the retirement restoration plan.

(2)	As former employees, Mr. Chandler and Mr. Dunn have prior years of vesting service under the plans.

Nonqualified Deferred Compensation

We do not provide other nonqualified deferred compensation for any of our NEOs or other employees.

Change in Control Agreements

We have entered into change in control agreements with each of our NEOs to facilitate continuity of management if there is a change in control of the Company.

On February 1, 2018, our NEOs, as well as other officers with a Change in Control Agreement, received a one-year notice informing the recipient that their current Agreement would terminate on February 1, 2019. This one-year notice of termination is required under the Agreement. A revised agreement was provided, and each officer signed the Agreement which was effective February 2019. Among other changes to the language, the new Agreement removed the retirement restoration plan component from the cash severance calculation. Additionally, the new Agreement changed the COBRA coverage benefit to a cash benefit.

If during the term of a change in control agreement, a “change in control” occurs and (i) the employment of any NEO is terminated other than for “cause,” “disability,” or death, or (ii) a NEO resigns for “good reason,” such NEO is entitled to the following:

•	Accrued but unpaid base salary, accrued but unpaid paid time off, and any other amounts or benefits due but not paid (lump sum payment).

•	Within sixty days after the termination date or such later date required by section 409A of the Internal Revenue Code of 1986, as amended:

–	Prorated annual cash incentive for the year of separation through the termination date (lump sum payment);

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EXECUTIVE COMPENSATION & OTHER INFORMATION

–	A severance amount equal to three times the sum of his or her base salary and target annual incentive bonus, as of the termination date (lump sum payment); and
–	An amount equal to the full monthly cost of group medical, dental, and/or prescription drug plan benefits multiplied by thirty-six (lump sum payment).

•	All equity awards will vest and will be paid out only in accordance with the terms of the respective plan and award agreements;

•	Continued participation in the Company’s directors’ and officers’ liability insurance for six-years or any longer known applicable statute of limitations period;

•	Indemnification as set forth under the Company’s By-laws; and

•	Outplacement benefits for six months at a cost not exceeding $25,000 per NEO.

We provide a ‘best net’ provision providing our NEOs with the better of their after-tax benefit capped at the safe harbor amount or their benefit paid in full, subjecting them to possible excise tax payments. If a NEO’s employment is terminated for “cause” during the period beginning upon a change of control and continuing for two-years or until the termination of the agreement, whichever happens first, the NEO is entitled to accrued but unpaid base salary, and unpaid paid time off, and any other amounts or benefits due but not paid (lump sum payment).

The agreements with our NEOs use the following definitions:

“Cause” generally means a NEO’s:

•	Conviction of or a plea of nolo contendere to a felony or a crime involving fraud, dishonesty, or moral turpitude;

•	Misconduct in the performance of his or her duties that has a material adverse effect on Williams;

•	Violation or disregard of the Code of Business Conduct that has a material adverse effect on Williams;

•	Violation or disregard of a Company policy, standard or process that has a material adverse effect on Williams; or

•	Habitual or gross neglect of his or her duties.

Cause generally does not include bad judgment or negligence (other than habitual neglect or gross negligence); acts or omissions made in good faith after reasonable investigation by the NEO or acts or omissions with respect to which the Board could determine that the NEO had satisfied the standards of conduct for indemnification or reimbursement under the Company’s By-laws, indemnification agreement, or applicable law; or failure (despite good faith efforts) to meet performance goals, objectives, or measures for a period beginning upon a change of control and continuing for two years or until the termination of the agreement, whichever happens first. A NEO’s act or failure to act (except as relates to a conviction or plea of nolo contendere described above), when done in good faith and with a reasonable belief after reasonable investigation that such action or non-action was in the best interest of Williams or its affiliate or required by law shall not be Cause if the NEO cures the action or non-action within ten days of notice. Furthermore, no act or failure to act will be Cause if the NEO acted under the advice of Williams’ counsel or as required by the legal process.

“Change in control” means:

•

Any person, subject to certain exceptions, becomes a beneficial owner, as such term is defined under the Exchange Act, of 30 percent or more of the combined voting power of all securities entitled to vote generally in the election of directors (“Voting Securities”);

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EXECUTIVE COMPENSATION & OTHER INFORMATION

•

A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not approved by the majority of the members constituting the Board prior to the date of the appointment or election;

•

Consummation of any reorganization, merger, consolidation, statutory share exchange or similar transaction (a “Reorganization”), the sale or disposition of all or substantially all of Williams’ assets (a “Sale”), or the acquisition of the assets or stock of another entity (an “Acquisition”) unless immediately following such Reorganization, Sale or Acquisition, (A) all or substantially all of the beneficial owners of the outstanding shares of Williams common stock and Williams Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Reorganization, Sale or Acquisition (the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition and (B) no Person (other than Williams or any of its subsidiaries, the Surviving Entity or its ultimate parent, or any employee benefit plan sponsored or maintained by any of the foregoing)is the beneficial owner of 30% or more of the Voting Securities, and (C) at least a majority of the members of the board of directors or similar governing body of the Surviving Entity were members of the incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board of Directors, providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition; or

•	Approval by the stockholders of Williams for a complete liquidation or dissolution of Williams.

“Disability” means the inability of NEO, as determined by the Board, to perform the essential functions of his or her regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of 6 consecutive months.

“Good reason” means, generally, (i) the assignment of any duties inconsistent in any material respect with the NEO’s position, authority, duties or responsibilities as provided in the agreement or any other action that results in a material diminution in the NEO’s position, authority, duties or responsibilities, (ii) a reduction in the NEO’s base salary or annual bonus opportunity, (iii) required relocation to an office or location more than 50 miles for the NEO’s office or location as of the change in control, (iv) a successor company’s failure to honor the agreement, or (v) any other material breach of the Agreement not taken in good faith or not promptly remedied upon notice from the NEO.

Termination Scenarios

The following table sets forth circumstances that provide for payments to the NEOs following or in connection with a change in control of the Company or a NEO’s termination of employment for cause, upon retirement, upon death and disability, or not for cause. NEOs are generally eligible to retire at the earlier of age 55 and completion of three years of service or age 65.

All values are based on a hypothetical termination date of December 31, 2019 and a WMB closing stock price of $23.72 on such date. The values shown are intended to provide reasonable estimates of the potential benefits the NEOs would receive upon termination. The values are based on various assumptions and may not represent the actual amount a NEO would receive. In addition to the amounts disclosed in the following table, a departing NEO would retain the amounts he or she has earned over the course of his or her employment prior to the termination event, including accrued retirement benefits and previously vested stock options and RSUs.

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EXECUTIVE COMPENSATION & OTHER INFORMATION

Name	Payment	For Cause (1)	Retirement (2)	Death & Disability (3)	Not for Cause (4)	CIC (5)
Armstrong	Stock options	—	$—	$—	$—	$—
	Stock awards	—	8,736,464	12,091,882	12,091,882	18,911,258
	AIP	—	1,592,500	1,592,500	1,592,500	1,592,500
	Cash Severance	—	—	—	—	8,452,500
	Outplacement	—	—	—	—	25,000
	Health & Welfare	—	—	—	—	72,373
	‘Best Net’ Provision	—	—	—	—	(5,024,070)
	Total	—	10,328,964	13,684,382	13,684,382	24,029,561
Dunn	Stock options	—	—	—	—	—
	Stock awards	—	—	5,723,394	5,723,394	8,635,547
	AIP	—	—	675,000	675,000	675,000
	Cash Severance	—	—	—	2,700,000	4,050,000
	Outplacement	—	—	—	25,000	25,000
	Health & Welfare	—	—	—	20,152	72,373
	‘Best Net’ Provision	—	—	—	—	—
	Total	—	—	6,398,394	9,143,546	13,457,920
Zamarin	Stock options	—	—	—	—	—
	Stock awards	—	—	4,903,197	4,903,197	7,004,316
	AIP	—	—	416,250	416,250	416,250
	Cash Severance	—	—	—	1,942,500	2,913,750
	Outplacement	—	—	—	25,000	25,000
	Health & Welfare	—	—	—	21,721	81,182
	‘Best Net’ Provision	—	—	—	—	—
	Total	—	—	5,319,447	7,308,668	10,440,498
Chandler	Stock options	—	—	—	—	—
	Stock awards	—	—	3,217,209	3,217,209	5,241,930
	AIP	—	—	448,000	448,000	448,000
	Cash Severance	—	—	—	2,016,000	3,024,000
	Outplacement	—	—	—	25,000	25,000
	Health & Welfare	—	—	—	21,721	81,182
	‘Best Net’ Provision	—	—	—	—	—
	Total	—	—	3,665,209	5,727,930	8,820,112
Poarch	Stock options	—	—	—	—	—
	Stock awards	—	—	2,093,545	2,093,545	3,808,880
	AIP	—	—	291,200	291,200	291,200
	Cash Severance	—	—	—	1,414,400	2,121,600
	Outplacement	—	—	—	25,000	25,000
	Health & Welfare	—	—	—	20,152	72,373
	‘Best Net’ Provision	—	—	—	—	—
	Total	—	—	2,384,745	3,844,297	6,319,053

(1)	If a NEO is terminated for cause or leaves the company voluntarily, no additional benefits will be received.
(2)

Mr. Armstrong is the only NEO eligible to retire as of December 31, 2019. If a NEO retires, then the annual cash incentive for the year of separation is pro-rated to the retirement date and is paid when all active employees’ annual cash incentives are paid after the company performance is certified. All unvested stock options will fully accelerate. A pro-rated portion of the unvested time-based RSUs will accelerate and a pro-rated portion of any performance-based RSUs will vest on the original vesting date if the Compensation Committee certifies that the performance measures were met. A pro-rated portion of the unvested 2019 incremental performance-based equity award will vest on the original vesting dates if the Compensation Committee certifies that performance measures were met and the retirement date is more than 30 months after the grant date. The annual cash incentive award estimates, as of December 31, 2019, are shown at target.

(3)

If a NEO dies or becomes disabled, then the annual cash incentive for the year of separation is pro-rated through the separation or leave date and is paid when all active employees’ annual cash incentives are paid after the company performance is certified. All unvested stock options will fully accelerate. All unvested time-based RSUs will fully accelerate, and a pro-rated portion of any performance-based RSUs will vest if the Compensation Committee certifies that the performance measures were met. The annual cash incentive award estimates, as of December 31, 2019, are shown at target.

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EXECUTIVE COMPENSATION & OTHER INFORMATION

(4)

For a NEO who is involuntarily terminated and who receives severance or for a NEO whose termination is due to the sale of a business or outsourcing any portion of a business and for whom no comparable internal offer of employment is made, all unvested time-based RSUs will fully accelerate and a pro-rated portion of any performance-based RSUs will vest if the Compensation Committee certifies that the performance measures were met. However, all unvested stock options cancel. If this separation occurs during the last quarter of the fiscal year, the annual cash incentive for the year of separation is pro-rated through the separation or leave date and is paid when all active employees’ annual cash incentives are paid after the company performance is certified. The annual cash incentive award estimates, as of December 31, 2019, are shown at target.

(5)	See “Change in Control Agreements” section.

Please note that we make no assumptions as to the achievement of performance goals as it relates to the performance-based RSUs for active NEOs. If an award is covered by Section 409A of the Internal Revenue Code, lump sum payments and distributions occurring from these events will generally occur six months after the triggering event to the extent required by the Internal Revenue Code and our award agreements.

CEO Pay Ratio

Our CEO Pay Ratio was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K. We are utilizing the same median employee disclosed in the 2018 and 2019 Proxy Statements. We identified this median employee using our employee population on October 2, 2017. We used a consistently applied compensation measure across our employee population to determine the median employee. For our consistently applied compensation measure, we used targeted total cash compensation which includes an employee’s base salary plus his or her annual incentive bonus opportunity at target. Due to the consistent use of base salaries and our AIP across our population, targeted total cash compensation provides an accurate depiction of total earnings for the purpose of identifying our median employee. We then calculated the median employee’s compensation in the same manner as the named executive officers in the Summary Compensation Table.

Our median employee’s compensation was $177,403. Our CEO’s disclosed compensation amount was $15,590,338. Accordingly, our CEO Pay Ratio is 88:1.

The increase in the median employee’s stated compensation from 2018 to 2019 was primarily due to an increase in the Change in Pension Value and Nonqualified Deferred Compensation Earnings item included in the Summary Compensation Table. The change in the actuarial present value of the median employee’s pension benefit increased $46,894 primarily due to lower discount rates used at the end of 2019 to measure the present value of this benefit. This amount was $0 in 2018.

It is important to note that 87 percent of our CEO’s compensation is at risk. Additionally, 66 percent of the amount disclosed as the CEO’s total compensation in the Summary Compensation Table is the grant date value of equity awards made during 2019. He has not earned any value from these awards to date.

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COMPENSATION OF DIRECTORS

Compensation of Directors

Only non-employee directors receive director fees. For the 2018-2019 and 2019-2020 fiscal years, the Company paid non-employee directors:

•	$110,000 annual retainer paid in quarterly cash payments;
•	$165,000 annual equity retainer in the form of RSUs with the equity award vesting deferred until retirement from the Board;
•

$30,000 annual retainer paid in quarterly cash payments to the Chair of the Audit Committee and a $20,000 annual retainer paid in quarterly cash payments for Committee Chairs of the Compensation and Management Development Committee, Environmental, Heath, and Safety Committee, and the Nominating and Governance Committee; and

•	$200,000 annual equity retainer in the form of RSUs for the Chairman of the Board with the equity award vesting deferred until retirement from the Board.

The annual cash retainers paid to the non-employee directors are made through quarterly cash payments. Through the 2007 Incentive Plan, the annual equity retainer is deferred and will not distribute until the director’s retirement from the Board. Dividend equivalents are earned on the non-employee director awards and the dividends will be reinvested until the director’s retirement from the Board.

Non-employee directors generally receive their compensation for a fiscal year beginning on the date of the annual stockholders meeting. The following table shows how compensation is paid to individuals who become non-employee directors after the annual meeting. In this case, the equity retainer would be paid the first of the month following appointment and the cash retainers will be paid on the scheduled quarterly payment dates.

An individual who became a non-employee director...	...but before...	...will receive...
after the annual meeting	August 1	full compensation
on or after August 1	the next annual meeting	pro-rated compensation

Non-employee directors are reimbursed for expenses (including costs of travel, food, and lodging) incurred in attending Board, committee, and stockholder meetings. Directors are also reimbursed for reasonable expenses associated with other business activities, including participation in director education programs. In addition, Williams pays premiums on directors’ and officers’ liability insurance policies.

Like all Williams employees, directors are eligible to participate in the Williams Matching Grant Program for eligible charitable organizations and the United Way Program. The maximum matching contribution in any calendar year is $10,000 for a participant in the Matching Grant Program and $25,000 for a participant in the United Way Program. No match is made to the United Way under the Matching Grant Program unless the giving relates to a natural disaster or is applied to the funding of a capital campaign at a United Way funded agency.

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COMPENSATION OF DIRECTORS

Director Compensation for Fiscal Year 2019

The compensation earned by each director for 2019 service is outlined in the following table:

Name	Fees Earned or Paid in Cash (1)	Fees Earned or Paid in Stock (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total
Stephen Bergstrom	$110,000	$365,011	$-	$-	$-	$10,000	$485,011
Nancy Buese	110,000	164,995	-	-	-	10,000	284,995
Stephen Chazen	110,000	164,995	-	-	-	25,000	299,995
Charles I. Cogut	110,000	164,995	-	-	-	-	274,995
Kathleen B. Cooper	130,000	164,995	-	-	-	12,500	307,495
Michael A. Creel	110,000	164,995	-	-	-	5,000	279,995
Vicki Fuller	110,000	164,995	-	-	-	-	274,995
Peter Ragauss	140,000	164,995	-	-	-	20,000	324,995
Scott Sheffield	130,000	164,995	-	-	-	-	294,995
Murray D. Smith	130,000	164,995	-	-	-	-	294,995
William Spence	110,000	164,995	-	-	-	25,000	299,995

(1)	The fees paid in cash are itemized in the following chart:

Name	Annual Cash Retainer Including Service on Two Committees	Audit Committee Chair Retainer	Compensation & Management Development Committee Chair Retainer	Nominating & Governance Committee Chair Retainer	Environmental Health & Safety Committee Chair Retainer	Total
Bergstrom	$110,000	$-	$-	$-	$-	$110,000
Buese	110,000	-	-	-	-	110,000
Chazen	110,000	-	-	-	-	110,000
Cogut	110,000	-	-	-	-	110,000
Cooper	110,000	-	-	20,000	-	130,000
Creel	110,000	-	-	-	-	110,000
Fuller	110,000	-	-	-	-	110,000
Ragauss	110,000	30,000	-	-	-	140,000
Sheffield	110,000	-	20,000	-	-	130,000
Smith	110,000	-	-	-	20,000	130,000
Spence	110,000	-	-	-	-	110,000

(2)

Awards were granted under the terms of the 2007 Incentive Plan and represent time-based RSUs. Amounts shown are the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The assumptions used to value the stock awards can be found in our Form 10-K for the year-ended December 31, 2019.

(3)

All other compensation includes matching contributions paid in 2019 made on behalf of the Board to charitable organizations through the Matching Grants Program or the United Way Program. It is possible for Directors to make charitable contributions at the end of the year that are not matched by the Company until the following year.

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COMPENSATION OF DIRECTORS

Outstanding Awards as of Fiscal Year End 2019

The aggregate number of stock options and stock awards held by directors outstanding at December 31, 2019 is as follows:

Name	Number of Shares or Units of Stock Outstanding	Number of Securities Underlying Unexercised Options Exercisable
Bergstrom	48,231	-
Buese	13,145	-
Chazen	19,593	-
Cogut	22,177	-
Cooper	19,593	-
Creel	19,593	-
Fuller	12,391	-
Ragauss	19,593	-
Sheffield	19,593	-
Smith	39,500	-
Spence	24,479	-

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EQUITY COMPENSATION STOCK PLANS

Equity Compensation Stock Plans

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information concerning Williams common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2019, including the 2007 Incentive Plan and 2007 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (1)	Weighted-Average Price of Outstanding Options, Warrants, and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column of This Table) (3)
Equity Compensation plans approved by security holders	12,437,629	$32.64	11,127,144
Equity Compensation plans not approved by security holders	-	-	-

Total	12,437,629	$32.64	11,127,144

(1)	Includes 5,663,263 shares of RSUs, all of which were approved by security holders.
(2)	Excludes the shares issuable upon the vesting of RSUs included in the first column of this table for which there is no weighted-average price.
(3)	Includes 423,929 shares remaining to be issued out of the 2007 Employee Stock Purchase Plan.

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REPORT OF THE AUDIT COMMITTEE

Report of the Audit Committee

The Audit Committee oversees Williams’ financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee meets separately with management, the internal auditors, the independent auditors, and the General Counsel. The Audit Committee operates under a written charter approved by the Board, a copy of which is available on our website at www.williams.com. The charter, among other things, provides that the Audit Committee has full authority to appoint, oversee, compensate, evaluate, and terminate when appropriate, the independent auditor. In this context, the Audit Committee:

•	reviewed and discussed the audited financial statements in Williams’ annual report on Form 10-K with management;
•	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•

received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence;

•	discussed with Ernst & Young LLP its independence from management and Williams; and
•

based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

This report has been furnished by the members of the Audit Committee of the Board:

•	Peter A. Ragauss, Chair
•	Stephen I. Chazen
•	Charles I. Cogut
•	Michael A. Creel
•	Vicki L. Fuller
•	William H. Spence

Garrett R., Operations Technician Lead, Harrison Hub, Scio, Ohio

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PROPOSAL 2

PROPOSAL 2	APPROVAL OF THE AMENDMENT

TO THE WILLIAMS COMPANIES,

INC. 2007 INCENTIVE PLAN

The Board recommends that you vote “FOR” the approval of the amendment to The Williams Companies, Inc. 2007 Incentive Plan.

SUMMARY OF THE PROPOSAL

The Board of Directors has amended and restated The Williams Companies, Inc. 2007 Incentive Plan (referred to in this section of the proxy statement as the “Plan”). The changes to the Plan as amended and restated were recommended to the Board by our Compensation and Management Development Committee (the “Compensation Committee”) and the amended and restated Plan is subject to approval by our stockholders. A copy of the Plan as amended and restated is attached as Appendix A of this proxy statement. The description that follows is qualified in its entirety by reference to the full text of the Plan as set forth in Appendix A.

The Board believes that the Plan has helped Williams compete for, motivate, and retain high caliber executive and professional employees and non-management directors. We are asking our stockholders to approve the amendment and restatement of the Plan, which includes the following material amendments to the Plan as previously approved by our stockholders in 2014:

1)	Increases by 10,000,000 the number of shares authorized for making awards under the Plan from 40,000,000 shares to 50,000,000.
2)	Removes provisions related to the performance-based compensation exception under section 162(m) of the Internal Revenue Code of 1986, as amended.
3)	Limits compensation, including cash payments and equity awards, to each of our non-management directors to no more than $750,000 in any calendar year.
4)	Extends the expiration date of the Plan to April 28, 2030, the 10th anniversary of the approval of this amendment and restatement of the Plan.
5)	Provides that dividend equivalents may only be paid upon vesting and distribution of the underlying award.
6)	Incorporates certain definitions currently used in award agreements into the Plan document.

Our stockholders approved the amendment and restatement of the Plan in 2014. In 2014, the Plan reserved 40,000,000 shares of our common stock for issuance under the Plan. As of December 31, 2019, approximately 6,774,366 shares remain subject to stock option awards outstanding under the under the Plan, with a weighted average exercise price of $32.64, and approximately 5,663,263 shares remain subject to restricted stock unit awards outstanding under the Plan. As of January 31, 2020, approximately 10,753,664 shares remained available for new awards under the Plan, not including the new shares being requested. Other than the Plan and our Employee Stock Purchase Plan, which is also subject to a shareholder vote at our annual meeting and which is described in this prospectus under Proposal 3, we do not maintain any plans providing for awards of stock options, restricted stock units or other equity awards to our officers, directors or employees. The closing market price of Williams’ common stock on January 31, 2020 was $20.69.

As of the Record Date, February 28, 2020, the additional 10,000,000 shares for awards under the Plan for which stockholder approval is being requested represents less than 0.9% of all outstanding shares of Williams’ common stock.

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PROPOSAL 2

The Plan is currently set to expire May 22, 2024. We are requesting stockholder approval of an extension of the Plan’s term to April 28, 2030. The Plan requires stockholder approval of amendments to the extent required by law or regulation or the rules of any securities exchange or other form of securities market on which the shares of Williams’ common stock may then be listed or quoted. If our stockholders fail to approve the amended and restated Plan, the amendments will not be given effect and the Plan will continue as in effect prior to its amendment and restatement.

Corporate Governance Features of the Plan

The Plan has been designed to include a number of provisions that promote best practices by reinforcing the alignment between equity compensation arrangements for eligible employees and non-management directors and stockholders’ interests. These provisions include, but are not limited to, the following:

No Discounted Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the market value of the underlying shares on the grant date.

No Repricing Without Stockholder Approval. Other than in connection with a change in Williams’ capitalization, at any time when the purchase price of a stock option or SAR is above the market value of a share, Williams will not, without stockholder approval, reduce the purchase price of such stock option or SAR and will not exchange such stock option or SAR for a new award with a lower (or no) purchase price or for cash.

No Reload Grants. Reload grants, or the granting of stock options conditioned upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another employee stock option are not permitted.

No Dividend Equivalents Payable in Advance of Vesting. Dividend equivalents with respect to an award can only be paid upon vesting and distribution of the award.

Certain Minimum Vesting Requirements. Stock options, SARs, and other stock awards that are valued based on appreciation in the value of a Share following the Grant Date, are required to meet minimum vesting requirements. Other than stock options and SARs representing not more than 5% of authorized shares under the Plan, such awards must have vesting periods of at least twelve months. This limitation is subject to certain exceptions for death, disability, or retirement.

Limited Share Recycling. Shares used to pay the exercise price of a stock option or withholding taxes related to an outstanding stock option or SAR do not become available for issuance as future awards under the Plan.

Limit on Director Compensation. Compensation for each of our non-management directors, including cash and equity awards, is limited to $750,000 for each calendar year.

No Transferability. Awards under the Plan generally may not be transferred, except by will or the laws of descent and distribution or by domestic relations order, unless approved by the Compensation Committee.

No Evergreen Provision. The Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the Plan can be automatically replenished.

No Automatic Grants. The Plan does not provide for automatic grants to any participant. The Plan does provide for annual awards of Restricted Shares or RSUs to non-management directors, subject to a designated $300,000 limit on annual cash value, but these awards still require approval by the Committee.

No Tax Gross-ups. The Plan does not provide for any tax gross-ups.

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PROPOSAL 2

Principal Features of the Plan

We describe below the other principal terms of the Plan, as amended and restated. Capitalized terms used in this section and not previously defined are generally defined in the Plan which is attached as Appendix A.

Key Provision	Description
Objectives

The Plan is intended (a) to allow selected employees and officers of the Company and its Affiliates to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company, stimulating their efforts on behalf of the Company, and aligning their interests more closely with the interests of the Company’s stockholders, and to assist the Company and its Affiliates in attracting new employees and officers and retaining existing employees and officers, (b) to provide non-equity incentive award opportunities to designated officers and employees that are competitive with those of other major corporations, (c) to optimize the profitability and growth of the Company and its Affiliates through incentives which are consistent with the Company’s goals, (d) to provide award recipients with an incentive for excellence in individual performance, (e) to promote teamwork among employees, officers, and non-management directors, (f) to attract and retain highly qualified persons to serve as non-management directors and to promote ownership by such non-management directors of a greater proprietary interest in the Company, thereby aligning such non-management directors’ interests more closely with the interests of the Company’s stockholders.

Administration

The Plan will be administered by the Board with respect to non-management directors and by the Compensation Committee with respect to executive officers. Unless the Board or the Compensation Committee chooses to administer the Plan with respect to other grantees, the CEO will do so, provided the CEO is a member of the Board. The relevant person or group that administers the Plan is referred to in this summary as the “Committee.” Subject to the terms of the Plan, the Committee has full power and discretion to determine who receives awards, the types and amounts of awards, and the terms and conditions of the awards. The Committee may also correct any defect, supply any omission or reconcile any inconsistency, and construe and interpret, the Plan, the rules and regulations, any award agreement or any other instrument entered into or relating to an award under the Plan; establish, amend, and revoke rules for plan administration; and make all determinations advisable for plan administration.

Eligibility

The Plan provides for awards to employees and officers of Williams and our affiliates. Some awards will be provided to officers and others who are deemed “insiders” for purposes of Section 16 of the Exchange Act. As of December 31, 2019, we had approximately 4,793 employees, and we expect approximately 23% of such employees to receive awards in 2020.

The Plan also provides for automatic annual awards to non-management directors and for non-management directors to elect to receive director fees or other awards in common stock or restricted stock units. If the nominees for election named in this proxy statement are elected, 11 directors will qualify as non-management directors under the Plan in 2020.

Participation

The Committee may make grants to eligible employees and officers of Williams and our affiliates in its discretion, subject to the limits described below.

Annual awards to non-management directors consist of grants to each non-management director of shares and/or restricted stock units as described in “Non-Management Director Awards” below.

The Committee determines participation in the Plan based on whether an award to an eligible participant will further the Plan’s objectives, which are described above. In designating participants under the Plan, the Committee will consider the recommendations of management.

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PROPOSAL 2

Key Provision	Description
Offering of Common Stock

As of January 31, 2020, if our stockholders approve the proposed increase to the share reserve, 20,753,664 shares of common stock will be available for new awards. (The term “shares” or “stock” in this summary refers to common stock unless otherwise indicated.) The stock delivered to settle awards under the Plan may be authorized and unissued shares or treasury shares, including shares repurchased for purposes of the Plan. If any shares subject to any award are forfeited or payment is made in a form other than shares or the award otherwise terminates without payment being made, the shares subject to such awards generally may again be available for issuance under the Plan. However, shares withheld or surrendered in payment of the exercise price for stock options or withheld for taxes upon the exercise or settlement of a stock option or stock appreciation right will not be available for issuance under the Plan. Shares withheld for taxes upon the exercise or settlement of other types of awards may be available for issuance under the Plan.

If a dividend or other distribution (whether in the form of cash, shares, or other property, but excluding regular, quarterly cash dividends), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, amalgamation, consolidation, scheme of arrangement, split-up, spin-off or combination, or similar transaction involving Williams or repurchase or exchange of shares or other securities of Williams or other rights to purchase shares or other securities of Williams, or other similar corporate transaction or event that affects the common stock (but only if the transaction or event does not cause Williams to receive consideration), the Committee will, in such manner as it deems equitable to prevent dilution or enlargement of the rights of grantees, make an equitable adjustment in the number and kind of securities subject to or to be issued in connection with awards and the exercise price or grant price of an award.

Limits on Awards	Awards may not be granted to any individual for an aggregate number of shares in any fiscal year that exceeds 3,500,000 shares.
Types of Awards

Awards available under the Plan include stock options, including incentive stock options (“ISOs”), restricted stock, restricted stock units, performance units, performance shares, stock appreciation rights, other stock-based awards valued in whole or in part by reference to or otherwise based on our common stock or other securities and non-equity incentive awards. Generally, awards under the Plan are granted for no consideration other than prior or future service. In the discretion of the Committee, awards may be granted alone or in addition to, in tandem with, or in substitution for any other award under the Plan or other plan sponsored by us or an affiliate.

Stock Options

The purchase price per share of stock subject to a stock option is determined by the Committee and cannot be less than 100% of the fair market value of a share on the grant date. Except in the case of a change in the capital structure of Williams or an extraordinary distribution to stockholders, the Committee has no authority to reprice an option without stockholder approval. The term of each option is fixed by the Committee, provided that it may not exceed ten years from the grant date. Options are exercisable in whole or in part at such time or times as determined by the Committee. Options may be exercised by payment of the purchase price in cash or stock or in the manner as determined by the Committee.

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PROPOSAL 2

Key Provision	Description
Restricted Stock and Restricted Stock Units (“RSUs”)

Restricted stock consists of shares that may not be disposed of by grantees until certain restrictions established by the Committee lapse. A grantee receiving restricted stock will have all of the rights of a stockholder, including the right to vote the shares and the right to receive any dividends on shares once they vest, unless the Committee otherwise determines. RSUs generally consist of a right to receive shares at the end of a specified period of restriction. Awards of RSUs are subject to such limitations as the Committee may impose, which limitations may lapse at the end of the restricted period, in installments or otherwise. RSU awards carry no voting or dividend rights or other rights associated with stock ownership. Upon termination of employment during the period of restriction, unvested restricted stock or RSUs will be forfeited subject to such exceptions, if any, as are authorized by the Committee. The Committee may award dividend equivalents in respect of RSUs. Such dividend equivalents will generally be paid once the period of restriction or other applicable limitations or restrictions have ended. Dividend equivalents cannot be paid during the applicable performance period with respect to unearned RSUs that are subject to performance-based vesting criteria.

Performance Units

Performance units entitle a grantee to cash or shares conditioned upon the fulfillment of certain performance conditions and other restrictions specified by the Committee. A performance unit is valued based upon a value established by the Committee. It is expected that annual or long-term performance bonuses may be granted as performance units and that the performance measures will generally be selected from those listed in the Plan.

Performance Shares

Performance shares entitle a grantee to a certain number of shares of common stock, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Committee. These awards may be granted as a form of annual or long-term performance bonuses. Performance measures will generally be selected from among those listed in the Plan. The Committee may award dividend equivalents in respect of performance units. Dividend equivalents will not be paid except with respect to those performance units that have been earned based on the level of achievement of applicable performance goals.

Stock Appreciation Rights (“SARs”)

SARs provide the right to receive upon exercise of the SAR the difference between the base amount of the SAR and the fair market value of a share on the exercise date, multiplied by the number of shares to which the SAR relates. The Committee determines the terms and conditions of such awards, including the base amount of the SAR. Except in the case of a change in the capital structure of Williams or an extraordinary distribution to stockholders, the Committee has no authority to reprice a SAR without stockholder approval.

Other Stock-Based Awards

To enable us to respond to significant regulatory developments and trends in executive compensation practices, the Plan authorizes the Committee to grant awards that are valued in whole or in part by reference to or otherwise based on our securities. The Committee may determine the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.

Non-Equity Incentive Awards	The Committee is authorized to grant non-equity incentive awards alone or in conjunction with other awards.

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PROPOSAL 2

Key Provision	Description
Non-Management Director Awards

Generally, each member of our Board who is not our employee will be granted on each regularly scheduled annual meeting of the stockholders RSUs representing and/or shares having a fair market value on the grant date of up to $300,000. A non-management director who is designated as Chairman of the Board or Lead Director, may receive an annual award that has a fair market value of up to 200% of the $300,000 limit. A non-management director may not be provided with compensation for any calendar year in excess of $750,000 in the aggregate, including cash payments and equity awards, including any awards made under the Plan. Non-management directors may elect to defer receipt of such RSUs and shares until a time after the date that they would otherwise vest.

Non-management directors may also elect to receive director fees otherwise payable in cash in the form of shares or RSUs valued at the fair market value of the common stock at the close of business on the date the fees would otherwise have been payable in cash. Directors may also elect to defer receipt of director fees. All such deferrals will be in the form of RSUs in lieu of cash or shares.

Performance-Based Awards

The Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted or becoming exercisable or payable under the Plan, or as a condition to accelerating the timing of the grant or vesting of an award.

The performance measure(s) to be used may be chosen from among the following: earnings (either in the aggregate or on a per-share basis); net income; operating income; operating profit; cash flow; stockholder returns (including return on assets, investments, equity, or gross sales) (including income applicable to common stockholders or other class of stockholders); return measures (including return on assets, capital, equity, or sales); earnings before or after either, or any combination of, interest, taxes, depreciation or amortization (EBITDA); gross revenues; share price (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time); reductions in expense levels determined either on a Company-wide basis or on any one or more operating areas; net economic value; market share; annual net income to common stock; annual cash flow provided by operations; changes in annual revenues; strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; economic value added®; sales; costs; results of customer satisfaction surveys; results of employee satisfaction and/or engagement surveys; employee turnover; other human capital metrics; aggregate product price and other product price measures; environmental, health, or safety record; service reliability; operating and maintenance cost management; energy production availability performance measures; and/or debt rating.

The Committee has the discretion to adjust the determinations of the degree of attainment of the performance goals.

Payment and Deferral of Awards

In general, awards may be settled in cash, stock, other awards, or other property, in the discretion of the Committee. The Committee may require or permit grantees to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish. The Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the stock or other property to be distributed will be withheld to satisfy such tax obligations.

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PROPOSAL 2

Key Provision	Description
Transferability of Award

Awards generally may not be pledged or otherwise encumbered and generally are not transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. Each award will be exercisable during the grantee’s lifetime only by the grantee or, if permitted under applicable law, by the grantee’s guardian or legal representative. Certain transfers of awards for estate planning purposes may be permitted in the discretion of the Committee.

Change in Control

If, upon or within two years after a change in control of the ownership of Williams as defined under the Plan (a “Change in Control”), a grantee’s employment (but not including service as a director) is terminated without cause or by the grantee for good reason, all of the grantee’s outstanding awards will become fully vested; all performance criteria will be deemed fully achieved at the target level, to the extent applicable, and the grantee’s non-qualified options will continue to be exercisable for 18 months (but no longer than the remaining original option term). Awards will also vest and, if applicable, become exercisable upon a Change in Control in which the acquiring or surviving corporation fails to assume awards previously made or provide equivalent awards of substantially the same value.

Recoupment

Awards under the Plan will be subject to the Company’s recoupment, clawback, or similar policy as in effect from time to time as well as similar provisions of applicable law. These policies may require repayment of awards under certain circumstances.

Amendment and Termination

The Plan may be amended, suspended, or terminated by the Board without further stockholder approval, unless such approval of an amendment or alteration is required by law or regulation or under the rules of any securities exchange or other form of securities market on which the common stock is then listed or quoted. The Board, in its discretion, may seek to obtain stockholder approval for amendments or other actions affecting the Plan for which stockholder approval is not required.

Subject to the terms of the Plan, no amendment or termination of the Plan may materially and adversely affect the right of a grantee under any award granted under the Plan (other than an amendment to the change in control provisions of the Plan prior to the time of a Change in Control).

NEW PLAN BENEFITS

It is not possible to determine how many discretionary grants, nor what types, will be made in the future to grantees other than the maximum amount of annual automatic grants to non-management directors. It is also not possible to determine how many discretionary grants will vest rather than be forfeited. Therefore, it is not possible to determine with certainty the dollar value or number of shares of our common stock that will be distributed to grantees other than non-management directors under the Plan.

It is not possible at present to determine the number of shares that will be deliverable under the Plan to non-management directors as common stock or RSUs in lieu of fees at the election of each non-management director.

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PROPOSAL 2

FEDERAL INCOME TAX CONSEQUENCES

We believe that under present law the following are the federal income tax consequences generally arising with respect to awards granted under the Plan. This summary is for stockholder information purposes and is not intended to provide tax advice to grantees.

Options

The grant of an option (including a stock-based award in the form of a purchase right) will create no tax consequences for the grantee or us. The grantee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and we will receive no deduction at the time. Upon exercising an option other than an ISO, the grantee must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable stock acquired on the date of exercise. In the case of options other than ISOs, we will be entitled to a deduction for the amount recognized as ordinary income by the grantee. The treatment to a grantee of a disposition of shares acquired upon the exercise of an option depends on how long the shares have been held and on whether such shares are acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequences to us in connection with a disposition of shares acquired under an option except that we will be entitled to a deduction (and the grantee will recognize ordinary taxable income) if shares acquired under an ISO are disposed of before the applicable ISO holding periods have been satisfied. Different tax rules apply with respect to grantees who are subject to Section 16 of the Exchange Act, when they acquire stock in a transaction deemed to be a nonexempt purchase under that statute. Different rules may also apply to an option exercised by a director less than six months after the date of grant.

Other Awards

With respect to other awards granted under the Plan that may be settled either in cash, in stock or in other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. We will be entitled to a deduction for the same amount. With respect to awards involving a transfer of stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. We will be entitled to a deduction for the same amount. In certain circumstances, a grantee may elect to be taxed at the time of receipt of shares or other property rather than upon the lapse of restrictions on transferability or the substantial risk of forfeiture.

Limitations on Tax Deductions

If an award is accelerated in connection with a “change in control” (as that term is used under the Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to such acceleration if it exceeds certain limits, and certain excise taxes may be triggered. Furthermore, the aggregate compensation in excess of $1,000,000 for a given officer in a given calendar year may not be permitted to be deducted by the Company in certain circumstances.

The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the Plan. The summary does not address the effects of foreign, state, and local tax laws. Because of the variety of awards that may be made under the Plan and the complexities of the tax laws, grantees are encouraged to consult a tax advisor as to their individual circumstances.

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PROPOSAL 3

PROPOSAL 3	APPROVAL OF THE AMENDMENT TO THE WILLIAMS COMPANIES, INC. 2007 EMPLOYEE STOCK PURCHASE PLAN

The Board recommends that you vote “FOR” the approval of the amendment to The Williams Companies, Inc. 2007 Employee Stock Purchase Plan.

SUMMARY OF THE PROPOSAL

The Board of Directors has amended and restated The Williams Companies, Inc. 2007 Employee Stock Purchase Plan (referred to in this section of the proxy statement as the “Plan”). The Plan is a tax-qualified plan that permits eligible employees (which do not include our officers) to purchase shares of our common stock, using after-tax payroll deductions.

The changes to the Plan as amended and restated were recommended to the Board by our Compensation and Management Development Committee and the amended and restated Plan is subject to approval by our stockholders. A copy of the Plan as amended and restated is attached as Appendix B of this proxy statement. The description that follows is qualified in its entirety by reference to the full text of the Plan as set forth in Appendix B. We are asking our stockholders to approve the amendment and restatement of the Plan, which includes the following material amendments to the version of the Plan previously approved by our stockholders in 2007:

1)

Increase by 1,600,000 the number of shares authorized for making awards under the Plan from 3,600,000 shares to 5,200,000. This increase in shares is intended to replenish the available shares under the Plan close to the original 2,000,000 shares approved in 2007 by stockholders.

2)	Extend the expiration date of the Plan to April 28, 2030, the 10th anniversary of the approval of this amendment and restatement of the Plan.
3)	Provide the Compensation and Management Development Committee the authority to change the duration, frequency and commencement dates of Offering Periods.

Our stockholders initially approved the Plan in 2007. In 2007, the Plan initially limited shares for sale under the Plan to 2,000,000. On May 22, 2014, shareholders approved an amendment and restatement of the Plan that included 1,600,000 additional shares available under the Plan. As of January 31, 2020, approximately 423,929 shares remained available for sale under the Plan, not including the new shares being requested. The closing market price of Williams’ common stock on January 31, 2020, was $23.72.

As of the Record Date, the additional 1,600,000 shares for making awards under the Plan for which stockholder approval is being requested represents less than 0.15% of all outstanding shares of Williams’ common stock.

The Plan is currently set to expire May 22, 2024. We are requesting stockholder approval of an extension of this date to April 28, 2030. The Plan requires stockholder approval of amendments to the extent required by law or regulation or the rules of any securities exchange or other form of securities market on which the shares of Williams’ common stock may then be listed or quoted. The Board believes that the Plan has helped Williams to compete for, motivate, and retain high caliber employees and to help align the interests of Plan participants with the interests of our stockholders. If our stockholders fail to approve the amended and restated Plan, the amendments will not be given effect, and the Plan will continue as in effect prior to its amendment and restatement.

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PROPOSAL 3

PRINCIPAL FEATURES OF THE PLAN

We describe below the other principal terms of the Plan, as amended and restated.

Key Provision	Description
Administration

The Plan is administered by our Compensation and Management Development Committee (the “Committee”) as designated by our Board. Subject to the provisions of the Plan, the Committee has full power and authority to promulgate rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions, and supervise the administration of the Plan and to take all action in connection with or related to the Plan as it deems necessary or advisable. All actions taken and determinations or interpretations made by the Committee will be binding and conclusive on all participants. The Committee delegates the routine day-to-day administration of the Plan (including the selection of a designated broker) to our vice president of human resources.

Eligibility and Participation

Employees are generally eligible to participate in the Plan if they are (i) employed by us or one of our designated subsidiaries and (ii) employed as of the first day of the offering period; but in all cases excluding each employee who is a highly compensated employee within the meaning of Section 414(q) of the Internal Revenue Code and who holds a position that has been classified as an officer position by our executive compensation department. Our non-employee directors and officers are not eligible to participate in the Plan. In order to participate in the Plan an eligible employee must actively enroll by completing our enrollment process. Participation will be effective for the first offering period following a complete submission.

As of January 1, 2020, we estimate that 42 percent of our employees participate in the Plan.

Offering Period

Offering periods under the Plan generally begin on the first day of the year and the first day of the seventh month of the year (the “Offering Date”) and conclude on the last day of the sixth month after the Offering Date (the “Purchase Date”). The Committee has the authority to change the duration, frequency, and commencement dates of Offering Periods. The period for which an offering is effective is referred to as an “Offering Period.”

Payroll Deductions

Participants make after-tax payroll deductions during the Offering Period. The maximum annual payroll deduction for the Plan is $15,000, or such greater amount as designated by the Committee. The maximum payroll deductions that a participant may elect for any Offering Period may not exceed $7,500. The maximum payroll deductions a participant may elect per pay period may not exceed $576.

Purchases and Limitations

Unless a participant elects to withdraw from an Offering Period and ceases their payroll deductions, or otherwise becomes ineligible, the purchase of shares of common stock will be exercised automatically on each Purchase Date, and, subject to applicable limitations, the maximum number of shares will be purchased for such participant at the applicable purchase price with the accumulated payroll deductions.

Participants may not purchase shares under the Plan to the extent that their rights to purchase shares under the Plan, when combined with the benefits under all employee stock purchase plans, would permit them to purchase shares with a fair market value in excess of $25,000 for any calendar year. In order to comply with this $25,000 limitation, we may decrease or cease payroll deductions at any time during the Offering Period.

We have set aside a maximum of 5,200,000 shares for issuance under the Plan. This number may be adjusted for stock splits and similar events. If the total number of shares that would otherwise be subject to rights to purchase at the beginning of an Offering Period exceeds the number of shares then available under the Plan, the Committee will make a pro rata allocation of the shares remaining available under the Plan. As of January 31, 2020, approximately 3,176,071 shares of common stock had been purchased under the Plan.

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PROPOSAL 3

Key Provision	Description
Purchase Price

The purchase price per share of common stock under the Plan will be the lesser of (a) 85% of the fair market value of a share of common stock on the Offering Date and (b) 85% of the fair market value of a share of common stock on the Purchase Date.

Fair market value of a share of common stock on a given date is determined by reference to the closing sale price reported for such shares on such date, or if no sale was reported on such date, on the last date on which a sale was reported on the NYSE. Because employee participants may purchase shares at a discount to the fair market value of our common stock, the value of the purchase of common stock under the Plan is not currently determinable.

Withdrawal and Termination

A participant may withdraw from an Offering Period by ceasing payroll deductions at any time during an Offering. Amounts remitted to the Plan prior to the cessation of payroll deductions will be returned to the participant, and no shares will be purchased for the participant with respect to the Offering Period.

Upon termination of a participant’s employment during the Offering Period for any reason, including voluntary termination, retirement, or death, the payroll deductions credited to the Plan (that have not been used to purchase shares of common stock) will be returned.

Transferability	Rights under the Plan are not transferable by participants, other than by will or the laws of descent and distribution or as otherwise allowed by the Plan by way of designation of a beneficiary.
Holding Period

The Committee may require that the shares be retained with the Plan’s broker for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. All shares purchased by a participant cannot be sold or otherwise transferred by the participant to anyone else until one year after the Purchase Date.

Amendment and Termination

The Board may at any time and for any reason terminate or amend the Plan. Except as allowed by the Plan generally with respect to changes in capitalization or corporate transactions, no amendment or termination of the Plan may adversely affect the option to purchase shares that a participant has previously been provided with respect to an Offering Period. We will obtain stockholder approval of any amendment to comply with Section 423 of the Code or any other applicable law, regulation or stock exchange rule.

FEDERAL INCOME TAX IMPLICATIONS

The following summary is for general information only and is based on U.S. Federal income tax laws in effect on the date of this summary, which are subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to participants. Moreover, this summary does not address state, local or foreign tax consequences. This summary assumes that the common stock acquired pursuant to the Plan will be held as a “capital asset” (generally property held for investment). Participants should consult with a qualified tax adviser regarding tax consequences of the Plan.

The Plan, and participants’ rights to make purchases under the Plan, are intended to qualify for treatment under Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to the participant until the disposition of the shares purchased under the Plan. The tax consequences will depend upon how long the shares are held.

If a participant holds shares more than two years from the first day of the Offering Period in which purchased (and more than one year from the date of purchase), the participant generally will recognize ordinary income based on the lesser of (i) the excess of the fair market value at the time of sale or disposition over the purchase price, or

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PROPOSAL 3

(ii) 15% of the fair market value of the shares as of the first day of the applicable Offering Period. If a participant holds shares less than two years from the first day of the Offering Period in which purchased, the participant will realize ordinary income generally measured as the excess, if any, of the fair market value of the shares on the date of the purchase over the actual price paid for such shares. Any additional gain or loss will be long-term or short-term capital gain or loss, depending on how long the shares were held.

Net capital gain (i.e., generally, capital gain in excess of capital losses) from the sale of shares held more than twelve months will generally be subject to tax as long-term capital gain. Net capital gain from the sale of shares held for 12 months or less will be subject to tax at ordinary income rates. If a participant holds the shares for twelve months, and the fair market value of the shares on the date of sale is less than the amount paid, there will be no ordinary income and any loss will generally be a long-term capital loss.

We expect to receive certain tax deductions, depending on the number and timing of purchases and sales of shares by employees.

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PROPOSAL 4

PROPOSAL 4	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recommends that you vote “FOR” the approval of the Company’s executive compensation.

We request our stockholders’ non-binding, advisory vote on our NEO compensation as disclosed in accordance with the SEC’s rules in this proxy statement. This proposal is commonly known as a “say-on-pay” proposal.

As discussed in the “Compensation Discussion and Analysis” section of this proxy statement as well as in the tables and narrative in the “Executive Compensation and Other Information” section, our compensation programs are designed to attract and retain the talent needed to drive stockholder value and help each of our businesses meet or exceed financial and performance targets. Our compensation programs are intended to reward our NEOs for successfully implementing our strategy to grow our business and create long-term stockholder value. We believe our programs effectively link executive pay to the financial performance of the Company while also aligning our NEOs with the interests of our stockholders. The following are some key points that demonstrate our commitment to aligning pay to performance:

•

The significant majority of NEO target compensation is provided in the form of long-term equity awards, ensuring pay is aligned with stockholders and linked to the performance of our Company’s common stock;

•

Performance-based RSU awards are measured by ROCE and TSR. This focuses on our commitment to improve ROCE performance and strong stock price performance in relation to our comparator group of companies in order to deliver the targeted number of RSUs to our NEOs upon vesting; and

•	Our 2019 Annual Incentive Program aligns 2019 payments to actual performance on pre-established targets effectively linking the Company’s financial performance to NEO pay.

We are seeking our stockholders’ support for our NEO compensation as detailed in this proxy statement. This proposal conforms to SEC requirements and seeks our stockholders’ views on our NEO compensation. It is not intended to address any specific element of compensation, but rather the overall compensation provided to our NEOs, including our pay philosophy, our pay principles, and pay practices as described in this proxy statement. The Board asks that you vote “FOR” the following resolution:

RESOLVED, that the stockholders of The Williams Companies, Inc. (the “Company”) approve, on an advisory basis, the executive compensation of the Company’s named executive officers as disclosed within this proxy statement pursuant to the compensation disclosure rules of the Securities Exchange Act of 1934, as amended (Item 402 of Regulation S-K), which includes the Compensation Discussion and Analysis, the compensation tables, and any related narrative discussion contained in this proxy statement.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board will take into account the outcome of the vote when considering future executive compensation decisions for NEOs. We currently conduct annual advisory votes on executive compensation and we expect to conduct the next advisory vote at our 2021 Annual Meeting of Stockholders.

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PROPOSAL 5

PROPOSAL 5	RATIFICATION OF THE

APPOINTMENT OF INDEPENDENT

AUDITORS

The Board recommends a vote “FOR” the ratification of Ernst & Young LLP as our independent auditors for 2020.

The Audit Committee is responsible for selecting the Company’s independent, registered public accounting firm. At a meeting held on January 27, 2020, the Audit Committee appointed the firm of Ernst & Young LLP (“EY”) as the independent auditors to audit our financial statements for calendar year 2020. The Audit Committee considered a number of factors in determining to appoint EY as our independent auditors, including the firm’s professional qualifications and resources, past performance, expertise in our industry, tenure, and capability in handling the breadth and complexity of our business. In selecting the independent auditors, the Audit Committee considers the firm’s independence, and, when rotation is required, also is involved in the selection of the firm’s lead engagement partner. The Audit Committee believes that the appointment of EY as our independent auditors is in the best interests of our stockholders.

A representative of EY will attend the annual meeting and will be available to respond to appropriate questions. Although EY has indicated that no statement will be made, an opportunity for a statement will be provided. Stockholder approval of the appointment of EY is not required, but the Audit Committee and the Board are submitting the selection of EY for ratification to obtain our stockholders’ views. If a majority of the stockholders do not ratify the appointment of EY as the independent auditors to audit our financial statements for calendar year 2020, the Audit Committee and the Board will consider the voting results and evaluate whether to select a different independent auditor.

Principal Accountant Fees and Services

Fees for professional services provided by our independent auditors for each of the last two fiscal years were as follows:

	2019 (millions)	2018 (millions)
Audit Fees	$6.0	$7.4
Audit-Related Fees	1.8	0.7
Tax Fees	0.3	0.2
All Other Fees	0.9	0.0
Total	$9.0	$8.3

Audit fees include fees associated with the annual audits of all of our registrants for SEC and Federal Energy Regulatory Commission reporting purposes, the reviews of our quarterly reports on Form 10-Q, the audit of internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002, and services performed in connection with other filings with the SEC. Audit-related fees include audits of employee benefit plans and services performed for other compliance purposes. Tax fees include tax planning, tax advice, and tax compliance. EY does not provide tax services to our executives.

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PROPOSAL 5

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of EY. The Audit Committee is responsible for overseeing the determination of fees associated with EY’s audit of our financial statements. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by EY.

On an ongoing basis, our management presents specific projects and categories of service to the Audit Committee to request advance approval. The Audit Committee reviews those requests and advises management if the Audit Committee approves the engagement of EY. On a periodic basis, our management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the authority to pre-approve audit and permitted non-audit services, excluding services related to the Company’s internal control over financial reporting, to a subcommittee of one or more committee members, provided that any such pre-approvals are reported at a subsequent Audit Committee meeting. In 2019 and 2018, 100 percent of EY’s services were pre-approved by the Audit Committee.

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Q&A ABOUT THE ANNUAL MEETING & VOTING

Questions and Answers About the Annual Meeting and Voting

Why am I receiving these materials?

These materials are being made available to you because, at the close of business on February 28, 2020 (the “Record Date”), you owned shares of Williams’ common stock. Accordingly, our Board has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board’s solicitation of proxies for use at our annual meeting of stockholders. All stockholders of record on the Record Date are entitled to attend the annual meeting of stockholders and are requested to vote, either via proxy or in person, on the items of business described in this proxy statement. Each stockholder will have one vote on each matter for every share of common stock owned on the Record Date. On the Record Date, we had 1,213,123,529 shares of common stock outstanding. (The shares held in our treasury are not considered outstanding and will not be voted or considered present at the meeting. Our Series B Preferred Stock does not have voting rights.)

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to furnish such materials to selected stockholders by providing access to these documents over the Internet through the notice and access process. Accordingly, commencing on or about March 19, 2020, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders. These stockholders have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the materials from us may be found in the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact and cost of the annual meeting of stockholders.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the annual meeting of stockholders on the Internet;
•	vote your shares after you have viewed our proxy materials; and
•	request a printed copy of the proxy materials.

Copies of the proxy materials are available for viewing at www.edocumentview.com/wmb.

If you received printed versions of these materials by mail, these materials also include the proxy card for the annual meeting of stockholders.

What information is contained in this proxy statement?

This proxy statement includes information about the director nominees and other matters to be voted on at the annual meeting of stockholders. It also explains the voting process and requirements; describes proposed amendments of two of our stock-based plans; describes the compensation of the principal executive officer, the principal financial officer, and the three other most highly compensated current officers, (collectively referred to as our named executive officers or NEOs); describes the compensation of our directors; and provides certain other information required under SEC rules.

On what matters am I voting?

You are being asked to vote to:

•	elect our 11 directors;
•	approve the amendment to The Williams Companies, Inc. 2007 Incentive Plan;
•	approve the amendment to The Williams Companies, Inc. 2007 Employee Stock Purchase Plan;
•	approve, on an advisory basis, the Company’s executive compensation;
•	ratify the appointment of Ernst & Young LLP as our independent auditors for 2020; and
•	transact any other business properly coming before the annual meeting of stockholders or any adjournment or postponement thereof.

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You may vote FOR or AGAINST each individual director nominee or indicate that you wish to ABSTAIN from voting on one or more director nominees. You may also vote FOR or AGAINST approval of the amendment to The Williams Companies, Inc. 2007 Incentive Plan or you may indicate that you wish to ABSTAIN from voting on the matter; FOR or AGAINST approval of the amendment to The Williams Companies, Inc. 2007 Employee Stock Purchase Plan or you may indicate that you wish to ABSTAIN from voting on the matter; FOR or AGAINST the advisory vote on executive compensation or you may indicate that you wish to ABSTAIN from voting on the matter; and you may vote FOR or AGAINST the appointment of Ernst & Young LLP as our independent auditors, or you may indicate that you wish to ABSTAIN from voting on the matter.

We are not aware of any matter to be presented at the annual meeting of stockholders that is not included in this proxy statement. However, your proxy authorizes the persons named on the proxy card to take action on additional matters that may properly arise. These individuals will exercise their best judgment to vote on any other matter, including a question of adjourning the annual meeting of stockholders. All votes are confidential unless disclosure is legally necessary.

How does the Board recommend that I vote on each of the matters?

The Board unanimously recommends that you vote FOR each of the director nominees; FOR approval of the amendment to The Williams Companies, Inc. 2007 Incentive Plan; FOR approval of the amendment to The Williams Companies, Inc. 2007 Employee Stock Purchase Plan; FOR, on an advisory basis, the Company’s executive compensation; and FOR the appointment of Ernst & Young LLP as our independent auditors for 2020.

What is the difference between a stockholder of record and a beneficial owner holding stock in street name?

If your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are a stockholder of record, and the Notice or printed copies of the proxy materials were sent to you directly by Computershare.

If you hold your shares with a broker, in an account at a bank, or otherwise through another nominee, then you are a beneficial owner of shares held in “street name” and the stockholder of record of your shares is your broker, bank, or other nominee. In that case, the Notice or printed copies of the proxy materials were forwarded to you by your broker, bank, or other nominee. As the beneficial owner, you have the right to direct your broker, bank, or other nominee to vote your shares. Such party should have provided you with instructions for directing it how to vote your shares. The Company urges you to instruct your broker, bank, or other nominee on how to vote your shares. Please understand that, if you are a beneficial owner, the Company does not know that you are a stockholder or how many shares you own.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote by proxy via the Internet, by telephone, or by mail. You may also vote in person at the annual meeting of stockholders.

•	Via the Internet

You may vote via the Internet by going to the following site: WWW.ENVISIONREPORTS.COM/WMB.

If you received a Notice, please follow the instructions found in the Notice. If you received printed copies of the proxy materials by mail, please follow the instructions on your proxy card.

•	By telephone

Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch-tone telephone. Follow the instructions provided by the recorded message. The telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, seven days a week, and will close at 1:00 a.m., Central Daylight Time, on April 28, 2020.

•	By mail

If you received printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the proxy card, and returning it in the postage-paid envelope we have provided. If you vote by telephone or the Internet, please DO NOT mail back the proxy card.

•	In person at the annual meeting of stockholders

You may come to the annual meeting of stockholders and cast your vote there, either by proxy or by ballot.

How do I vote if I own shares in street name?

As an owner of shares in street name, you have the right to direct your broker, bank, or other nominee how to vote your shares by following the instructions sent to

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Q&A ABOUT THE ANNUAL MEETING & VOTING

you by such party. You will receive proxy materials and voting instructions for each account you have with a broker, bank, or other nominee. If you wish to change the directions you provided your broker, bank, or other nominee, you should follow the instructions sent to you by such party.

As an owner of shares in street name, you are also invited to attend the annual meeting of stockholders. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a signed legal proxy from your broker, bank, or other nominee giving you the right to vote the shares.

How do I vote if I participate in the Williams Investment Plus Plan?

If you hold shares in The Williams Investment Plus Plan, Computershare sent you the Company’s proxy materials directly. You may direct the trustee of the plan how to vote your plan shares by calling the toll-free number shown on the proxy card, voting on the Internet on the website shown on the proxy card, or completing and returning the enclosed proxy card in the postage-paid envelope. Please note that, in order to permit the trustee to tally and vote all shares of Williams’ common stock held in The Williams Investment Plus Plan, your instructions, whether by Internet, by telephone, or by proxy card, must be completed and received prior to 1:00 a.m. Central Daylight Time on April 23, 2020. You may not change your vote related to such plan shares after this deadline.

If you do not instruct the trustee how to vote, your plan shares will be voted by the trustee in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions. The proportional voting policy is detailed under the terms of the plan and the trust agreement.

Will my shares held in street name be voted if I do not tell my broker, bank, or other nominee how I want them voted?

Under the rules of the New York Stock Exchange, if you are a beneficial owner, your broker, bank, or other nominee only has discretion to vote on certain “routine” matters without your voting instructions. The proposal to ratify Ernst & Young LLP as our independent auditors is considered a routine matter. However, the election of directors, the advisory vote to approve executive compensation, the approval of amendment to The Williams Companies, Inc. 2007 Incentive Plan, and the approval of amendment to The Williams Companies, Inc. 2007 Employee Stock Purchase Plan, are not considered routine matters. Accordingly, your broker, bank, or other nominee will not be permitted to vote your shares on such matters unless you provide proper voting instructions.

What shares are included on my proxy card?

If you received printed copies of the proxy materials by mail, you will receive one proxy card for all shares of Williams’ common stock which you hold as a stockholder of record and in The Williams Investment Plus Plan.

If you hold your shares in street name, you will receive voting instructions for each account you have with a broker, bank, or other nominee.

What if I return my proxy card but do not specify how I want to vote?

If you are a stockholder of record and sign and return the proxy card or complete the Internet or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

•	FOR the election of each of the director nominees;
•	FOR the approval of the amendment to The Williams Companies, Inc. 2007 Incentive Plan;
•	FOR the approval of the amendment to The Williams Companies, Inc. 2007 Employee Stock Purchase Plan;
•	FOR, on an advisory basis, the Company’s executive compensation; and
•	FOR the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2020.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you can change your vote within the regular voting deadlines by voting again by telephone or on the Internet, executing and returning a later dated proxy card, or attending the annual meeting of stockholders and voting in person. If you are a stockholder of record, you can revoke your proxy by delivering a written notice of your revocation to our Corporate Secretary at One Williams Center, MD 47, Tulsa, Oklahoma 74172.

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Q&A ABOUT THE ANNUAL MEETING & VOTING

What documentation do I need to be admitted to the annual meeting of stockholders?

You will need government issued identification (such as a driver’s license or passport) along with either your Notice, proxy card, or proof of share ownership (such as a broker statement).

How may I obtain directions to attend the annual meeting of stockholders?

If you need assistance with directions to attend the annual meeting of stockholders, call us at 1-800-600-3782 or write us at The Williams Companies, Inc., One Williams Center, MD 50, Tulsa, Oklahoma 74172, Attn: Investor Relations.

What can I bring into the annual meeting of stockholders?

For security reasons, recording devices, briefcases, backpacks, and other large bags are not permitted in the theater. All such items can be checked with security upon arrival at the theater. You must silence your cell phones before entering the meeting. Rules of conduct will be provided to you at the annual meeting of stockholders.

What if I have a disability?

We can provide reasonable assistance to help you participate in the annual meeting of stockholders if you tell us about your disability and your plans to attend. Please call or write us at least two weeks before the meeting at the telephone number or address listed in the answer to the question captioned “How may I obtain directions to attend the annual meeting?”.

What is the quorum requirement for the annual meeting of stockholders?

There must be a quorum to take action at the annual meeting of stockholders (other than adjournment or postponement of the meeting). A quorum will exist at the meeting if stockholders holding a majority of the shares entitled to vote at the meeting are present in person or by proxy. Stockholders of record who return a proxy or vote in person at the meeting will be considered part of the quorum. Abstentions are counted as “present” for determining a quorum. Uninstructed broker votes, also called “broker non-votes,” are also counted as “present” for determining a quorum so long as there is at least one matter that a broker may vote on without specific instructions from a beneficial owner. See “Will my shares held in street name be voted if I do not tell my broker, bank, or other nominee how I want them voted?”.

What is the voting requirement to approve each of the matters?

Proposals 1-5 may be approved by a majority of the votes cast. Other matters that may properly come before the annual meeting of stockholders may require more than a majority vote under our By-laws, our Restated Certificate of Incorporation, the laws of Delaware, or other applicable laws.

How will the votes be counted?

Abstentions from voting on the election of a director nominee, the ratification of the appointment of independent auditors, and the advisory vote to approve executive compensation will not be considered a vote cast with respect to those matters and therefore will have no effect on the outcome of such matters. Abstentions from voting on the approval of amendments to The Williams Companies, Inc. 2007 Incentive Plan and The Williams Companies, Inc. 2007 Employee Stock Purchase Plan will have the same effect of a vote against those proposals.

Broker non-votes (i.e., shares held by brokers or nominees that cannot be voted because the beneficial owner did not provide specific voting instructions) will not be treated as a vote cast for any matter.

Who will count the votes?

A representative of Computershare will act as the inspector of elections and count the votes.

Where can I find the voting results of the annual meeting of stockholders?

We will announce the voting results at the annual meeting of stockholders. We also will disclose the voting results in a current report on Form 8-K within four business days after the meeting.

May I submit a proposal for consideration at the 2021 Annual Meeting of Stockholders?

Yes. For your proposal to be considered for inclusion in our proxy statement for the 2021 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the SEC’s rule on stockholder

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proposals, we must receive your proposal no later than November 19, 2020. Your proposal, including the manner in which you submit it, must comply with the eligibility, procedural, and all other requirements of Rule 14a-8.

If you wish to bring business before our 2021 Annual Meeting of Stockholders other than through a stockholder proposal pursuant to the SEC’s Rule 14a-8, we must receive a notice of the proposal, in proper written form as specified in our By-laws, no earlier than the close of business on December 29, 2020 and no later than the close of business on January 28, 2021. Your submission must meet the requirements set forth in our By-Laws.

For information concerning nominating a director candidate for election to our Board, please see “Director Recommendations and Nominations” in the Corporate Governance and Board Matters section of this proxy statement.

All notices of proposals or director nominations should be addressed to our Corporate Secretary at One Williams Center, MD 47, Tulsa, Oklahoma 74172.

Who is paying for this proxy solicitation?

The cost of soliciting proxies on behalf of the Board and the cost of preparing, printing, and distributing this proxy statement will be borne by the Company. Solicitations of proxies are being made through the mail and may also be made in person, by telephone, or by other electronic means by directors, director nominees, and employees of the Company. The Company requests brokers, banks, and other nominees to forward soliciting materials to the beneficial owners of shares of the Company held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition, the Company has retained OKAPI Partners LLC (“OKAPI”), to assist with the solicitation of proxies. We anticipate that we will pay OKAPI a fee in an amount equal to approximately $15,000 plus reasonable expenses for these services.

Are you “householding” for stockholders of record sharing the same address?

Yes. For those stockholders who have elected to receive printed materials, the SEC’s rules permit us to deliver a single copy of this proxy statement, our 2019 Annual Report, and the Notice, as applicable, to an address shared by two or more stockholders. This method of delivery is referred to as “householding” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. We will deliver only one proxy statement, our 2019 Annual Report, and the Notice, as applicable, to multiple registered stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders. We will still send each stockholder who receives a printed version of these proxy materials an individual proxy card.

If you would like to receive more than one copy of this proxy statement, our 2019 Annual Report, and the Notice, as applicable, we will promptly send you additional copies upon request directed to our transfer agent, Computershare. You can call Computershare toll free at 1-800-884-4225 or write to Computershare Investor Services at P.O. Box 505000, Louisville, Kentucky 40233. You can use the same phone number or mailing address to notify us that you wish to receive a separate proxy statement, our annual report, and the Notice, as applicable, in the future, or to request delivery of a single copy of any materials if you are receiving multiple copies now.

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INCORPORATION BY REFERENCE

Incorporation by Reference

The Compensation and Management Development Committee Report on Executive Compensation and the Report of the Audit Committee are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Williams under the Securities Act of 1933 or the Exchange Act, except to the extent that Williams specifically incorporates such information by reference. In addition, the website addresses contained in this proxy statement are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

WEBSITE ACCESS TO REPORTS AND OTHER INFORMATION

Website Access to Reports and Other Information

We file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our website is www.williams.com. We make available, free of charge through the Investors page of our website, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Board committee charters, and the Williams Code of Business Conduct are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our Corporate Secretary at Williams, One Williams Center, MD 47, Tulsa, Oklahoma 74172.

By Order of the Board of Directors,
Robert E. Riley, Jr.
Corporate Secretary

Tulsa, Oklahoma

March 19, 2020

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APPENDIX A

The Williams Companies, Inc.

2007 Incentive Plan

Effective as of March 14, 2007, as subsequently amended

Amended and restated effective as of April 28, 2020

APPENDIX A

i

APPENDIX A

ii

APPENDIX A

iii

APPENDIX A

THE WILLIAMS COMPANIES, INC.

2007 INCENTIVE PLAN

(Effective as of March 14, 2007, as subsequently amended)

(Amended and restated effective as of April 28, 2020)

(Termination Date: April  28, 2030)

Article 1. - Effective Date, History, Objectives, and Duration

1.1 Effective Date. The Williams Companies, Inc., a Delaware corporation (the “Company”), established an incentive compensation plan known as The Williams Companies, Inc. 2007 Incentive Plan (the “Plan”) effective March 14, 2007 (the “Effective Date”); which Plan was subsequently amended from time to time. From and after the Effective Date, no further grants or awards shall be made under The Williams Companies, Inc. 2002 Incentive Plan, as amended from time to time, The Williams Companies, Inc. Stock Plan for Nonofficer Employees, The Williams International Stock Plan, The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors or The Williams Companies, Inc. 1996 Stock Plan, as amended.

1.2 Objectives of the Plan. The Plan is intended (a) to allow selected employees and officers of the Company and its Affiliates to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and aligning their interests more closely with the interests of the Company’s stockholders, and to assist the Company and its Affiliates in attracting new employees and officers and retaining existing employees and officers, (b) to provide Non-Equity Incentive Awards (as defined below) opportunities to designated officers and employees that are competitive with those of other major corporations, (c) to optimize the profitability and growth of the Company and its Affiliates through incentives which are consistent with the Company’s goals, (d) to provide Grantees with an incentive for excellence in individual performance, (e) to promote teamwork among employees, officers, and Non-Management Directors (as defined below), and (f) to attract and retain highly qualified persons to serve as Non-Management Directors and to promote ownership by such Non-Management Directors of a greater proprietary interest in the Company, thereby aligning such Non-Management Directors’ interests more closely with the interests of the Company’s stockholders.

1.3 Duration of the Plan. The Plan commenced on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company (the “Board”) to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions, or, if earlier, April 28, 2030. Termination of the Plan will not affect the rights and obligations of the Grantees and the Company arising under Awards theretofore granted and then in effect.

Article 2. - Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Acquired Entity Award” has the meaning set forth in Section 5.6.

2.2 “Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with the Company.

2.3 “Annual Meeting of Company Stockholders” has the meaning set forth in Section 14.1.

APPENDIX A

2.4 “Award” means Options (including Non-Qualified Stock Options and Incentive Stock Options), Shares of Restricted Stock, Restricted Stock Units, Performance Units (which may be paid in cash), Performance Shares, Stock Appreciation Rights, Other Stock-Based Awards, Non-Equity Incentive Awards or Director Annual Grants granted under the Plan.

2.5 “Award Agreement” means the written or electronic agreement or other instrument as may be approved from time to time by the Committee or Management Committee (as applicable) by which an Award shall be evidenced. An Award Agreement may be in the form of either (a) an agreement to be either executed by both the Grantee and the Company (or an authorized representative of the Company) or delivered and acknowledged electronically as the Committee shall determine or (b) certificates, notices or similar instruments as approved by the Committee or Management Committee (as applicable).

2.6 “Base Amount” means with respect to a Stock Appreciation Right, the amount with respect to which the appreciation in the value of a Share shall be measured over the period beginning with the Grant Date and ending on the date of exercise of such Stock Appreciation Right.

2.7 “Board” has the meaning set forth in Section 1.3.

2.8 “CEO” means the Chief Executive Officer of the Company.

2.9 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.10 “Committee” and “Management Committee” have the respective meanings set forth in Article 3.

2.11 “Common Stock” means the common stock, $1.00 par value, of the Company.

2.12 “Company” has the meaning set forth in Section 1.1.

2.13 “Controlled Affiliate” means any Person that directly or indirectly, through one or more intermediaries, is controlled by the Company.

2.14 “Director Annual Grant” means an Award made to a Non-Management Director under Section 14.1.

2.15 “Director Fees” has the meaning set forth in Section 14.2.

2.16 “Disability” or “Disabled” means, unless otherwise defined in an Award Agreement or individual Change in Control severance agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan, for purposes of the exercise of an Incentive Stock Option, a disability within the meaning of Section 22(e)(3) of the Code. For all other purposes under the Plan, Disability or Disabled, unless otherwise defined in an Award Agreement or individual Change in Control severance agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan, means (A) an inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (B) receipt of income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Grantee’s employer, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; provided, however that, for Awards subject to Section 409A of the Code, all determinations of whether a Grantee is Disabled shall be made in accordance with Section 409A of the Code and the guidance thereunder.

APPENDIX A

2.17 “Dividend Equivalent” means a right to receive or accrue, to the extent provided under the respective Award Agreement, payments equal to dividends or property on a specified number of Shares.

2.18 “Eligible Person” means any employee (including any officer) of the Company or an Affiliate.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to regulations and rulings thereunder and to successor provisions.

2.20 “Equity Election” has the meaning set forth in Section 14.2.

2.21 “Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (b) with respect to Shares, unless otherwise determined in the good faith discretion of the Committee, as of any date: (i) the closing price on the date of determination reported in The Wall Street Journal (or an equivalent alternate or successor) (or, if no sale of Shares was reported for such date, on the most recent trading day prior to such date on which a sale of Shares was reported); (ii) if the Shares are not listed on the New York Stock Exchange, the closing price of the Shares on such other national exchange on which the Shares are principally traded or as reported by the Nasdaq Global Select or Global Market System, or similar securities market, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the Nasdaq Capital Market or similar securities market; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee.

2.22 “Grant Date” means the date on which an Award is granted or, in the case of a grant to an Eligible Person, such later date as specified in advance by the Committee.

2.23 “Grantee” means an Eligible Person or Non-Management Director who has been granted an Award.

2.24 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section  422 of the Code.

2.25 “including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

2.26 “Maturity Date” means, unless otherwise defined in an Award Agreement or individual Change in Control severance agreement, the third anniversary of the Grant Date of an Award.

2.27 “Non-Equity Incentive Award” means an Award that is not granted or payable in Shares.

2.28 “Non-Management Director” means a member of the Board who is not an employee of the Company or any Affiliate.

2.29 “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.30 “Option” means an option granted under Article 6 of the Plan.

2.31 “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to the exercise of an Option.

2.32 “Option Term” means the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

APPENDIX A

2.33 “Other Stock-Based Award” means a right, granted under Article 11 of the Plan, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.34 “Performance Measures” has the meaning set forth in Section 4.4.

2.35 “Performance Period” means the time period over which Performance Measures shall be determined, but may not be less than one year.

2.36 “Performance Share” and “Performance Unit” have the respective meanings set forth in Article 9.

2.37 “Period of Restriction” means the period during which Shares of Restricted Stock or Restricted Stock Units are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

2.38 “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.39 “Qualifies for Retirement” means, unless otherwise defined in an Award Agreement or individual Change in Control severance agreement, a Separation from Service (as defined in (ii) below) after attaining age fifty-five (55) and completing at least three (3) years of service with the Company or any of its Affiliates.

2.40 “Restricted Stock Unit” means a right, granted in accordance with Article 8 hereof, to receive a Share or cash payment equal to the value thereof, subject to such Period of Restriction as the Committee shall determine.

2.41 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.42 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.43 “Section 16 Non-Management Director” means a Non-Management Director who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.44 “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.45 “Separation from Service” means, unless otherwise defined in an Award Agreement or individual Change in Control severance agreement, a Grantee’s termination or deemed termination from employment with the Company and its Affiliates. For purposes of determining whether a Separation from Service has occurred, the employment relationship is treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six (6) months, or if longer, so long as the Grantee retains a right to reemployment with his or her employer under an applicable statute or by contract. For this purpose, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Grantee will return to perform services for his or her employer. If the period of leave exceeds six (6) months and the Grantee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship will be deemed to terminate on the first date immediately following such six (6) month period. Notwithstanding the foregoing, if a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, and such impairment causes the Grantee to be unable to perform the duties of the Grantee’s position of employment or any substantially similar position of employment, a twenty-nine (29) month period of absence shall be substituted for such six (6) month period. For purposes of this Agreement, a Separation

APPENDIX A

from Service occurs at the date as of which the facts and circumstances indicate either that, after such date: (A) the Grantee and the Company reasonably anticipate the Grantee will perform no further services for the Company and its Affiliates (whether as an employee or an independent contractor) or (B) that the level of bona fide services the Grantee will perform for the Company and its Affiliates (whether as an employee or independent contractor) will permanently decrease to no more than twenty (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period or, if the Grantee has been providing services to the Company and its Affiliates for less than thirty-six (36) months, the full period over which the Grantee has rendered services, whether as an employee or independent contractor. The determination of whether a Separation from Service has occurred shall be governed by the provisions of Treasury Regulation § 1.409A-1, as amended, taking into account the objective facts and circumstances with respect to the level of bona fide services performed by the Grantee after a certain date.

2.46 “Share” means a share of Common Stock, and such other securities of the Company as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.47 “Shares of Restricted Stock” or “Restricted Stock” means Shares that are subject to forfeiture if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

2.48 “Stock Appreciation Right” or “SAR” has the meaning set forth in Section 10.1 hereof.

Article 3. - Administration

3.1	Committee.

(a) Subject to Articles 14 and 15, and to Section 3.2, the Plan shall be administered by a committee (the “Committee”). Except to the extent the Board reserves administrative powers to itself or appoints a different committee to administer the Plan, the Committee shall be (i) the Board, with respect to all Non-Management Directors, (ii) the Compensation Committee of the Board, with respect to all executive officers of the Company (which term shall have the same meaning as the term “officer” as defined in Rule 16a-1(f) promulgated under the Exchange Act and shall in any event include all of the members of the Company’s Executive Officer Team (“EOT”)) and any other Eligible Person with respect to whom it elects to act as the Committee, and (iii) except as the Committee may provide, if the CEO is a member of the Board, a committee consisting of the CEO, with respect to any Eligible Person other than an executive officer of the Company.

(b) The Board or the Compensation Committee may, by resolution, appoint and delegate to another committee of one or more officers of the Company (including the CEO) (a “Management Committee”) any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are executive officers of the Company, Non-Management Directors, and/or Section 16 Persons at the time any such delegated authority is exercised; provided, however, that the resolution so authorizing such Management Committee shall specify the total number of Shares that may be subject to Awards (if any) such Management Committee may award pursuant to such delegated authority, and any such Award shall be subject to the form(s) of Award Agreement theretofore approved by the Compensation Committee. Any delegation of authority pursuant to this Section 3.1(b) shall comply with the requirements of applicable law, including Section 157(c) of the General Corporation Law of the State of Delaware to the extent applicable.

(c) Unless the context requires otherwise, any references herein to “Committee” include references to the Board, the Compensation Committee of the Board, the Management Committee, the Independent Committee (if distinct from any of the foregoing) or the CEO, as applicable. For avoidance of doubt, notwithstanding any provision of the Plan to the contrary, any action taken by the Compensation Committee of the Board shall be treated as a valid action of the Committee, except as limited by the terms of the Board’s delegation of authority to the Compensation Committee of the Board or in the event that such action would violate applicable law.

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3.2 Powers of Committee. Subject to and consistent with the provisions of the Plan (including Article 14 and any limitations in scope of authority established in accordance with Section 3.1 above), the Committee has full and final authority and sole discretion as follows:

(a) to determine when, to whom and in what types and amounts Awards should be granted;

(b) to grant Awards in any number and amount to Eligible Persons, and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any exercise price, grant price, Base Amount or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any Performance Measures including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine); provided that, other than with respect to Awards to Non-Management Directors, no Award of Options, Stock Appreciation Rights or Other Stock-Based Awards that are valued based on appreciation in the value of a Share following the Grant Date may vest or be settled in full prior to the twelfth month following its Grant Date (with partial vesting prior to such date permitted), except that the Committee may (i) provide for the vesting satisfaction and/or lapse of some or all conditions under any such Award in the event of the applicable Eligible Person’s death, disability, Retirement, involuntary separation of service, or in connection with a Change in Control or (ii) grant Awards of Options or Stock Appreciation Rights that may vest or be settled in full prior to the twelfth month following its Grant Date so long as the aggregate number of Shares subject to such Awards does not exceed five percent (5%) of the total share reserve set forth in Section 4.1 below;

(c) to determine the benefit payable under any Performance Unit, Performance Share, Other Stock-Based Award or Non-Equity Incentive Award and to determine whether any performance or vesting conditions have been satisfied;

(d) to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(e) to determine the Option Term;

(f) to determine the amount, if any, that a Grantee shall pay for Shares of Restricted Stock, when Shares of Restricted Stock shall be forfeited and whether such Shares shall be held in escrow;

(g) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

(h) to determine with respect to Awards whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred either automatically (whether to limit loss of deductions pursuant to Section 162(m) of the Code or otherwise), at the election of the Committee or at the election of the Grantee;

(i) to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(j) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

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(k) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(l) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons and Non-Management Directors (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not materially adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, (iii) to correct scrivener’s errors, (iv) to the extent the Award Agreement specifically permits amendment without consent, or (v) provided for or specifically contemplated in the Plan (such as Section 6.4 or Article 13);

(m) to make such adjustments or modifications to Awards or to adopt such sub-plans for Grantees working outside the United States as are advisable to fulfill the purposes of the Plan (including to comply with local law);

(n) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including, as applicable, limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(o) to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to changes in applicable laws, regulations or accounting principles;

(p) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(q) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Sections 3.1(b), 4.3, 4.4 and 5.7(b)).

Article 4. - Shares Subject to the Plan, and Maximum Awards, and Performance Conditions

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan shall be fifty million (50,000,000). The number of Shares available for delivery pursuant to Incentive Stock Options shall be the number set forth in the first sentence of this Section 4.1.

If any Shares subject to an Award granted hereunder are forfeited or such Award is settled in cash or otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any

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such forfeiture, settlement or termination, shall again be available for grant under the Plan. Except with respect to Shares associated with Options or SARs, the aggregate number of shares available for delivery under the Plan at any time shall not be reduced by Shares retained or withheld by the Company to pay the withholding taxes related to an Award. Except with respect to Shares associated with Options or SARs, Shares that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the purchase price or tax withholding obligation of an Award shall be available for delivery under this Plan. Notwithstanding anything herein to the contrary, Shares retained, withheld by or delivered to the Company to pay the exercise price of an Option or the withholding taxes related to an Option or SAR shall not be made available again for delivery under the Plan. Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

Notwithstanding the foregoing, the limit set forth in this Section 4.1 shall not be reduced by any Shares issued pursuant to Acquired Entity Awards granted in assumption of, or in substitution for, an outstanding award previously granted by an Acquired Entity, so long as the terms of the acquisition of such awards previously granted by an Acquired Entity do not expressly provide for the issuance of Shares authorized under this Section 4.1.

4.2 Adjustments in Authorized Shares and Awards. In the event of any dividend or other distribution (whether in the form of cash, Shares, or other property, but excluding regular, quarterly cash dividends), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, amalgamation, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects the Shares, provided that any such transaction or event referred to heretofore does not involve the receipt of consideration by the Company, then the Committee shall, in such manner as it deems equitable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price or Base Amount with respect to any applicable Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of outstanding Shares of Restricted Stock or relating to any other outstanding Award in connection with which Shares are issued or otherwise subject, (e) the number of Shares with respect to which Awards may be granted to a Grantee, as set forth in Section 4.3, (f) the number and type of Shares (or other securities or property) as to which Awards may be settled, and (g) the number of Shares subject to outstanding Restricted Stock or Restricted Stock Units granted under Article 14; provided, in each case, that with respect to Awards of Incentive Stock Options intended as of their Grant Date to qualify as Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number. By way of example and not limitation, neither the conversion of any convertible securities of the Company nor any open market purchase of Shares by the Company shall be treated as a transaction that “does not involve the receipt of consideration” by the Company.

4.3 Annual Individual Limitations. During any calendar year, no Grantee may be granted Awards (other than Awards that cannot be satisfied in Shares) with respect to more than three million five hundred thousand (3,500,000) Shares, subject to adjustment as provided in Section 4.2.

4.4 Performance-Measures. The Committee shall have discretion to condition one or more awards on the satisfaction of specified performance measures (“Performance Measures”), which may include one or more of the following:

(a) Earnings (either in the aggregate or on a per-share basis);

(b) Net income;

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(c) Operating income;

(d) Operating profit;

(e) Cash flow;

(f) Stockholder returns (including return on assets, investments, equity, or gross sales) (including income applicable to common stockholders or other class of stockholders);

(g) Return measures (including return on assets, capital, equity, or sales);

(h) Earnings before or after either, or any combination of, interest, taxes, depreciation or amortization (EBITDA);

(i) Gross revenues;

(j) Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

(k) Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more operating areas;

(l) Net economic value;

(m) Market share;

(n) Annual net income to common stock;

(o) Earnings per share;

(p) Annual cash flow provided by operations;

(q) Changes in annual revenues;

(r) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(s) Economic value added;

(t) Sales;

(u) Costs;

(v) Results of customer satisfaction surveys;

(w) Results of employee satisfaction and/or engagement surveys;

(x) Employee turnover;

(y) Human capital metrics;

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(z) Aggregate product price and other product price measures;

(aa) Environmental, health, or safety record;

(bb) Service reliability;

(cc) Operating and maintenance cost management;

(dd) Energy production availability performance measures;

(ee) Debt rating;

and/or

(ff) Market share;

provided that the Performance Measures in subsections (a) through (g) may be measured on a pre- or post-tax basis; and provided further that the Committee may, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result, and may be measured annually, cumulatively over a period of years or over such other period determined by the Committee. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each Performance Measure for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, to a department, unit, operating area or function within the Company or any one or more Affiliates; or to the Company and/or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Measures.

Article 5. - Eligibility and General Conditions of Awards

5.1 Eligibility. Awards may be granted to any Eligible Person or Non-Management Director, whether or not he or she has previously received an Award; provided that Non-Management Directors may only receive Awards granted under Article 14 of the Plan. A prospective employee of the Company or an Affiliate may be granted an Award so long as the Grant Date does not occur prior to the date that such Person commences employment or the performance of services for the Company or an Affiliate.

5.2 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3 General Terms and Separation from Service. The Committee may impose on any Award or the exercise or settlement thereof, at the Grant Date or, subject to the provisions of Section 15.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture, acceleration or pro-rata acceleration of Awards in the event of a Separation from Service by the Grantee. Except as may be required under the Delaware General Corporation Law, Awards may be

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granted for no consideration other than prior and future services. Except as otherwise determined by the Committee pursuant to this Section 5.3, all Awards that have not been exercised and that are subject to (a) a risk of forfeiture, (b) deferral by the Committee (and not voluntary deferral by the Grantee), (c) vesting, (d) unexpired Performance Periods, or (e) unexpired Periods of Restriction at the time of a Separation from Service, shall be forfeited to the Company.

5.4 Nontransferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order (“DRO”).

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Shares of Restricted Stock, to the Company) or pursuant to a DRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company and any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Director Annual Grants, Restricted Stock Units, Stock Appreciation Rights and Awards other than Incentive Stock Options and Non-Equity Incentive Awards, may be transferred to one or more trusts or persons during the lifetime of the Grantee in connection with the Grantee’s estate planning, and may be exercised by such transferee in accordance with the terms of such Award. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(d) Nothing herein shall be construed as requiring the Committee to honor a DRO except as required under the respective Award Agreement or to the extent required under applicable law.

5.5 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Separation from Service.

5.6 Stand-Alone, Tandem and Substitute Awards.

(a) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any other plan of the Company or any Affiliate. In connection with the Company’s acquisition, however effected, of another corporation or entity (the “Acquired Entity”) or the assets thereof, the Committee may, at its discretion, grant Awards (“Substitute Awards”) associated with the stock or other equity interest in such Acquired Entity (“Acquired Entity Award”) held by a Grantee immediately prior to such Acquisition in order to preserve for Grantee the economic value of all or a portion of such Acquired Entity Award on such terms as the Committee determines necessary to achieve preservation of economic value. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in

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consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits.

(b) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan in substitution for stock and stock-based Awards held by employees of another corporation who become employees of the Company or an Affiliate as the result of a merger or consolidation or other combination of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation.

5.7 Compliance with Rule 16b-3.

Reformation to Comply with Exchange Act Rules. To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3 without the consent of or notice to the affected Section 16 Person.

Rule 16b-3 Administration. Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan. For purposes of Section 5.7(a) and this Section 5.7(b), references to “Committee” means the Compensation Committee of the Board or, if a separate body, the Independent Committee.

5.8 Deferral of Award Payouts. The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to Shares of Restricted Stock, the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares, the lapse or waiver of the Period of Restriction for Restricted Stock Units, or the lapse or waiver of restrictions with respect to Other Stock-Based Awards. The Committee may also require such a deferral of receipt in order to avoid non-deductibility of any amounts associated with such Award or to comply with the requirements of applicable law. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. Except as otherwise provided in an Award Agreement or this Section 5.8, any payment of any Shares that are subject to such deferral shall be made or delivered to the Grantee upon the Grantee’s Separation from Service. Notwithstanding anything herein to the contrary, in no event will any deferral or payment of a deferred number of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.

Article 6. - Stock Options

6.1 Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

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6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term (which shall be for a period of not more than ten (10) years from its Grant Date), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine; provided further that notwithstanding anything to the contrary, any Award to an Eligible Person of an Option shall, to the extent applicable, include the minimum vesting requirement set forth in Section 3.2(b).

6.3 Option Price; No Repricing. The Option Price of an Option under this Plan shall be determined in the sole discretion of the Committee, and, except with respect to an Option granted as an Acquired Entity Award, shall be at least equal to 100% of the Fair Market Value of a Share on the Grant Date. Subject to the adjustment under Section 4.2, neither the Committee nor the Board shall have the authority or discretion to reduce, directly or indirectly, the Option Price of any outstanding Option without stockholder approval, including, without limitation, by (a) canceling previously awarded Options and regranting them with a lower Option Price, (b) at any time when the Option Price of a previously awarded Option is above the Fair Market Value of a Share, exchanging or buying out such previously granted Option for a payment in cash, Shares or other Award, notwithstanding any authority otherwise granted the Committee or the Board under the Plan or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

6.4 Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option (or portion thereof) shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option (or portion thereof) designated as an Incentive Stock Option:

(a) shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);

(b) shall have an Option Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(c) shall be for a period of not more than 10 years (five years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(e) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (a “Disqualifying Disposition”), within 10 days of such a Disqualifying Disposition; and

(f) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death.

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For purposes of this Section 6.4, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

Notwithstanding anything in this Section 6.4 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year would exceed the $100,000 Limit, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Separation from Service (or such other period of time provided in Section 422 of the Code).

6.5 Payment. Except as otherwise provided by the Committee in an Award Agreement or otherwise, Options shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means, subject to the approval of the Committee:

(a) cash, personal check or wire transfer;

(b) Shares, valued at their Fair Market Value on the date of exercise;

(c) withholding of Shares otherwise deliverable upon exercise valued at their Fair Market Value on the date of exercise; or

(d) subject to applicable law, pursuant to procedures previously approved by the Company, in cash through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the mandatory amount of federal, state, local and foreign withholding taxes payable by Grantee by reason of such exercise.

Article 7. - Shares of Restricted Stock

7.1 Grant of Shares of Restricted Stock. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to any Eligible Person in such amounts as the Committee shall determine.

7.2 Award Agreement. Each grant of Shares of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific Performance Measures, time-based restrictions on vesting following the attainment of the Performance Measures, and/or restrictions under applicable securities laws; provided that such conditions and/or restrictions may lapse, if so determined by the Committee, in the event of the Grantee’s Separation from Service due to death, Disability, normal or approved early retirement, or involuntary termination by the Company or an Affiliate without “cause.” Except as otherwise determined by the Committee, upon Separation from Service during the applicable Period of Restriction, Shares of Restricted Stock that are at that time subject to forfeiture shall be forfeited and automatically reacquired by the Company.

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7.3 Consideration for Shares of Restricted Stock. The Committee shall determine the amount, if any, that a Grantee shall pay for Shares of Restricted Stock, subject to the following sentence. Except with respect to Shares of Restricted Stock that are treasury shares, for which no payment need be required, the Committee shall require the Grantee to pay at least the par value of a Share for each Share of Restricted Stock. Such payment shall be made in full in cash and/or other consideration permissible by applicable law (including prior and/or future services, which shall be considered a “benefit to the corporation” within the meaning of Section 152 of the Delaware General Corporation Law) by the Grantee before the delivery of the Shares under terms determined by the Committee.

7.4 Effect of Forfeiture. If Shares of Restricted Stock are forfeited, and if the Grantee was required to pay for such Shares with cash or property, the Grantee shall be deemed to have resold such Shares to the Company at a price equal to the lesser of (a) the amount paid in cash or property by the Grantee for such Shares, or (b) the Fair Market Value of such Shares at the close of business on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Shares.

7.5 Escrow; Legends. The Committee may provide that any certificates for any Shares of Restricted Stock (a) shall be held (together with one or more stock powers executed in blank by the Grantee) in escrow by the Secretary of the Company until such Shares become nonforfeitable or are forfeited and/or (b) shall bear an appropriate legend restricting the transfer of such Shares. If any Shares of Restricted Stock become nonforfeitable, the Company shall cause certificates for such Shares to be delivered without such legend, except as may be required under applicable law.

7.6 Voting Rights; Dividends and Distributions. Unless otherwise determined by the Committee, individuals holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction. Individuals in whose name Shares of Restricted Stock are granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares. Unless otherwise determined by the Committee, such dividends and other distributions shall be paid once the Period of Restriction has ended; provided, however, in no event will dividends or other distributions be paid during the Performance Period with respect to unearned Awards of Restricted Stock that are subject to performance-based vesting criteria.

Article 8. - Restricted Stock Units

8.1 Grant of Restricted Stock Units. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine.

8.2 Delivery and Limitations. Delivery of Shares will occur upon expiration of the Period of Restriction specified for the Award of Restricted Stock Units by the Committee. In addition, an Award of Restricted Stock Units shall be subject to such limitations as the Committee may impose, which limitations may lapse at the end of the Period of Restriction of such Restricted Stock Units or at other specified times, separately or in combination, in installments or otherwise, as the Committee shall determine at the time of grant or thereafter. A Grantee awarded Restricted Stock Units will have no voting rights in respect of such Restricted Stock Units. The Committee may award a Grantee Dividend Equivalents in respect of Restricted Stock Units that are the subject of an Award Agreement, as specified in and according to the terms of such Award Agreement. Unless otherwise determined by the Committee, such Dividend Equivalents shall be paid once the Period of Restriction or other applicable limitations or restrictions have ended; provided, however, in no event will Dividend Equivalents be paid during the Performance Period with respect to unearned Restricted Stock Units that are subject to performance-based vesting criteria.

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Article 9. - Performance Units and Performance Shares

9.1 Grant of Performance Units and Performance Shares. Subject to and consistent with the provisions of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2 Value/Performance Goals. The Committee shall set Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee.

Performance Unit. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

Performance Share. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share at the close of business on the Grant Date.

9.3 Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of Performance Measures set by the Committee.

At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement or otherwise determined by the Committee.

If a Grantee is promoted, demoted or transferred to a different operating area of the Company during a Performance Period, then, to the extent the Committee determines the Performance Measures or Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Performance Measures or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial Performance Measures or Performance Period.

The Committee may award a Grantee Dividend Equivalents in respect of Performance Units that are the subject of an Award Agreement, as specified in and according to the terms of such Award Agreement. Any such Dividend Equivalents shall not be paid except with respect to those Performance Units that have been earned based on the level of achievement of applicable Performance Measures. Grantees to whom Performance Shares are granted shall be entitled to receive all dividends and other distributions paid only with respect to those Shares that have been earned based on the level of achievement of Performance Measures. In addition, a Grantee may, at the discretion of the Committee, be entitled to exercise his or her voting rights with respect to such Shares to the extent such Shares have been issued to the Grantee.

Article 10. - Stock Appreciation Rights

10.1 Grant of SARs. Subject to and consistent with the provisions of the Plan, stock appreciation rights (“Stock Appreciation Rights” or “SARs”) may be granted to any Eligible Persons in such numbers and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Each SAR shall represent the right of the Grantee to receive upon exercise of the SAR an amount equal to the amount described in Section 10.3, subject to such terms and conditions as the Committee shall determine; provided that notwithstanding anything to the contrary, any Award to an Eligible Person of a SAR shall, to the extent applicable, include the minimum vesting requirement set forth in Section 3.2(b).

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10.2 Award Agreement. Each grant of SARs shall be evidenced by an Award Agreement that shall specify, as the Committee shall determine, the number of Shares as to which the SAR relates, the Base Amount, the term and such other terms and conditions as the Committee shall determine, including without limitation vesting and forfeiture, provided that as to each SAR:

(a) except with respect to a SAR granted as an Acquired Entity Award, the Base Amount shall never be less than the Fair Market Value of a Share on the Grant Date; and

(b) the term shall not exceed ten years from the Grant Date.

10.3 Payment of SAR Amount. Upon exercise of an SAR, the Grantee shall be entitled to receive payment of an amount determined by multiplying (a) the difference between the Base Amount of the SAR and the Fair Market Value of a Share at the close of business on the date the SAR is exercised by (b) the number of Shares with respect to which the SAR is exercised. In the discretion of the Committee, payment of the SAR amount by the Company may be in cash, Shares or a combination of cash and Shares.

10.4 No Repricing. Subject to the adjustment under Section 4.2, neither the Committee nor the Board shall have the authority or discretion to reduce, directly or indirectly, the Base Amount of any outstanding SAR without stockholder approval, including, without limitation, by (a) canceling previously awarded SARs and regranting them with a lower Base Amount, (b) at any time when the Base Amount of a previously granted SAR is above the Fair Market Value of a Share, exchanging or buying out such previously granted SARs for a payment in cash, Shares or other Award, notwithstanding any authority otherwise granted the Committee under the Plan, or (c) take any other action with respect to a SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

Article 11. - Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or other securities, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded which are convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, Awards valued by reference to the value of securities of or the performance of specified Affiliates, and Awards payable in securities of Affiliates; provided that notwithstanding anything to the contrary, any such Award to an Eligible Person that is valued based on appreciation in the value of a Share following the Grant Date, shall, to the extent applicable, include the minimum vesting requirement set forth in Section 3.2(b). Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares or other securities delivered pursuant to a purchase right granted under this Article 11 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property or other consideration permitted by applicable law, as the Committee shall determine.

Article 12. - Non-Equity Incentive Awards

The Committee is authorized to grant Non-Equity Incentive Awards alone or in conjunction with other Awards to individuals who are Eligible Persons. All terms, conditions and limitations applicable to any Non-Equity Incentive Award shall be determined by the Committee, subject to and consistent with the provisions of the Plan.

Article 13. - Change in Control

13.1 Acceleration of Exercisability and Lapse of Restrictions. If, upon or within two (2) years following a Change in Control a Grantee has a Separation from Service with the Company and the Company’s Affiliates (excluding any

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transfer to the Company or its Affiliates) voluntarily for Good Reason, or involuntarily (other than due to Cause, death, Disability, or Retirement) the following acceleration provisions shall apply to Awards other than Awards granted under Article 14:

(a) All outstanding Awards pursuant to which the Grantee may have rights, the exercise of which is restricted or limited, shall become fully exercisable; unless the right to lapse restrictions or limitations is waived or deferred by a Grantee prior to such lapse, all restrictions or limitations (including risks of forfeiture) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse; and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled (at the target level, to the extent applicable) and shall be waived by the Company; and

(b) Notwithstanding any other provision of the Plan or any outstanding Award Agreement, Awards in the form of Non-Qualified Stock Options which are accelerated under this Section 13.1 shall be exercisable after a Grantee’s Separation from Service for a period equal to the lesser of (i) the remaining term of each nonqualified option; or (ii) eighteen (18) months.

Notwithstanding anything herein to the contrary, in the event of a Change in Control in which the acquiring or surviving company in the transaction does not assume or continue outstanding Awards upon the Change in Control or to provide equivalent awards of substantially the same value, immediately prior to the Change in Control, all Awards that are not assumed or continued shall be treated as follows effective immediately prior to the Change in Control: all outstanding Awards pursuant to which the Grantee may have rights, the exercise of which is restricted or limited, shall become fully exercisable; unless the right to lapse restrictions or limitations is waived or deferred by a Grantee prior to such lapse, all restrictions or limitations (including risks of forfeiture) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse; and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled (at the target level, to the extent applicable) and shall be waived by the Company. For the avoidance of doubt, nothing herein shall require the acquiring or surviving company in a Change in Control to assume all Awards previously made under the Plan or to provide equivalent awards of substantially the same value.

In no event shall any action be taken pursuant to this Section 13.1 that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code.

13.2 Definitions. For purposes of this Article 13, the following terms shall have the meanings set forth below:

(a) “Cause” means, from and after the occurrence of a Change in Control, unless otherwise defined in an Award Agreement or individual employment, change in control, or other severance agreement, the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment of the Committee:

(i) willful failure by a Grantee to substantially perform his or her duties (as they existed immediately prior to a Change in Control), other than any such failure resulting from a Disability; or

(ii) Grantee’s conviction of or plea of nolo contendere to a crime involving fraud, dishonesty or any other act constituting a felony involving moral turpitude or causing material harm, financial or otherwise, to the Company or an Affiliate; or

(iii) Grantee’s willful or reckless material misconduct in the performance of his duties which results in an adverse effect on the Company, the Subsidiary or an Affiliate; or

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(iv) Grantee’s willful or reckless violation or disregard of the code of business conduct or other published policy of the Company or an Affiliate; or

(v) Grantee’s habitual or gross neglect of duties.

(b) “Change Date” means, with respect to an Award, the date on which a Change in Control first occurs while the Award is outstanding.

(c) “Change in Control” means, unless otherwise defined in an Award Agreement or individual Change in Control severance agreement, the occurrence of any one or more of the following events:

(i) A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not approved by a majority of the members constituting the Board prior to the date of the appointment or election; or

(ii) any Person becomes a “Beneficial Owner” (such term for purposes of this definition being as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (c)(ii), the following acquisitions shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a subsidiary of the Company (a “Subsidiary”), (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (c)(iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of common stock of the Company (“Company Common Stock”) and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (2) no Person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Entity or its ultimate parent, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 30% or more of the Company Voting Securities, and (3) at least a majority of the members of the board of directors or similar governing body of the Surviving Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board, providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the occurrence of any of the foregoing events and subject to Section 17.18, a Change in Control shall not occur with respect to a Grantee if, in advance of such event, the Grantee agrees in writing that such event shall not constitute a Change in Control.

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(d) “Good Reason” means, unless otherwise defined in an Award Agreement or individual employment, change in control or other severance agreement, the occurrence, upon or within two years following a Change in Control and without a Grantee’s prior written consent, of any one or more of the following:

(i) a material adverse reduction in the nature or scope of the Grantee’s duties from the most significant of those assigned at any time in the 90-day period prior to a Change in Control; or

(ii) a significant reduction in the authority and responsibility assigned to the Grantee; or

(iii) any material reduction in or failure to pay Grantee’s base salary; or

(iv) a material reduction of Grantee’s aggregate compensation and/or aggregate benefits from the amounts and/or levels in effect on the Change Date, unless such reduction is part of a policy applicable to peer employees of the Employer and of any successor entity; or

(v) a requirement by the Company or an Affiliate that the Grantee’s principal duties be performed at a location more than fifty (50) miles from the location where the Grantee was employed immediately preceding the Change in Control, without the Grantee’s consent (except for travel reasonably required in the performance of the Grantee’s duties); provided such new location is farther from Grantee’s residence than the prior location.

Notwithstanding anything in this Article 13 to the contrary, no act or omission shall constitute grounds for “Good Reason”:

(vi) Unless, at least 30 days prior to his termination, Grantee gives a written notice to the Company or the Affiliate that employs Grantee of his intent to terminate his employment for Good Reason which describes the alleged act or omission giving rise to Good Reason;

(vii) Unless such notice is given within 90 days of Grantee’s first actual knowledge of such act or omission; and

(viii) Unless the Company or the Affiliate that employs Grantee fails to cure such act or omission within the 30 day period after receiving such notice.

Further, no act or omission shall be “Good Reason” if Grantee has consented in writing to such act or omission.

(e) “Incumbent Board” (f) means, unless otherwise defined in an individual employment, change in control or other severance agreement, individuals who, as of the Effective Date, constitute the Board and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board.

(f) “Person” (g) means, unless otherwise defined in an individual employment, change in control or other severance agreement, a Person as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “1934 Act”) and as used in this Subparagraph (f) and 14(d)(2) of the 1934 Act.

(g) “Retirement” (h) means, unless otherwise defined in an individual employment, change in control or other severance agreement, “qualifies for Retirement” as set forth in Article 2.

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Article 14. - Non-Management Director Awards

14.1 Director Annual Grant.

Automatic Grant of Director Annual Grant. Subject to adjustment as provided in Section 4.2, annually each Non-Management Director shall be granted an annual Award payable, as determined by the Board, in the form of one or a combination of Restricted Stock or Restricted Stock Units (determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares) having a Fair Market Value at the close of business on the Grant Date of up to Three Hundred Thousand Dollars ($300,000); provided, however, that with respect to a Non-Management Director who is designated as Chairman of the Board or Lead Director, the annual Award granted to the Non-Management Director may have a Fair Market Value of up to two hundred percent (200%) of the foregoing limit (“Director Annual Grant”). No Non-Management Director may be provided with compensation for any calendar year in excess of $750,000 in the aggregate, including cash payments and equity awards, including any Awards made hereunder. Notwithstanding the foregoing, the Board, in its sole discretion, may reduce or eliminate an annual Award that would otherwise be granted to a Non-Management Director. The Grant Date for such Director Annual Grant shall be the date of the annual meeting of company stockholders (“Annual Meeting of Company Stockholders”) commencing with the Annual Meeting of Company Stockholders in 2020. If no Annual Meeting of Company Stockholders is held prior to June 1 of any calendar year, the Grant Date for the Director Annual Grant shall be May 31. Notwithstanding the foregoing, the Board may, in its discretion exercised at any time prior to the date a Director Annual Grant is granted for a year, provide that the Director Annual Grant for such year shall be granted in installments, so that only a portion (which portion shall be the same for each Non-Management Director) of the Director Annual Grant shall be granted on the date of the Annual Meeting of Company Stockholders (or May 31, as applicable) of such year, and the remaining portion or portions shall be granted at such time or times in such year as the Board may specify at the time it determines to grant the Director Annual Grant in installments. A person who first becomes a Non-Management Director after the conclusion of the Annual Meeting of Company Stockholders and prior to August 1 of any year shall be granted the full Director Annual Grant for such year as of December 15.

Prorated Director Annual Grant.

(i) Subject to adjustment as provided in Section 4.2, a person who first becomes a Non-Management Director on or after August 1 of any year and prior to the first Annual Meeting of Company Stockholders following the date the person becomes a Non-Management Director shall be granted a prorated Director Annual Grant for such first year with a Grant Date following the date such person becomes a Non-Management Director determined as follows:

(A) The Grant Date shall be December 15 if the person first becomes a Non-Management Director on or before December 15 of the year.

(B) The Grant Date shall be the date of the next Annual Meeting of Company Stockholders if the person first becomes a Non-Management Director on or after December 16 of the year. If no Annual Meeting of Company Stockholders is held prior to the next following June 1, the Grant Date shall be May 31 of the year following the date the person becomes a Non-Management Director.

(ii) The prorated portion of the Director Annual Grant shall be determined by multiplying the value of such Director Annual Grant by a fraction, the numerator of which is the number of full and fractional calendar months elapsing between the date such person first becomes a Non-Management Director and the date of the first Annual Meeting of Company Stockholders following the date the person becomes a Non-Management Director and the denominator of which is twelve; provided that with respect to any component of a Director Annual Grant denominated in Shares, including but not limited to Shares of Restricted Stock or Restricted Stock Units, only

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whole numbers of Shares shall be granted, determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares. If no Annual Meeting of Company Stockholders is scheduled as of a December 15 Grant Date or held as of a May 31 Grant Date, such prorated Director Annual Grant shall be determined by multiplying each component of such Director Annual Grant by a fraction, the numerator of which is the number of full and fractional calendar months elapsing between the date such person first becomes a Non-Management Director and May 31 of the year following the date such person becomes a Non-Management Director and the denominator of which is twelve. As to any component denominated in Shares, including without limitation Shares of Restricted Stock or Restricted Stock Units, only whole numbers of Shares shall be granted, determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares.

(iii) In the event the Board has determined that the Director Annual Grant for a year shall be granted in installments, the Board shall make appropriate provisions for prorating installments with respect to Non-Management Directors entitled to a prorated Director Annual Grant, consistent with the preceding provisions of this Section 14.1(b).

Non-Management Director Status. A person must be a Non-Management Director on the Grant Date of a Director Annual Grant (or any installment thereof) in order to be granted such Director Annual Grant (or installment thereof). For a Director Annual Grant granted on the date of the Annual Meeting of Company Stockholders, other than a prorated Director Annual Grant, the person must be a Non-Management Director at the conclusion of the Annual Meeting of Company Stockholders.

Vesting and Payment. Each Director Annual Grant shall vest and be paid out in Shares as determined by the Committee.

14.2 Election to Receive Director Fees in Shares or Restricted Stock Units in Lieu of Cash.

Payment of Director Fees in Shares. A Non-Management Director may elect (“Equity Election”) to be paid all or a portion of cash fees, if any, earned in his or her capacity as a Non-Management Director (including any retainer fees, fees for service as chairman of a Board committee and any other cash fees paid to directors (“Director Fees”)), in the form of Shares in lieu of cash. An Equity Election may be made at any time prior to the date Director Fees would otherwise have been paid in cash, subject to such restrictions and advance filing requirements as the Company may impose, including, but not limited to, restrictions designed to comply with the requirements of Section 409A of the Code. Equity Elections made pursuant to The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors or The Williams Companies, Inc. 2002 Incentive Plan, as amended from time to time, that were in effect on the date stockholders approve this Plan shall remain in effect under this Plan, subject to the remainder of this Section 14.2(a). Each Equity Election shall be irrevocable, shall specify the portion of the Director Fees to be paid in the form of Shares and shall remain in effect with respect to future Director Fees until the Non-Management Director revokes or changes such Equity Election. Any such revocation or change shall have prospective application only. Shares delivered pursuant to an Equity Election shall be that whole number of Shares (determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares), determined by dividing the amount of Director Fees to be paid in Shares by the Fair Market Value of a Share at the close of business on the date such Director Fees would otherwise be paid.

Payment of Director Fees in Restricted Stock Units. A Non-Management Director who makes a Deferral Election in accordance with Section 14.3 shall receive all or part (as he or she elects) of his or her Director Fees in the form of a number of Restricted Stock Units equal to the quotient of the amount of Director Fees to be paid in the form of Restricted Stock Units divided by the Fair Market Value of a Share at the close of business on the date such Director Fees would otherwise be paid in cash.

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14.3 Deferral Elections. To the extent permitted by the Committee from time to time, each member of the Board who is a Non-Management Director may make an election (“Deferral Election”) to be paid any or all of the following (“Deferrable Amounts”) in the form of Restricted Stock Units in lieu of cash or Shares, as applicable: (a) Director Annual Grants as provided in Section 14.1; or (b) Director Fees as provided in 14.2(a).

Timing of Deferral Elections. An initial Deferral Election must be filed with the Human Resources Department of the Company no later than December 31 of the year preceding the calendar year in which the Deferrable Amounts to which the Deferral Election applies would otherwise be paid or delivered, subject to such restrictions and advance filing requirements as the Company may impose; provided that any newly elected or appointed Non-Management Director may file a Deferral Election not later than 30 days after the date such person first becomes a Non-Management Director. A Deferral Election shall be irrevocable as of the filing deadline and shall only apply with respect to Deferrable Amounts otherwise payable after the filing of such election. Each Deferral Election (including a deferral election filed under The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors or The Williams Companies, Inc. 2002 Incentive Plan that was in effect on the date stockholders approved this Plan) shall remain in effect with respect to subsequently earned Deferrable Amounts unless the Non-Management Director revokes or changes such Deferral Election. Any such revocation or change shall have prospective application only and shall in no event apply with respect to compensation earned in the calendar year in which the revocation or change is made.

Content of Deferral Elections. A Deferral Election must specify the following:

(i) (A) The number of shares (including shares subject to Restricted Stock Units granted under Section 14.1(a) or Section 14.1(b)) subject to the Director Annual Grant to be deferred and paid in Restricted Stock Units under this Section 14.3 and/or (B) the dollar amount of Director Fees to be deferred and paid in Restricted Stock Units under this Section 14.3, as applicable; and

(ii) the date such Restricted Stock Units shall be paid (subject to such Period of Restriction and other limitations as may be specified by counsel to the Company).

Deferral Account. The Company shall establish an account (“Deferral Account”) on its books for each Non-Management Director who makes a Deferral Election. A number of Restricted Stock Units (determined in the case of a Deferrable Amount otherwise payable in cash by dividing the amount of cash to be deferred by the Fair Market Value of a Share at the close of business on the date such cash would otherwise be paid) shall be credited to the Non-Management Director’s Deferral Account as of each date a Deferrable Amount subject to a Deferral Election would otherwise be paid. Deferral Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts. The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded unsecured obligation of the Company.

Settlement of Deferral Accounts. The Company shall settle a Non-Management Director’s Deferral Account by delivering to the holder thereof (which may be the Non-Management Director or his or her beneficiary) a number of Shares equal to the number of Restricted Stock Units then credited to such Deferral Account (or a specified portion in the event of any partial settlement); provided that if less than the value of a whole Share remains in the Deferral Account at the time of any such distribution, the number of Shares distributed shall be rounded up to the next higher whole number of Shares if the fractional portion of a Share remaining is equal to or in excess of one-half Share, and otherwise shall be rounded down to the next lower whole number of Shares. Such settlement shall be made at the time or times specified in the applicable Deferral Election.

14.4 Insufficient Number of Shares. If at any date insufficient Shares are available under the Plan for the automatic grant of Director Annual Grants, or the delivery of Shares in lieu of cash payment of Director Fees, or crediting Restricted Stock Units pursuant to a Deferral Election, (a) Director Annual Grants under Section 14.1

APPENDIX A

automatically shall be granted proportionately to each Non-Management Director eligible for such a grant to the extent Shares are then available (provided that no Director Annual Grant shall be granted with respect to a fractional number of Shares), and (b) then, if any Shares remain available, Director Fees elected to be received in Shares shall be paid in the form of Shares or Restricted Stock Units proportionately among Non-Management Directors then eligible to participate to the extent Shares are then available and otherwise in the form of cash.

14.5 Non-Forfeitability. The interest of each Non-Management Director in Director Annual Grants granted or delivered under the Plan at all times shall be non-forfeitable, except to the extent the Board provides otherwise.

14.6 No Duplicate Payments. No payments or Awards shall be made or granted under this Plan with respect to any services as a Non-Management Director if a payment or award has been or will be made for the same services under The Williams Companies, Inc. 1996 Stock Plan for Non Employee Directors or The Williams Companies, Inc. 2002 Incentive Plan, as amended from time to time.

Article 15. Amendment, Modification, and Termination

15.1 Amendment, Modification, and Termination. Subject to Section 15.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any securities exchange or other form of securities market on which the Shares may then be listed or quoted, (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval and (c) no amendment or alteration of Section 6.3 or Section 10.4 (except to correct a scrivener’s error) shall be made without the approval of the Company’s stockholders.

15.2 Awards Previously Granted. Except as otherwise specifically permitted in the Plan, including Section 3.2, or an Award Agreement, no termination, amendment, or modification of the Plan, other than amendments or modifications required by applicable law, shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award; provided that at any time prior to a Change in Control, Article 13 may be removed, amended or modified in a manner that adversely affects Awards previously granted under the Plan, without the consent of any Grantee.

Article 16. - Withholding

16.1 Mandatory Tax Withholding.

(a) Whenever, under the Plan, (i) Shares are to be delivered upon payment of an Award, (ii) Shares of Restricted Stock become nonforfeitable, (iii) a cash payment is made for any Award, or (iv) any other payment event occurs with respect to rights and benefits hereunder, the Company or any Affiliate shall be entitled to require (A) that the Grantee remit an amount in cash or in Shares (valued at their Fair Market Value on the date the withholding obligation arises) sufficient to satisfy all of the employer’s federal, state, and local tax withholding requirements related thereto but no more than the minimum amount necessary to satisfy such amounts (“Required Withholding”), (B) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares valued at their Fair Market Value at the date the withholding obligation arises, or from any other payment due to the Grantee under the Plan or otherwise or (C) any combination of the foregoing.

(b) If any Grantee makes an election under Section 83(b) of the Code, the Company or any Affiliate shall be entitled to require (i) that the Grantee remit an amount in cash or in Shares (valued at their Fair Market Value on the date the withholding obligation arises) sufficient to satisfy the resulting Required Withholding, (ii) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan or otherwise or (iii) any combination of the foregoing.

APPENDIX A

16.2 Notification under Code Section 83(b). If any Grantee makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 17. - Additional Provisions

17.1 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

17.2 Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17.3 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

17.4 Securities Law Compliance.

(a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any securities exchange or other form of securities market upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any securities exchange or other form of securities market upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state or foreign securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b) If the Committee determines that the exercise, nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any securities exchange or other form of securities market on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

17.5 No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Shares of Restricted Stock) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Shares of Restricted Stock, whether held by a Grantee

APPENDIX A

or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Shares of Restricted Stock, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Shares of Restricted Stock. Stock dividends and deferred cash dividends issued with respect to Shares of Restricted Stock shall be subject to the same restrictions and other terms as apply to the Shares of Restricted Stock with respect to which such dividends are issued. The Committee may in its discretion provide for payment or crediting of interest on deferred cash dividends.

17.6 Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

17.7 Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees or Non-Management Directors as it may deem desirable.

17.8 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

17.9 Share Certificates. Any certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any foreign securities laws, rules and regulations thereunder, and the rules of any national securities exchange or other form of securities market on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Grantee, the Committee may require any Grantee to enter into an agreement providing that certificates representing Shares deliverable or delivered pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

17.10 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

17.11 Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment at any time, for any reason or no reason, or shall confer upon any Grantee the right to continue in the employ or as an officer of the Company or any Affiliate.

17.12 Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

17.13 Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994 to the extent required by law or as determined by the Committee.

APPENDIX A

17.14 Construction; Gender and Number. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

17.15 Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

17.16 Obligations. Unless otherwise specified in an Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

17.17 No Right to Continue as Director. Nothing in the Plan or any Award Agreement shall confer upon any Non-Management Director the right to continue to serve as a director of the Company.

17.18 Code Section 409A Compliance. The Board intends that, except as may be otherwise determined by the Committee, any Awards under the Plan satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income taxes, thereunder. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Grantee to become subject to Section 409A, unless the Award is granted with a deferral feature under Section 5.8 or 14.3 hereof, or the Committee expressly determines otherwise, such grant of Award, payment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award Agreement will be amended or deemed modified in as close a manner as possible to give effect to the original terms of the Award, or, only if necessary because a modification or deemed modification would not be reasonably effective in avoiding the additional income tax under Section 409A(a)(1)(B) of the Code, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Committee without the consent of or notice to the Grantee. Notwithstanding the foregoing, with respect to any Award intended by the Committee to be exempt from the requirements of Section 409A which is to be paid out when vested, such payment shall be made as soon as administratively feasible after the Award becomes vested, but in no event shall such payment be made later than 2-1/2 months after the end of the calendar year in which the Award became vested unless (a) deferred pursuant to Section 5.8 or 14.3 or (b) otherwise permitted under the exemption provisions of Section 409A.

Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. For purposes of Section 409A, any installment payment provided for under this Plan or an Award hereunder shall be treated as a separate payment. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Grantee’s “separation from service” (used here within the meaning of Section 409A of the Code) shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Grantee under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Grantee for such tax or penalty.

17.19 Recoupment Policy. Subject to the terms and conditions of the Plan, the Committee may provide that any Grantee and/or any Award, including any Shares subject to an Award, is subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

END OF DOCUMENT

APPENDIX B

The Williams Companies, Inc.

AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Amended and Restated 2007 Employee Stock Purchase Plan of The Williams Companies, Inc., as amended and restated on April 28, 2020.

1.            Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.             Definitions.

(a)             “Board” means the Board of Directors of the Company.

(b)             “Code” means the Internal Revenue Code of 1986, as amended.

(c)            “Common Stock” means the Common Stock of the Company.

(d)             “Company” means The Williams Companies, Inc., a Delaware corporation.

(e)             “Compensation” means the salary and wages paid to an Employee by the Company or a Designated Subsidiary including any pre-tax contributions (as defined under The Williams Investment Plus Plan), base pay, short term disability paid by the Company or any Designated Subsidiary, bonuses (unless specifically excluded under a written bonus arrangement), if any, when paid, overtime, commissions, shift differential pay, geographic differential pay, critical market premium pay, call out pay, and salary reduction amounts contributed to any cafeteria plan, flexible benefit plan, or qualified transportation plan established by the Company or any Designated Subsidiary in accordance with Code Section 125 and related sections of the Code, but excluding severance pay, cost of living pay, housing pay, relocation pay (including mortgage interest differential), other taxable fringe benefits and other extraordinary compensation, all as determined by the Compensation Committee in its sole discretion.

(f)            “Compensation Committee” means the committee of the Board designated as the Compensation Committee.

(g)            “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Compensation Committee, provided that any such military, sick, or other leave of absence is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

(h)             “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.

(i)            “Corporate Transaction” means a merger, consolidation, acquisition of property or stock, a separation, reorganization, or liquidation of the Company and such other corporate events as are described in Section 424 of the Code and the Treasury regulations promulgated thereunder.

APPENDIX B

(j)            “Designated Subsidiaries” means the Subsidiaries that have been designated to participate as listed on Appendix A and such other Subsidiaries that may be designated by the Compensation Committee from time to time in its sole discretion as eligible to participate in the Plan.

(k)             “Employee” means any person, who is an employee of the Company or its Designated Subsidiaries within the meaning of Section 3401(c) of the Code and the Treasury regulations promulgated thereunder and who is customarily employed by the Company or one of its Designated Subsidiaries, but in all cases excluding any such employee of the Company or its Designated Subsidiaries who is a highly compensated employee within the meaning of Section 414(q) of the Code and who holds a position that has been classified as an executive position by the Company’s executive compensation department.

(l)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)            “Offering Date” means the first business day of each Offering Period of the Plan.

(n)            “Offering Period” means a period of six (6) months commencing on January 1 and July 1 of each year. As described in Section 4 below, the Committee shall have the authority to change the duration, frequency and commencement dates of Offering Periods.

(o)             “Plan” means The Williams Companies, Inc. Amended and Restated 2007 Employee Stock Purchase Plan.

(p)            “Purchase Date” means the last day of each Offering Period of the Plan.

(q)            “Purchase Price” means with respect to an Offering Period, an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower.

(r)            “Share” means a share of Common Stock, as adjusted in accordance with Section 18 of the Plan.

(s)             “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary. In addition, to the maximum extent permitted by Section 423 of the Code, disregarded entities which are owned by a corporation which meets the requirements of the preceding sentence shall be ignored (and Employees, if any, of the disregarded entities shall be considered employed by the corporation that owns such entity). In all cases the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.

3.             Eligibility.

(a)            Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

(b)            Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans

APPENDIX B

(described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(c)            Under the situations detailed in Section 3(a) and 3(b), to the extent necessary to comply, a participant’s Contributions credited to his or her account may be returned to him or her and his or her option(s) may be terminated.

4.            Offering Periods. The Plan shall be implemented by a series of Offering Periods of six (6) months’ duration, with new Offering Periods commencing on or about January 1 and July 1 of each year (or at such other time or times as may be determined by the Compensation Committee). The Plan shall continue until terminated in accordance with Section 19 hereof. The Compensation Committee shall have the power to change the duration, frequency and/or commencement dates of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected; provided however any such change shall comply with Section 423(b) of the Code.

5.             Participation.

(a)            An eligible Employee may become a participant in the Plan by completing required documents (“Enrollment Documents”) and submitting them to the stock brokerage or other financial services firm designated by the Company (“Designated Broker”) as required prior to the applicable Offering Date, unless a later time for submission of the Enrollment Documents is set by the Compensation Committee for all eligible Employees with respect to a given Offering Period; provided however, that notwithstanding anything to the contrary, such later time for submission shall not be after the beginning of the Offering Period. The Enrollment Documents and their submission may be electronic, as directed by the Company. The Enrollment Documents shall set forth the dollar amount of the participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

(b)            Payroll deductions shall commence on the first full payroll paid following the Offering Date and shall end in the last payroll paid on or prior to the Purchase Date of the Offering Period to which the Enrollment Documents are applicable, subject to Section 10.

6.            Method of Payment of Contributions.

(a)            Subject to the limitations set forth in Section 3(b), a participant shall elect at the time and manner prescribed by the Designated Broker to have payroll deductions made on each payday during the Offering Period in a dollar amount of not less than $10.00 but not to exceed $576 per payday (or such greater amount as the Compensation Committee may establish from time to time before an Offering Date) of such participant’s Compensation on each payday during the Offering Period; provided further that once such election has been made and the Offering Period begins, the participant may not increase such election amount during such Offering Period and may decrease such election amount only as detailed in Section 6(b) or elsewhere in this Plan. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account. Further, the maximum payroll deductions that a participant may elect per Offering Period shall not exceed $7,500 and the maximum payroll deductions that a participant may elect for any calendar year shall not exceed $15,000 (or, subject to the limitations set forth in Section 3(b), such greater amount as the Compensation Committee may establish from time to time before an Offering Date). Finally, subject to the preceding sentence and to the limitations set forth in Section 3(b), a participant (i) who has elected to participate in the Plan pursuant to this Section 6(a) for an Offering Period and (ii) who takes no action to change or revoke such election, for the next following Offering Period and/or for any subsequent Offering Period prior to the Offering Date for any such respective Offering Period shall be deemed to

APPENDIX B

have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent Offering Periods as was in effect immediately prior to such respective Offering Date.

(b)            A participant may not discontinue his or her participation in the Plan except as provided in Section 10; provided, however, that, a participant may reduce his or her payroll deduction to zero during an Offering Period by completing and filing with the Designated Broker the required documents authorizing such a change in the payroll deduction rate if the documents are completed at least ten (10) days prior to the Purchase Date. Such change to zero will apply for the whole Offering Period and will be irrevocable with respect to the Option Period. A participant’s Contributions prior to the processing of the change in his or her payroll deduction rate to zero will be paid to such participant, and his or her option for the current Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares shall be made during the Offering Period. Such a participant will be required to actively make a new election for the next Offering Period that he or she chooses to participate in.

(c)            Notwithstanding the foregoing, solely to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to any amount below the elected dollar amount including a decrease to $0. Payroll deductions shall re-commence at the rate provided in such participant’s Enrollment Documents at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated as provided in Section 10.

7.            Grant of Option.

(a)            On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the respective Purchase Date a number of Shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during each Offering Period shall be 750 Shares (subject to any adjustment pursuant to Section 18 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12.

(b)            The fair market value of the Company’s Common Stock on a given date (the “Fair Market Value”) shall be the closing sales price on the New York Stock Exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal. In the event the Company’s Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Compensation Committee in such manner as it deems appropriate.

8.            Exercise of Option. Subject to Section 10, a participant’s option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the greatest number of Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. Fractional Shares up to three decimal places shall be issued, as necessary; provided that any excess Contributions in a participant’s account that cannot purchase a fractional Share up to three decimal points may be returned to such participant. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.

9.            Holding Period and Delivery. As promptly as practicable after a Purchase Date, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant’s name with the Designated Broker. Any payroll deductions accumulated in a participant’s account that are not applied toward the purchase of Shares on a Purchase Date due to limitations

APPENDIX B

imposed by the Plan may be returned to the participant. The Compensation Committee may require that Shares be retained with the Designated Broker for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such Shares. Subject to the holding period described in the following sentence, a participant may, at any time, direct the Designated Broker to sell his or her Shares and deliver to the participant the proceeds therefrom, less applicable expenses. Notwithstanding any other provision of the Plan to the contrary, all Shares purchased by a participant cannot be sold or otherwise transferred by the participant to anyone else until one year after the Purchase Date.

10.            Withdrawal; Termination of Employment.

(a)            A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan as detailed in Section 6(b).

(b)            Upon termination of the participant’s status as an eligible Employee and/or Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, whether voluntary or involuntary, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

(c)            In the event an Employee fails to remain in Continuous Status as an Employee of the Company during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

(d)            An Employee’s withdrawal from an offering (other than under Section 10(b)) will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan that may hereafter be adopted by the Company.

11.            Interest.    No interest shall accrue on the Contributions of a participant in the Plan.

12.            Stock.

(a)            Subject to adjustment as provided in Section 18, the maximum number of Shares that shall be made available for sale under the Plan shall be five million two hundred thousand Shares. If the Compensation Committee determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (1) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (2) the number of shares available for sale under the Plan on such Purchase Date, the Compensation Committee may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue the Plan as then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate the Plan pursuant to Section 19 below. The Company may make a pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

(b)            The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

APPENDIX B

13.            Administration.

(a)            The Compensation Committee shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, to correct any defect, supply any omission or reconcile any inconsistency or ambiguity in the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Compensation Committee delegates the routine day-to-day administration of the Plan (including the selection of a Designated Broker for the Plan) to the Vice President of Human Resources. The decisions of the Committee shall be final and binding on all persons.

(b)            Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Compensation Committee shall be entitled to change the Offering Periods (as provided in Section 4 above), limit the frequency and/or number of changes in the amount withheld during an Offering Period (solely prior to the commencement of the affected Offering Periods), establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other procedures as the Compensation Committee determines in its sole discretion advisable that are consistent with the Plan.

14.            Designation of Beneficiary.

(a)            A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 14(a) shall be made in the form and manner prescribed by the Designated Broker.

(b)            Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by submission of the required notice, which required notice may be electronic. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, on behalf of such estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the applicable heirs at law.

15.             Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16.            Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

APPENDIX B

17.            Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

18.            Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)             Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan that has not yet been exercised, the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), the maximum number of Shares of Common Stock that may be purchased by a participant in an Offering Period, the number of Shares of Common Stock set forth in Section 12(a) above, and the price per Share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from any reorganization, recapitalization, rights offering, merger, scheme of arrangement, split up, spin-off, amalgamation or combination involving the Company, stock split, reverse stock split, stock dividend or other distribution (whether in the form of cash, Shares, or other property, but excluding regular, quarterly cash dividends), repurchase or exchange of Shares or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other corporate transaction or event resulting in an increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b)            Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, subject to Section 10. For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

APPENDIX B

19.            Amendment or Termination.

(a)            The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

20.            Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.            Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.            Term of Plan; Effective Date. The Plan became effective upon approval by the Company’s stockholders with the first offering period beginning October 1, 2007. The Plan was amended and restated effective May 22, 2014, amended and restated effective July 14, 2016, and subsequently amended and restated effective April 28, 2020. It shall continue in effect for a term of ten (10) years from April 28, 2020 unless sooner terminated under Section 19.

23.            Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24.            Not a Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Designated Subsidiaries and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company or any Designated Subsidiaries to purchase Common Stock at a discount, in the future. The rights and obligations under any participant’s terms of employment with the Company or any of the Designated Subsidiaries shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any of the Designated Subsidiaries or to restrict the right of the Company or any of the Designated Subsidiaries to discharge any person at any time, nor shall the Plan be deemed to give the Company or any of the Designated Subsidiaries the right to require any person to remain in the employ of the Company or any of the Designated Subsidiaries or to restrict any person’s right to terminate his employment at any time. The Plan shall not afford any participant any additional right to compensation as a result of the termination of such participant’s employment for any reason whatsoever.

APPENDIX B

25.            Rights as a Shareholder. A participant will become a shareholder with respect to the Shares of Common Stock that are purchased pursuant to options granted under the Plan when the Shares are deposited into an account established in the participant’s name with the Designated Broker pursuant to Section 9 above. A participant will have no rights as a shareholder with respect to Shares of Common Stock for which an election to participate in an Offering Period has been made until such participant becomes a shareholder as provided above.

26.            Equal Rights and Privileges. All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the related Treasury regulations. Any provision of the Plan which is inconsistent with Section 423 of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section shall take precedence over all other provisions of the Plan.

APPENDIX B

APPENDIX A DESIGNATED SUBSIDIARIES

Williams

WPC-I, LLC

APPENDIX C

Non-GAAP Measures

The accompanying materials include certain financial measures – Adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, and distributable cash flow – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, Modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of Modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Distributable cash flow is defined as Adjusted EBITDA less maintenance capital expenditures, cash portion of net interest expense, income attributable to or dividends/ distributions paid to noncontrolling interests and cash income taxes, and certain other adjustments that management believes affects the comparability of results. Adjustments for maintenance capital expenditures and cash portion of interest expense include our proportionate share of these items of our equity-method investments.

These materials are accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither Adjusted EBITDA, adjusted income, nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

APPENDIX C

Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

(Dollars in millions, except per-share amounts)	2017	2018	2019

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$2,174	$(156)	$862

Income (loss) from continuing operations - diluted earnings (loss) per common share	$2.62	$(.16)	$.71

Adjustments:

Expenses associated with new venture	$—	$—	$10

Share of impairment at equity-method investments	1	—	—

Ad valorem obligation timing adjustment	7	—	—

Settlement charge from pension early payout program	71	22	—

Severance and related costs	22	—	57

Organizational realignment-related costs	18	—	—

Constitution Pipeline project development costs	16	4	3

Impairment of certain assets (1)	1,242	1,915	464

Regulatory adjustments resulting from Tax Reform	776	(15)	—

Benefit of regulatory asset associated with increase in Transco’s estimated deferred state income tax rate following WPZ Merger	—	(3)	—

Share of regulatory charges resulting from Tax Reform for equity-method investments	11	2	—

Reversal of expenditures capitalized in prior years	—	—	16

(Gain) on sale of certain assets and businesses	(1,095)	(692)	2

Gain on asset retirements	—	(12)	—

Charge for regulatory liability associated with the decrease in Northwest Pipeline’s estimated deferred state income tax rates following WPZ Merger	—	12	—

Gains on contract settlements and terminations	(15)	—	—

Loss related to Canada disposition	6	—	—

Expenses associated with strategic asset monetizations	5	—	—

Gain on sale of RGP Splitter	(12)	—	—

Accrual for loss contingencies	9	—	4

ACMP Merger and transition costs	11	—	—

Expenses associated with Financial Repositioning	10	—	—

(Gain) loss on early retirement of debt	(27)	7	—

Expenses associated with strategic alternatives	9	—	—

(Benefit) adjustment of regulatory assets associated with increase in Transco’s estimated deferred state income tax rate following WPZ Merger	—	(45)	12

WPZ Merger costs	—	20	—

Charitable contribution of preferred stock to Williams Foundation	—	35	—

Adjustments included in Modified EBITDA	1,065	1,250	568

Adjustments below Modified EBITDA

Gain on disposition of equity-method investments	(269)	—	(122)

Accelerated depreciation by equity-method investments	9	—	—

Change in depreciable life associated with organizational realignment	(7)	—	—

(Gain) loss on deconsolidation of businesses	—	(203)	29

Impairment of equity-method investments	—	32	186

Allocation of adjustments to noncontrolling interests	(160)	16	(211)

	(427)	(155)	(118)
Total adjustments	638	1,095	450

Less tax effect for above items	(241)	(274)	(112)

Adjustments for tax-related items (2)	(2,050)	110	—

Adjusted income from continuing operations available to common stockholders	$521	$775	$1,200

Adjusted income from continuing operations - diluted earnings per common share	$.63	$.79	$.99

Weighted-average shares - diluted (thousands)	828,518	976,097	1,214,011

(1) Our partners’ $209 million share of the 2019 impairment of the Constitution pipeline project is reflected below in Allocation of adjustments to noncontrolling interests.

(2)    2017 includes unfavorable adjustments related to the release of a valuation allowance and to reverse the tax benefit associated with remeasuring our deferred tax balances at a lower corporate rate resulting from Tax Reform. 2018 reflects tax adjustments driven by the WPZ Merger, primarily a valuation allowance for foreign tax credits.

APPENDIX C

Reconciliation of Net Income (Loss) to Modified EBITDA and Non-GAAP Adjusted EBITDA and Distributable Cash Flow (DCF)

(UNAUDITED)

(Dollars in millions, except coverage ratios)	2017	2018	2019

The Williams Companies, Inc.

Net income (loss)	$2,509	$193	$714

Provision (benefit) for income taxes	(1,974)	138	335

Interest expense	1,083	1,112	1,186

Equity (earnings) losses	(434)	(396)	(375)

Other investing (income) loss - net	(282)	(187)	79

Proportional Modified EBITDA of equity-method investments	795	770	746

Depreciation and amortization expenses	1,736	1,725	1,714

Accretion for asset retirement obligations associated with nonregulated operations	33	33	33

(Income) loss from discontinued operations, net of tax	—	—	15

Modified EBITDA	3,466	3,388	4,447

EBITDA adjustments	1,065	1,250	568

Adjusted EBITDA	4,531	4,638	5,015

Maintenance capital expenditures (1)	(471)	(530)	(464)

Preferred dividends	—	(1)	(3)

Net interest expense - cash portion (2)	(1,111)	(1,128)	(1,213)

Cash taxes	(28)	(11)	86

Income attributable to noncontrolling interests (3)	(113)	(96)

Dividends and distributions paid to noncontrolling interests			(124)

WPZ restricted stock unit non-cash compensation	5	—	—

Amortization of deferred revenue associated with certain 2016 contract restructurings (4)	(233)

Distributable cash flow	$2,580	$2,872	$3,297

Total cash distributed (5)	$1,601	$1,704	$1,842

(1) Includes proportionate share of maintenance capital expenditures of equity-method investments.

(2) Includes proportionate share of interest expense of equity-method investments.

(3) Excludes allocable share of certain EBITDA adjustments.

(4)    Beginning in 2018, as a result of the extended deferred revenue amortization period under the new GAAP revenue standard, we have discontinued the adjustment associated with these 2016 contract restructuring payments.

(5) Includes cash dividends paid on common stock each quarter by WMB, as well as the public unitholders share of distributions declared by WPZ for 2017 and the first two quarters of 2018.

The Williams Companies, Inc. Annual Meeting of Stockholders April 28, 2020 2:00 p.m. Central Daylight Time One Williams Center Tulsa, Oklahoma 74172
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	PLEASE SEE THE REVERSE SIDE FOR VOTING INSTRUCTIONS. You can vote by telephone or Internet 24 hours a day, 7 days a week.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Alan S. Armstrong	☐	☐	☐	02 - Stephen W. Bergstrom	☐	☐	☐	03 - Nancy K. Buese	☐	☐	☐

	04 - Stephen I. Chazen	☐	☐	☐	05 - Charles I. Cogut	☐	☐	☐	06 - Michael A. Creel	☐	☐	☐

	07 - Vicki L. Fuller	☐	☐	☐	08 - Peter A. Ragauss	☐	☐	☐	09 - Scott D. Sheffield	☐	☐	☐

	10 - Murray D. Smith	☐	☐	☐	11 - William H. Spence	☐	☐	☐

The Board of Directors recommends a vote “FOR” proposals 2, 3, 4 and 5.

		For	Against	Abstain			For	Against	Abstain
2.	Approval of the Amendment to the Williams Companies, Inc. 2007 Incentive Plan.	☐	☐	☐	3.	Approval of the Amendment to the Williams Companies, Inc. 2007 Employee Stock Purchase Plan.	☐	☐	☐

4.	Approval, by nonbinding advisory vote, of the Company’s executive compensation.	☐	☐	☐	5.	Ratification of Ernst & Young LLP as auditors for 2020.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The signer hereby revokes all proxies previously given by the signer to vote at said Annual Meeting or any adjournments thereof. Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

                                       036SSA

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - -

Proxy — The Williams Companies, Inc.

Proxy Solicited on Behalf of the Board of Directors of Williams for the Annual Meeting of Stockholders on April 28, 2020.

The undersigned stockholder of The Williams Companies, Inc. (“Williams”) hereby appoints ALAN S. ARMSTRONG, JOHN D. CHANDLER and T. LANE WILSON, jointly and severally with full power of substitution, as proxies to represent and to vote all of the shares of Williams’ Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Williams to be held on the 28th day of April, 2020, and at any and all adjournments thereof, on all matters coming before said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED AS INDICATED. IF NO VOTING DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERENCED ON THE REVERSE SIDE HEREOF.

Voting Instructions

Votes by telephone or Internet must be received by 1:00 a.m. Central Daylight Time, on April 28, 2020.

To Vote by Internet	To Vote by Telephone	To Vote by Mail

• Go to the following web site: WWW.ENVISIONREPORTS.COM/WMB • Follow the steps outlined on the secured website.	• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. • Follow the instructions provided by the recorded message.	• Mark, sign and date the proxy card. • Return the proxy card in the postage-paid envelope provided. • If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

To participants in The Williams Investment Plus Plan: This proxy/voting instruction card constitutes your voting instructions to the Trustee(s) of such Plan. Non-voted shares will be voted in the same proportion on each issue as the Trustees votes those shares for which it receives voting instructions from Participants. Your instructions must be completed prior to April 23, 2020 at 1:00 a.m. Central Daylight Time.

THANK YOU FOR VOTING